As filed with the Securities and Exchange Commission on October 20, 1998

                                                      Registration No. 333-63805
================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  PRE-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                           CPS AUTO RECEIVABLES TRUSTS
                           (Issuer of the Securities)

                        CONSUMER PORTFOLIO SERVICES, INC.
                   (Originator of the Trust described herein)
             (Exact name of registrant as specified in its charter)


          California                                   33-0459135
(State or Other Jurisdiction of                       (IRS Employer
 Incorporation or Organization)                   Identification Number)


                                2 Ada, Suite 100
                            Irvine, California 92618
                                 (714) 753-6800
                        (Address, including zip code, and
                     telephone number, including area code,
                  of registrant's principal executive offices)

                             Charles E. Bradley, Jr.
                        Consumer Portfolio Services, Inc.
                                2 Ada, Suite 100
                            Irvine, California 92618
                                 (714) 753-6800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:


                             Laura A. DeFelice, Esq.
                              MAYER, BROWN & PLATT
                                  1675 Broadway
                            New York, New York 10019
                                 (212) 506-2500


        Approximate date of commencement of proposed sale to the public:


         From time to time on or after the effective date of this registration statement, as determined by market conditions.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

                         CALCULATION OF REGISTRATION FEE

                                                                                                                     Amount of
   Title of securities to     Amount to be            Proposed maximum                 Proposed maximum            registration
        be registered          registered     offering price per certificate*     aggregate offering price*            fee**
        -------------          ----------     -------------------------------     -------------------------            -----
Asset Backed Notes,
Class A                       $750,000,000                  100%                         $750,000,000              $196,387.79

=========================== ================ ==================================  ============================  ====================

*        Estimated solely for the purpose of calculating the registration fee.


** Previously paid. The amount of Asset Backed Notes being carried forward from Registration Statement No. 333-25301 pursuant to Rule 429 is $180,475,401.40, and the registrant previously paid a filing fee with respect to such notes of $62,232.90 (calculated at the rate of 1/29 of 1% of the amount of notes being registered, the rate in effect at the time such Registration Statement was filed).

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to such Section 8(a) may determine.

         We hereby file this Pre-Effective Amendment No. 1 to incorporate the Trustee's Statement of Eligibility into the Registration Statement as Exhibit
25.1 thereto, to submit the Prospectus Supplement and Form of Prospectus Supplement, each in Plain English pursuant to 17 C.F.R. 228, et. seq., as Form C and Form D thereto, and to delete the words "among others" from the final sentence of the Introductory Note.


================================================================================

                                INTRODUCTORY NOTE



     This Amended Registration Statement contains (i) a form of Prospectus relating to the offering of Series of Asset Backed Notes by various CPS Auto Receivables Trusts created from time to time by Consumer Portfolio Services, Inc., (ii) a form of Prospectus Supplement (Form A) relating to future offerings by a CPS Auto Receivables Trust of a Series of Asset Backed Securities described therein, (iii) a form of Prospectus Supplement (Form B) relating to the offering by CPS Auto Receivables Trust 1998-4 of the particular Series of Asset Backed Notes described therein, (iv) a Plain English form of Prospectus Supplement (Form C) relating to future offerings by a CPS Auto Receivables Trust of a Series of Asset Backed Securities described therein in substitution for Form A, and (v) a Plain English form of Prospectus Supplement (Form D) relating to the offering by CPS Auto Receivables Trust 1998-4 of the particular Series of Asset Backed Notes described therein in substition for Form B. The forms of Prospectus Supplement relate only to the securities described therein and are forms that may be used by Consumer Portfolio Services, Inc. to offer Asset Backed Securities under this Registration Statement.

                                     PART II

Item 14.  Other Expenses of Issuance and Distribution

Registration Fee................................................ $196,387.00
Printing and Engraving..........................................   40,000.00
Legal Fees and Expenses.........................................  150,000.00
Accountants' Fees and Expenses..................................   20,000.00
Rating Agency Fees..............................................   50,000.00
Credit Enhancement Fee..........................................  101,291.66
Miscellaneous Fees..............................................   10,000.00
Total........................................................... $567,678.00

Item 15.  Indemnification of Directors and Officers

         Indemnification. Under the laws which govern the organization of the registrant, the registrant has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such person's status as an agent of Consumer Portfolio Services, Inc., if that person acted in good faith and in a manner reasonably believed to be in the best interests of Consumer Portfolio Services, Inc. and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful.

         Article IV of the Articles of Incorporation and Section 2 of Article VI of the Amended and Restated By-Laws of Consumer Portfolio Services, Inc. provides that all officers and directors of the corporation shall be indemnified by the corporation from and against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such person's status as an agent of Consumer Portfolio Services, Inc., if that person acted in good faith and in a manner reasonably believed to be in the best interests of Consumer Portfolio Services, Inc. and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful.

         The form of the Underwriting Agreement, to be filed as an exhibit to this Registration Statement, will provide that Consumer Portfolio Services, Inc. will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under
the  common  law,  which  arise  out  of  or  are  based  on  certain   material
misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreement will provide that the underwriter(s) will similarly indemnify and reimburse Consumer Portfolio Services, Inc. with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

         Insurance. As permitted under the laws which govern the organization of the registrant, the registrant's Amended and Restated By-Laws permit the board of directors to purchase and maintain insurance on behalf of the registrant's agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not the registrant would have the power to indemnify them against such liability under applicable law.

Item 16.  Exhibits and Financial Statements

         (a) Exhibits


1.1      --Form of Underwriting Agreement.*

4.1      --Form of Trust  Agreement,  and certain  other  related  agreements as
           Exhibits thereto.*

4.2      --Form of Indenture,  and certain  other related agreements as Exhibits thereto.*

5.1      --Opinion of Mayer, Brown & Platt with respect to legality.*

8.1      --Opinion of Mayer, Brown & Platt with respect to tax matters.*

10.1     --Form of Sale and Servicing Agreement.*

10.2     --Form of CPS Purchase Agreement*

10.3     --Form of Samco Purchase Agreement*

10.4     --Form of Linc Purchase Agreement*

23.1     --Consent of Mayer,  Brown & Platt  (included in its opinions  filed as
           Exhibit 5.1 and Exhibit 8.1).*

24.1     --Powers of Attorney.*

25.1     --Trustee's Statement of Eligibility

         (b) Financial Statements

         All   financial   statements,   schedules  and   historical   financial
information have been omitted as they are not applicable.

--------------------
* Previously filed

Item 17.   Undertakings


A.       Undertaking pursuant to Rule 415

         The undersigned registrant hereby undertakes as follows:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (2) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs (1) and (2) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Undertaking pursuant to Rule 415

         (a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Undertaking in respect of indemnification

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the capacities indicated.


                             CONSUMER PORTFOLIO SERVICES, INC.,
                             as sponsor and manager of the Trust (Registrant)



                              By:/s/ Jeffrey P. Fritz
                                 -----------------------
                                 Name: Jeffrey P. Fritz
                                 Title: Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to Registration Statement has been signed on October 20, 1998 by the following persons in the capacities indicated.


Signatures
----------
Title
-----


         *
---------------------------
Charles E. Bradley, Sr.
Director



/s/ Charles E. Bradley, Jr.
---------------------------
Charles E. Bradley, Jr.
President and Director


         *
---------------------------
William B. Roberts
Director


         *
---------------------------
John G. Poole
Director


         *
---------------------------
Thomas L. Chrystie
Director



         *
---------------------------
Robert A. Simms
Director



/s/ Jeffrey P. Fritz
---------------------------
Jeffrey P. Fritz
Chief Financial Officer and Secretary



*By:/s/ Jeffrey P. Fritz
   ------------------------
Jeffrey P. Fritz
as attorney-in-fact

                                  EXHIBIT INDEX



1.1       --   Form of Underwriting Agreement.*

4.1       --   Form of Trust Agreement, and certain other related agreements as
               Exhibits thereto.*

4.2       --   Form of Indenture, and certain other related agreements as
               Exhibits thereto.*

5.1       --   Opinion of Mayer, Brown & Platt with respect to legality.*

8.1       --   Opinion of Mayer, Brown & Platt with respect to tax matters.*

10.1      --   Form of Sale and Servicing Agreement.*

10.2      --   Form of CPS Purchase Agreement*

10.3      --   Form of Samco Purchase Agreement*

10.4      --   Form of Linc Purchase Agreement*

23.1      --   Consent of Mayer, Brown & Platt (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1).*

24.1      --   Powers of Attorney.*


25.1      --   Trustee's Statement of Eligibility


--------------------
* Previously filed

                  Prospectus Supplement to Prospectus dated [ ]

                      CPS Auto Receivables Trust 199[ ]-[ ]

                                   [CPS Logo]

                              CPS RECEIVABLES CORP.
                                    (Seller)

                        CONSUMER PORTFOLIO SERVICES, INC.
                                   (Servicer)

         The trust will issue the following classes of notes [All classes to be listed]:


Consider carefully the risk factors beginning on page S-[ ] in this prospectus supplement and on page [ ] in the prospectus.

The notes represent obligations of the trust only and do not represent obligations of or interests in CPS Receivables Corp. or Consumer Portfolio Services, Inc. or their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

                                Class A-1 Notes         Class A-2 Notes
                                ---------------         ---------------
Principal Amount
Interest Rate(per annum)
First Payment Date
Final Scheduled Payment Date
Price to Underwriter
Proceeds to Seller 1/
----------
1/ Aggregate proceeds to the Seller, after deducting expenses payable to the Seller estimated at $[ ], will be $[ ].

[Describe Credit Enhancement].

This prospectus supplement and the accompanying prospectus relate only to the offering of the notes. Certificates representing the residual interest in the trust will also be issued by the trust. The certificates will be retained initially by the Seller and are not offered under these documents. The underwriter proposes to offer the notes at various times in negotiated transactions or otherwise, at prices to be determined at the time of sale.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense


                                  [Underwriter]
                                    [       ]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We tell you about the notes in two separate documents that progressively provide more detail: (a) this prospectus supplement, which describes the specific terms of your series of notes; and (b) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series.

         If the terms of your series of notes vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

         You should rely only on the information contained in these documents or that we have referred you to. We have not authorized anyone to provide you with information that is different.

         We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

         You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms" beginning on page S-[ ] in this prospectus supplement and under the caption "Index of Terms" beginning on page [ ] in the accompanying prospectus

                                TABLE OF CONTENTS

                                                                           PAGE

PROSPECTUS SUMMARY..........................................................S-4

RISK FACTORS...............................................................S-13

FORMATION OF THE TRUST.....................................................S-20

THE TRUST ASSETS...........................................................S-20

THE ORIGINATORS' AUTOMOBILE CONTRACT PORTFOLIO.............................S-22

THE RECEIVABLES POOL.......................................................S-32

YIELD CONSIDERATIONS.......................................................S-42

POOL FACTORS AND OTHER INFORMATION.........................................S-42

USE OF PROCEEDS............................................................S-43

DESCRIPTION OF THE SECURITIES..............................................S-43

REGISTRATION OF NOTES......................................................S-45

DESCRIPTION OF THE TRUST DOCUMENTS.........................................S-46

[CREDIT ENHANCEMENT].......................................................S-62

THE [CREDIT ENHANCER]......................................................S-62

FEDERAL INCOME TAX CONSEQUENCES............................................S-62

ERISA CONSIDERATIONS.......................................................S-62

UNDERWRITING...............................................................S-63

LEGAL OPINIONS.............................................................S-64

EXPERTS....................................................................S-65

                               PROSPECTUS SUMMARY

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, read carefully this entire document and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of this investment and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.


OFFERED SECURITIES

CPS Auto Receivables Trust 1998-4 will issue the following securities under this Prospectus Supplement and the accompanying Prospectus:

o [ %] Asset-Backed Notes, Class A-1 (the "Class A-1 Notes") in the aggregate original principal amount of [$ ]; and

o [ %] Asset-Backed Notes, Class A-2 (the "Class A-2 Notes" and, together with the Class A-1 Notes, the "Notes") in the aggregate original principal amount of [$ ].

The Trust will issue the Notes under an indenture (the "Indenture"), to be dated October [ ], 1998, between the Trust and Norwest Bank Minnesota, National Association, as Indenture Trustee. The aggregate original principal amount of the Notes will be [$ ]. The Notes will be offered for purchase in minimum denominations of $1,000 and integral multiples of $1,000, in book entry form only, through the Depository Trust Company. For more information, read "Description of the Securities Book-Entry Registration" in the Prospectus. The Trust will also issue certificates that represent interests in the property of the Trust that remains after full payment to you of interest on and principal of the Notes. This Prospectus Supplement and the accompanying Prospectus offer only the Notes.

ISSUER

The issuer of the notes is CPS Auto Receivables Trust 1998-4 (the "Trust"). The Trust was formed on [ ] under a trust agreement between CPS Receivables Corp. (the "Seller"), a Delaware corporation that is a wholly-owned, special-purpose subsidiary of Consumer Portfolio Services, Inc. and [ ], as the owner trustee.

The address and telephone number of Consumer Portfolio Services, Inc. are:

Consumer Portfolio Services, Inc.
2 Ada
Irvine, California 92618
(714) 753-6800

CLOSING DATE

On or about [ ] (the "Closing Date").

INDENTURE TRUSTEE

[Name and Address]

OWNER TRUSTEE

[Name and Address]

TERMS OF THE NOTES

The principal terms of the Notes will be as described below:

     Payment Dates

Payments on the Notes will be made on the 15th day of each month or, if the 15th day is not a Business Day under the Indenture, on the next following Business Day (each such day, a "Payment Date"). The first Payment Date will be [ ]. Payments will be made to holders of record of the Notes as of the close of business on the record date applicable to such Payment Date. The record date for a Payment Date will be the 10th calendar day of the month in which such Payment Date occurs.

     Interest Rates

The Class A-1 Notes will bear interest at a rate equal to [ % ]. The Class A-2 Notes will bear interest at a rate equal to [ %]. Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months. [Describe other class of Notes, if any.]

     Interest

On each Payment Date, the holders of record of the Class A-1 Notes (the "Class A-1 Noteholders") as of the related record date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-1 Interest Rate on the outstanding principal amount of the Class A-1 Notes at the close of the preceding Payment Date. On each Payment Date, the holders of record of the Class A-2 Notes (the "Class A-2 Noteholders") as of the related record date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-2 Interest Rate on the outstanding principal amount of the Class A-2 Notes at the close of the preceding Payment Date. Nevertheless, on the initial Payment Date, the interest payable to the Noteholders of record of a class of Notes will be an amount equal to the product of (a) the interest rate applicable to such class of Notes, (b) the initial principal amount of such class of Notes and (c) a fraction (i) the numerator of which is the number of days from and including the Closing Date to and including

[      ] (assuming  that  there are 30 days in each  month of the year) and (ii)
the denominator of which is 360. [Describe other classes of Notes, if any].

Interest on the Notes which is due but not paid on any Payment Date will be payable on the next Payment Date together with, to the extent permitted by law, interest on such unpaid amount at the interest rate applicable to such class. See "Description of the Securities--Payment of Interest" in this Prospectus Supplement.

     Principal

Principal of the Notes will be payable on each Payment Date in an amount equal to the sum of (i) the Class A Noteholders' Percentage (as of such Payment Date) of the Principal Distributable Amount and (ii) any principal which was payable in respect of the Notes on a preceding Payment Date but was not so paid. Notwithstanding the foregoing, all outstanding principal and interest with respect to a class of Notes will be payable in full on the Final Scheduled Payment Date for such class of Notes. See "Description of the Trust Documents--Distributions" in this Prospectus Supplement.

The "Principal Distributable Amount" with respect to a Payment Date will equal the sum of the following amounts (without duplication):

         (a) collections on Receivables (other than Liquidated Receivables) allocable to principal including full and partial prepayments;

         (b) the portion of the purchase amount allocable to principal of each Receivable that was repurchased by CPS or purchased by the Servicer as of the last day of the related Collection Period and, at the option of the [Credit Enhancer] the Principal Balance of each Receivable that was required to be but was not so purchased or repurchased;

         (c) the Principal Balance of each Receivable that first became a Liquidated Receivable during the preceding Collection Period;

         (d) the aggregate amount of Cram Down Losses with respect to the Receivables that shall have occurred during the preceding Collection Period; and

         (e) any net proceeds from the liquidation of the Trust Assets pursuant to an acceleration of the Notes upon an Event of Default.

On each Payment Date, principal payments on the Notes will be applied, sequentially, to pay principal of the Class A-1 Notes until the principal balance of the Class A-1 Notes has been reduced to zero, then to the holders of the Class A-2 Notes until the principal balance of the Class A-2 Notes has been reduced to zero. [Describe other classes of Notes, if any].

     Final Scheduled
     Payment Dates

All unpaid principal of and accrued interest on each class of the Notes will be payable in full on the date specified below for such class:

TRUST ASSETS

The primary source of funds to support payments of principal of and interest on the notes will be the trust assets, which will include:

o a pool of retail installment sale contracts consisting of the right to receive payments of interest, principal and other money secured by used and new automobiles, light trucks, vans and minivans;

o the right to receive payments under the installment sale contracts after specified cutoff dates;

o security interests in the automobiles, light trucks, vans and minivans securing the installment sale contracts;

o certain bank accounts and the proceeds thereof, including accounts that will be opened to receive part of the proceeds of this offering and that will be used by the Trust to buy more retail installment sales contracts;

o the right to receive proceeds from claims under, or refunds of unearned premiums from, certain insurance policies and extended service contracts relating to the vehicles financed under the installment sale contracts;

o the rights of CPS Receivables Corp. under the contracts by which it purchases the Trust Assets; and

o        certain other property specified herein under "The Trust Assets".

The Receivables

The retail installment sale contracts to be transferred to the Trust will be secured by new and used automobiles, light trucks, vans and minivans including the rights to all payments received with respect to such contracts after a specified cutoff date. Such installment sale contracts arise from loans originated by automobile dealers, independent finance companies ("IFCs") and deposit institutions ("Deposit Institutions") for assignment to Consumer Portfolio Services, Inc., a California corporation ("CPS") and its affiliates Samco Acceptance Corp., a Delaware corporation ("Samco"), and Linc Acceptance Company LLC, a Delaware limited liability company ("Linc"). The auto loan programs of CPS, Samco and Linc target automobile purchasers with marginal credit ratings who are generally unable to obtain credit from banks or other low-risk lenders. See "The Originators' Automobile Contract Portfolio--General", "The Receivables Pool", "Risk Factors--Sub-Prime Obligors" and "Risk Factors--Servicing" in this Prospectus Supplement and "Risk Factors--Sub-Prime Obligors" in the Prospectus.

The Initial Receivables

On the Closing Date, the Trust will acquire retail installment sale contracts (the "Initial Receivables") having an aggregate principal balance as of [ ] (the "Cutoff Date") of approximately [$ ]. For information about the characteristics of the Initial Receivables as of the Cutoff Date, see "The Receivables Pool" in this Prospectus Supplement.

[Pre-Funding

In addition to the Initial Receivables, the Trust will (subject to availability and certain conditions) purchase additional retail installment sale contracts (the "Subsequent Receivables") from the Seller during a period (the "Funding Period") beginning on the Closing Date and ending not later than [ ]. The Subsequent Receivables and the Initial Receivables are collectively referred to in this Prospectus Supplement as the "Receivables". See "Description of the Trust Documents--Sale and Assignment of Receivables" in this Prospectus Supplement.

Subsequent Receivables will be originated under the auto loan programs of CPS, Samco and Linc but, as these programs are modified from time to time due to changes in market conditions or otherwise in the judgment of CPS, Samco or Linc, as applicable, such Subsequent Receivables may be originated using credit criteria different from the criteria applied with respect to the Initial Receivables and may be of a different credit quality and seasoning. However, CPS believes that the inclusion of the Subsequent Receivables in the pool of Receivables will not materially adversely affect the performance or other characteristics of the pool of Receivables. In addition, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire pool of Receivables included in the Trust may vary from those of the Initial Receivables. See "Risk Factors--Varying Characteristics of Subsequent Receivables" and "The Receivables Pool" in this Prospectus Supplement. ]

[The Pre-Funding Account

The purchase of Subsequent Receivables will be funded from amounts in the Pre-Funding Account. On the Closing Date, the Seller will deposit into the Pre-Funding Account, out of proceeds from the sale of the Notes, the sum of $[ ]. The Funding Period will end earlier than [ ], if the Pre-Funding Account is reduced to less than $100,000. Until the amounts on deposit in the Pre-Funding Account are used to purchase Subsequent Receivables, they will be invested according to certain eligibility criteria. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the holders of the Notes, pro rata in proportion to the principal balance of each class of Notes, as a prepayment of principal. See "Description of the Trust Documents--Sale and Assignment of Receivables" and "--Accounts" in this Prospectus Supplement.]

[Interest Reserve Account

In order to provide a source of funds during the Funding Period to cover anticipated negative carry resulting from the excess of the weighted average interest rate on the Notes over investment earnings on the Pre-Funded Amount, the Indenture Trustee will establish the Interest Reserve Account. On the Closing Date, the Seller will deposit an amount equal to the Requisite Reserve Amount (as described below) in the Interest Reserve Account. On each of the [September and October] Payment Dates, funds on deposit in the Interest Reserve Account which are in excess of the Requisite Reserve Amount for such Payment Date will be withdrawn from the Interest Reserve Account and deposited in the Distribution Account for distribution in accordance with the priorities set forth in this Summary under "Priority of Payments".

         The "Requisite Reserve Amount" as of any date during the Funding Period will equal the product of:

                  (i)  1/360th of the difference between

                           (A) the weighted average of each of the Interest Rates for each class of Notes (based on the outstanding principal amount of each class on such date); and

                           (B) the assumed yield ([ ]% per annum) of investments of funds in the Pre-Funding Account,

                  (ii)  the Pre-Funded Amount on such date

                  (iii) the number of days remaining until the Payment Date
                        in [                 ];

provided that, upon the expiration of the Funding Period, the Requisite Reserve Amount will be zero. See "Description of the Trust Documents--Accounts" in this Prospectus Supplement.]

SERVICING

After the sale of the Receivables to the Trust, CPS will continue to perform certain administrative services with respect thereto in its capacity as servicer of the Trust. Such services will include, among other things, collection of payments, realization on collateral and monitoring the rate of performance of the Receivables. In return for CPS's services, the Trust will pay a fee to CPS out of the interest payments received by the Trust. If CPS is terminated or resigns as servicer of the Trust, the successor servicer will take over servicing responsibilities for the Trust. See "Risk Factors--Termination of CPS as Servicer" and "Description of the Trust Documents--Servicing" in this Prospectus Supplement.

PRIORITY OF PAYMENTS

On  each  Payment  Date,   the  Indenture   Trustee  shall  make  the  following
distributions in the following order of priority:

(1) to the Standby Servicer, so long as CPS is the Servicer and [ ] is the Standby Servicer, the Standby Fee and all unpaid Standby Fees from prior Collection Periods;

(2) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

(3) if the Standby Servicer becomes the successor Servicer, to the Standby Servicer, to the extent not previously paid by the predecessor Servicer under the Sale and Servicing Agreement, reasonable transition expenses (up to a maximum of $50,000) incurred in becoming the successor Servicer;

(4) to the Indenture Trustee and the Owner Trustee, pro rata, the Trustee Fees and reasonable out-of-pocket expenses and all unpaid Trustee Fees and unpaid reasonable out-of-pocket expenses from prior Collection Periods;

(5) to the Collateral Agent, all fees and expenses payable to the Collateral Agent with respect to such Payment Date;

(6)      to the Noteholders, the Noteholders' Interest Distributable Amount;

(7) to the Noteholders, the Noteholders' Principal Distributable Amount, plus the Noteholders' Principal Carryover Shortfall, if any;

(8) to the [Credit Enhancer], any amounts due under the terms of the [Credit Enhancement] Agreement;

(9) if any Person other than the Standby Servicer becomes the successor Servicer, to such successor Servicer, to the extent not previously paid by the predecessor Servicer under the Sale and Servicing Agreement, reasonable transition expenses (up to a maximum of $50,000 for all such expenses) incurred in becoming the successor Servicer; and

(10) to the Collateral Agent, for deposit into the Spread Account, the remaining Total Distribution Amount, if any.

Amounts distributed on account of the Noteholders' Principal Distributable Amount under priority above will be applied, sequentially, to pay principal of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, then to the holders of the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero.
[Describe other classes of Notes, if any].

See "Description of the Trust Documents--Distributions--Priority of Distribution Amounts" in this Prospectus Supplement.

Optional Redemption

The Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any Payment Date on which CPS exercises its option to purchase all the Receivables on or after the last day of any Collection Period on or after which the aggregate principal balance of the Receivables is equal to 10% or less of the sum of (i) the aggregate Cutoff Date principal balance of the Initial Receivables and (ii) the initial Pre-Funded Amount. The redemption price will at least equal the unpaid principal amount of the Notes, plus accrued and unpaid interest thereon. See "Description of the Securities--Optional Redemption" in this Prospectus Supplement.

[Mandatory Redemption

Each class of Notes will be redeemed in part on the Payment Date on or immediately following the last day of the Funding Period if any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to all purchases of all Subsequent Receivables on such Payment Date. The aggregate principal amount of each class of Notes to be redeemed will be an amount equal to such class' pro rata share (based on the respective current outstanding principal amount of each class of Notes) of the Pre-Funded Amount on such date. The terms of such a mandatory redemption are described in "Risk Factors--Possible Prepayments as a Result of Pre-Funding" in this Prospectus Supplement.]

The Notes may be accelerated and subject to immediate payment at par with accrued interest thereon upon the occurrence of an "Event of Default" under the Indenture. [So long as the [Credit Enhancer] is not itself in default, an Event of Default under the Indenture will occur only upon delivery by the [Credit Enhancer] to the Indenture Trustee of notice of the occurrence of certain events of default under an Insurance Agreement, dated as of [ ]. In the case of such an Event of Default and notice by the [Credit Enhancer], the Notes will automatically be accelerated and subject to immediate payment at par with accrued interest. The [Credit Enhancement] does not guarantee payments of any amounts that become due on an accelerated basis, unless the [Credit Enhancer] elects, in its sole discretion, to pay such amounts in whole or in part.] See "Description of the Trust Documents--Events of Default" in this Prospectus Supplement.

[CREDIT ENHANCEMENT]

[Credit Enhancement to be described].

Tax Status

In the opinion of Mayer, Brown & Platt ("Federal Tax Counsel"), for Federal income tax purposes the Notes will be characterized as debt and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. In accepting a Note, each holder of that Note will agree to treat the Notes as indebtedness for Federal income tax purposes.

See "Federal Income Tax  Consequences" in the Prospectus and "Federal Income Tax
Consequences"   in  this  Prospectus   Supplement  for  additional   information
concerning the application of Federal tax laws to the Trust and the Notes.

ERISA Considerations

Subject to the considerations discussed under "ERISA Considerations", the Notes are eligible for purchase by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and certain types of Keogh Plans (each of which is referred to as a "Benefit Plan"). By its acquisition of a Note, each Benefit Plan shall be deemed to represent that its purchase and holding of such Note will [not give rise to a non-exempt prohibited transaction]. See "ERISA Considerations" in this Prospectus Supplement.

Rating of the Notes

It is a condition of issuance that the Notes be rated "[ ]" by Standard & Poor's Ratings Group, a Division of The McGraw Hill Companies ("Standard & Poor's"), and "[ ]" by Moody's Investors Service, Inc. ("Moody's", and together with
Standard & Poor's, the "Rating Agencies"). A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning Rating Agency. See "Risk Factors--Ratings of the Notes" in this Prospectus Supplement.

                                  RISK FACTORS

         Prospective investors in the Notes should consider the following factors and the additional factors discussed under "Risk Factors" in the
Prospectus:


[Liquidity
and Capital
Resources of CPS  The ability of CPS to maintain existing operations  (including servicing of retail installment sale contracts in the various securitization trusts serviced by CPS), meet its financial obligations under the Trust Documents (including repurchasing Receivables as a result of certain breaches of its representations and warranties) and fund future growth depends upon CPS having sufficient liquidity. To a significant degree, CPS depends for liquidity upon residual cash flow released to the Seller (and dividended by the Seller to CPS) from the various securitization trusts (including the Trust) serviced by CPS. Such residual cash flow represents amounts generated by the receivables in such securitization trusts in excess of the amount required to pay principal, interest and other expenses in respect of the related asset-backed securities. As a result of deterioration in the performance of the portfolio of Contracts serviced by CPS, Financial Security is currently exercising its right to capture all of such residual cash flow in certain collateral accounts established for the benefit of Financial Security in connection with its issuance of financial guaranty insurance policies in respect of the asset-backed securities issued through such securitization trusts. The resulting reduction in the residual cash flow available to be paid to the Seller (and dividended by the Seller to CPS) means that CPS will require capital from sources other than such residual cash flows to maintain its existing operations and fund future growth. In response, CPS has implemented a plan to raise additional working capital through the issuance of debt or equity; however, the recent downgrading of CPS's long-term debt rating to "CCC" from "B+" by Duff & Phelps Credit Rating Co., together with recent declines in the market price of CPS's stock and current market conditions may make it difficult and/or costly for CPS to raise such additional capital and there can be no assurance that CPS will be able to do so. Accordingly, although CPS believes that the current capture of residual cash flows for the benefit of Financial Security will not have a material adverse effect on its ability to perform its obligations under the Trust Documents or any "insurance agreement" under which Financial Security has issued or issues in the future a financial guaranty insurance policy in respect of securities issued by a trust for which CPS is the Servicer, no assurances can be made to that effect.]

Sub-Prime
Obligors The Originators' customers generally have marginal credit and fall into one of two categories:

                           (1) customers with moderate income, limited assets and other income characteristics which cause difficulty in borrowing from banks, captive finance companies of automakers or other traditional sources of auto loan financing; and

                           (2) customers with a derogatory credit record including a history of irregular employment, previous bankruptcy filings, repossessions of property, charged-off loans and garnishment of wages.

                  The average interest rate charged by the Originators to such "sub-prime borrowers" is generally higher than that charged by commercial banks, financing arms of automobile manufacturers and other traditional sources of consumer credit, which typically impose more stringent credit requirements. The payment experience on receivables of Obligors with marginal credit is likely to be different than that on receivables of traditional auto financing sources and is likely to be more sensitive to changes in the economic climate in the areas in which such Obligors reside. As a result of the credit profile of the Obligors and the APRs of the Receivables, the historical credit loss and delinquency rates on the
                  Receivables may be higher than those experienced by banks, captive finance companies of automobile manufacturers and other traditional sources of consumer credit. If an Obligor defaults under a Receivable, the only source of repayment may be liquidation proceeds from the related Financed Vehicle. The Financed Vehicles securing the Receivables will consist primarily of used vehicles which are likely to have a liquidation value substantially below the amount financed by the related Receivable.

Termination of
CPS as Servicer   The servicing of receivables of customers with marginal credit requires  special skill and diligence.  The Servicer  believes that its credit loss and  delinquency  experience  reflects in part its trained staff and  collection  procedures.  If CPS is removed or resigns  as  Servicer,  the  Standby  Servicer  has agreed to assume the  obligations of successor  Servicer under the Sale and  Servicing  Agreement.  See  "Description  of the
                  Trust  Documents--Rights  Upon Servicer  Termination Event" in
                  this  Prospectus  Supplement.   There  can  be  no  assurance,
                  however, that collections with respect to the Receivables will not be adversely affected by any change in Servicer.  See "The
                  Standby  Servicer"  in  this  Prospectus   Supplement.   CPS's
                  appointment as Servicer may be terminated under the following circumstances:

                           (1) The rights and obligations of the Servicer automatically terminate each March 31, June 30, September 30 and December 31 unless renewed by the [Credit Enhancer] for successive quarterly periods. The [Credit Enhancer] will agree to grant continuous renewals so long as (i) no Servicer Termination Event under the Sale and Servicing Agreement has occurred and (ii) no event of default under the insurance and indemnity agreement among CPS, the Seller and the [Credit Enhancer] (the "Insurance Agreement") has occurred.

                           (2)  The  [Credit   Enhancer]  may  terminate   CPS's
                           appointment as Servicer upon the occurrence of an Insurance Agreement Event of Default (under the Insurance Agreement or any other insurance agreement under which Financial Security has issued or issues in the future a financial guaranty insurance policy in respect of securities issued by a trust for which CPS is the Servicer). The events constituting an Insurance Agreement Event of Default may be modified, amended or waived by Financial Security without notice to or consent of the Indenture Trustee or any Noteholder. See "Description of the Trust Documents--Servicer Termination Events".

                           (3)  CPS   may   resign   as   Servicer   under   the
                           circumstances specified in the Sale and Servicing Agreement.

Changes in
Delinquency
and Loan
Loss Experience   Although CPS has calculated  and presented in this  Prospectus
                  Supplement  its  net  loss  experience  with  respect  to  its servicing  portfolio,  there  can  be no  assurance  that  the information  presented  will reflect  actual  experience  with respect  to the  Receivables.  In  addition,  there  can be no assurance that the future  delinquency or loan loss experience of the Trust with respect to the Receivables will be better or worse  than  that  set  forth  herein  with  respect  to CPS's
                  servicing   portfolio.    See   "CPS's   Automobile   Contract
                  Portfolio--Delinquency and Loss Experience" in this Prospectus
                  Supplement. Although credit history on Samco's and Linc's originations is limited. CPS expects that the delinquency and net credit loss and repossession experience with respect to the Receivables originated by Samco and Linc will be similar to that of CPS's existing portfolio.

Final Scheduled
Payment Dates
of the Notes      The Final Scheduled Payment Date for each class of Notes which is specified on the cover page of this Prospectus Supplement, is the date by which the principal thereof is required to be fully paid. The
                  Final Scheduled Payment Date for each class of Notes has been determined so that distributions on the underlying Receivables will be sufficient to retire each such class on or before its respective Final Scheduled Payment Date without the necessity of a claim on the [Credit Enhancement]. However, because (i) some prepayments of the Receivables are likely and (ii) certain of the Receivables have terms to maturity that are shorter than the term to maturity assumed in calculating each class's Final Scheduled Payment Date, the actual payment of any class of Notes likely will occur earlier, and could occur significantly earlier, than such class's Final Scheduled
                  Payment Date. Nevertheless, there can be no assurance that the final distribution of principal of any or all classes of Notes will be earlier than such class's Final Scheduled Payment
                  Date.

Possible
Prepayments as
a Result of
Pre-Funding       [If the principal amount of eligible Receivables originated by
                  CPS, Samco and Linc during the Funding Period is less than the
                  Pre-Funded   Amount,   the  Seller   will  have   insufficient
                  Receivables  to sell to the Trust on the  Subsequent  Transfer
                  Dates. To the extent that the Pre-Funded Amount has not been fully applied to the purchase of Subsequent Receivables by the Trust during the Funding Period, the Noteholders will receive a prepayment of principal in an amount equal to their pro rata share (based on the current principal balance of each class of Notes) of any remaining Pre-Funded Amount following the purchase of any Subsequent Receivables on such Payment Date.
                  It is  anticipated  that the  principal  amount of  Subsequent
                  Receivables sold to the Trust will not be exactly equal to the original Pre-Funded Amount and, therefore, there will be at least a nominal amount of principal prepaid to the Noteholders and Certificateholders.

                  The Seller will not be able to convey Subsequent Receivables to the Trust unless CPS, Samco and Linc generate such Subsequent Receivables. There can be no assurance that CPS, Samco or Linc will continue to generate receivables that satisfy the criteria set forth in the related Purchase
                  Agreement at the same rate as in recent months or that the [Credit Enhancer], in its sole and absolute discretion, will approve any such transfer of Subsequent Receivables. If, during the Funding Period, CPS, Samco and Linc do not generate and transfer sufficient Subsequent Receivables to the Seller, the Seller will not be able to sell sufficient Subsequent Receivables to the Trust. This will result in a partial prepayment of the Notes as described in the immediately preceding paragraph.]

Varying
Characteristics
of Subsequent
Receivables       [Each  Subsequent  Receivable  must  satisfy  the  eligibility
                  criteria  specified  in  the  Purchase   Agreement.   However,
                  Subsequent Receivables may have been originated using credit criteria different from the criteria applied with respect to the Initial Receivables and may be of a different credit quality and seasoning. See "The Receivables Pool" in this Prospectus Supplement.]

Lack of
Perfected
Security
Interests in
Financed
Vehicles Due to the administrative burden and expense, the certificates of title to the Financed Vehicles securing the Receivables will not be marked, amended or reissued to reflect the assignment of the Receivables to the Seller by CPS, Samco or Linc, as applicable, nor will the certificates of title to any of the Financed Vehicles (including those securing the Samco Receivables and the Linc Receivables) be amended or reissued to reflect the assignment to the Trust. In the absence of such an amendment or reissuance, the Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. To the extent the security interest of CPS, Samco or Linc is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable, or through fraud, forgery, negligence or error, CPS, Samco or Linc, and therefore the Trust, could lose the priority of its security interest or its security interest in a Financed Vehicle. None of CPS, the Seller nor the Servicer will have any obligation to purchase a Receivable as to which a lien for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable results in losing the priority of the security interest in such Financed Vehicle after the
                  Closing Date. See "Certain Legal Aspects of the Receivables--Security Interest in Vehicles" in the Prospectus.

Limited Assets    The Trust does not have,  nor is it  permitted  or expected to have,  any  significant  assets or sources of funds other than the  Receivables  and  amounts on deposit in certain  accounts held by the  Indenture  Trustee on behalf of the  Noteholders.
                  The Notes  represent  obligations  solely of the Trust and are not  obligations of, and will not be insured or guaranteed by, the Seller,  the Servicer,  the Indenture Trustee or any other person or entity except for the guaranty provided with respect to the  Notes  by the  [Credit  Enhancer]  under  the  [Credit
                  Enhancement],   as  described  herein.  Although  the  [Credit
                  Enhancement] will be available on each Payment Date to cover shortfalls in distributions of the Noteholders'  Distributable
                  Amount  on  such  Payment  Date,  if  of a  [Credit  Enhancer]
                  Default,  the Noteholders  must rely on the collections on the
                  Receivables,  and the proceeds from the  repossession and sale of Financed  Vehicles which secure defaulted  Receivables.  In such  event,  certain  factors,  such as the Trust not  having perfected  security  interests in the Financed  Vehicles,  may affect  the  Trust's  ability  to  realize  on the  collateral securing the  Receivables  and thus may reduce the proceeds to be distributed to Noteholders on a current basis.  See "Credit
                  Enhancement",   "Description  of  the  Securities--Payment  of
                  Principal",   "--Payment   of   Interest"   and  "The  [Credit
                  Enhancer]" herein.

                  [The Pre-Funding Account and the Interest Reserve Account will only be maintained until the end of the Funding Period. The Pre-Funded Amount on deposit in the Pre-Funding Account will be used solely to purchase Subsequent Receivables and is not available to cover losses on the Receivables. The Interest Reserve Account is designed to cover obligations of the Trust relating to that portion of its assets not invested in Receivables and is not designed to provide substantial protection against losses on the Receivables. See "Credit Enhancement" and "The [Credit Enhancer]" herein.]

Geographic
Concentration     As of the Cutoff  Date,  [ %] of the  Initial  Receivables  by
                  Principal Balance had Obligors residing in the State of California. Economic conditions in the State of California may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. See "The
                  Receivables Pool" in this Prospectus Supplement.

Year 2000
Computer
Issue Many computer systems in use today were designed and developed using two digits, rather than four, to specify the year. As a result, such systems will recognize the year 2000 as "00". This could cause many computer applications to fail completely or create erroneous results unless corrective measures are taken. The Servicer utilizes some software and related computer hardware technologies essential to its operations that will be affected by the Year 2000 issues. The Servicer is currently making changes and enhancements to eliminate this problem internally and studying what additional actions will be necessary to make all of its computer systems Year 2000 compliant. The expense associated with these actions has yet to be fully determined, but could be material.

Ratings
of the Notes      [The ratings of the Notes are based primarily on the rating of the [Credit Enhancer].  Upon a [Credit Enhancer] Default,  the
                  rating on the Notes may be lowered or withdrawn  entirely.] If any rating  initially  assigned  to the Notes is  subsequently lowered or withdrawn for any reason,  including by reason of a downgrading of the [Credit Enhancer]'s  claims-paying ability,
                  no  person  or  entity  will  be   obligated  to  provide  any
                  additional credit enhancement with respect to the Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes.

                             FORMATION OF THE TRUST

         The Trust is a business trust formed under the laws of the State of Delaware under the Trust Agreement. Before the sale and assignment of the Trust Assets to the Trust, the Trust will have no assets or obligations or any operating history. The Trust will not engage in any business other than (i) acquiring, holding and managing the Receivables, the other assets of the Trust and any proceeds thereof, (ii) issuing the Notes and the Certificates, (iii) making payments in respect of the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

         The Trust will initially be capitalized by the Seller with equity equal to $10. The Trust will issue the Notes and the Certificates to or at the direction of the Seller in exchange for the Receivables and the other Trust Assets. The Seller will use the proceeds of the initial sale of the Notes to purchase the Initial Receivables from the Originators and to fund the Initial Spread Account Deposit, the Pre-Funding Account and the Interest Reserve Account (described under "Description of the Trust Documents--Accounts" in this Prospectus Supplement). The Trust will not acquire any assets other than the Trust Assets, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business other than as described in the immediately preceding paragraph, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

The Owner Trustee

         [ ] is the Owner Trustee under the Trust Agreement. [ ] is a [ ] banking corporation and its principal offices are located at [ ]. The Owner Trustee will perform limited administrative functions under the Trust Agreement.

The Indenture Trustee

         [ ] is the Indenture Trustee under the Indenture. It is a national banking association and its principal offices are located at [ ].

                                THE TRUST ASSETS

         The Trust Assets will include:

                  (1) retail installment sale contracts on used and new automobiles, light trucks, vans and minivans between dealers (the "Dealers"), IFCs or Deposit Institutions and retail purchasers (the "Obligors") and certain monies received thereunder after the Cutoff
         Date (with respect to Initial Receivables) or after the applicable Subsequent Cutoff Date (with respect to Subsequent Receivables);

                  (2) amounts held from time to time in one or more trust accounts established and maintained by the Indenture Trustee under the Sale and Servicing Agreement (see "Description of the Trust Documents --Accounts" in this Prospectus Supplement);

                  (3) amounts held from time to time in the Pre-Funding Account or the Interest Reserve Account;

                  (4) the rights of the Seller  under the  Purchase  Agreements, including all right, title and interest of the Seller in and to each purchase agreement under which Subsequent Receivables are transferred by the Originators to the Seller (each a "Subsequent Purchase Agreement");

                  (5)  security interests in the Financed Vehicles;

                  (6) the rights of CPS, Samco and Linc to receive any proceeds with respect to the Receivables from claims on physical damage, credit life and credit accident and health insurance policies covering the Financed Vehicles or the Obligors;

                  (7) the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering Financed Vehicles or Obligors; and

                  (8) any and all proceeds of the foregoing.

In addition, the Seller will cause the [Credit Enhancer] to issue the [Credit Enhancement] for the benefit of the Noteholders.

                                 THE ORIGINATORS

CPS

         CPS was incorporated in the State of California on March 8, 1991. CPS and its subsidiaries engage primarily in the business of purchasing, selling and servicing retail automobile installment sales contracts ("Contracts") originated by Dealers located primarily in California, Florida, Pennsylvania, Texas, Illinois and Nevada. CPS specializes in Contracts with borrowers ("Sub-Prime Borrowers") who generally would not be expected to qualify for traditional financing such as that provided by commercial banks or automobile manufacturers' captive finance companies. Sub-Prime Borrowers generally have limited credit history, lower than average income or past credit problems. CPS's principal executive offices are located at 2 Ada, Irvine, California 92718; telephone
(714) 753-6800.

Samco

         In March 1996, CPS formed Samco, an 80 percent-owned subsidiary based in Dallas, Texas. Samco's business plan is to provide CPS's sub-prime auto finance products to rural areas through IFCs. CPS believes that many rural areas are not adequately served by other industry participants due to their distance from large metropolitan areas where a Dealer marketing representative is most likely to be based. The principal executive offices of Samco are located at 8150
N. Central Expressway, Dallas, Texas 75206; telephone (800) 544-8802.

Linc

         In May 1996, CPS formed Linc, an 80 percent-owned subsidiary based in Norwalk, Connecticut. Linc's business plan is to provide sub-prime auto finance products to deposit institutions such as banks, thrifts and credit unions. CPS believes that such institutions do not generally make loans to sub-prime borrowers even though they may have relationships with automobile dealers who sell vehicles to sub-prime borrowers and may have sub-prime borrowers as deposit customers. The principal executive offices of Linc are located at One Selleck Street, Norwalk, Connecticut 06855; telephone (203) 831-8300. For further information regarding the Seller and CPS, see "The Seller and CPS" in the Prospectus.


                                   THE SELLER

         The Seller is a wholly-owned subsidiary of CPS. The Seller was incorporated in the State of California in June of 1994. The Seller was organized to purchase automobile installment sale contracts from CPS and its subsidiaries and to transfer the receivables to third parties. The principal executive offices of the Seller are located at 2 Ada, Irvine, California 92718; telephone (714) 753-6800.

                 THE ORIGINATORS' AUTOMOBILE CONTRACT PORTFOLIO

General

         On October 1, 1991, CPS began its program of purchasing Contracts from Dealers and selling them to institutional investors. Through [ ], CPS had purchased [ ] of Contracts from Dealers and sold $[ ] of Contracts to institutional investors. CPS continues to service all of the Contracts it has purchased, including those it has re-sold.

         CPS has relationships and is party to Dealer Agreements with over 4,000 dealerships located in 42 states of the United States. CPS purchases Contracts from Dealers for a fee ranging from $0 to $[ ]. A Dealer Agreement does not obligate a Dealer to submit Contracts for purchase by CPS, nor does it obligate CPS to purchase Contracts offered by the Dealers.

         CPS purchases Contracts from Dealers with the intent to resell them. CPS also purchases Contracts from third parties that have been originated by others. Before the issuance of the Notes, Contracts have been sold to institutional investors either as bulk sales or as private placements or public offerings of securities collateralized by the Contracts. Purchasers of the Contracts receive a pass-through rate of interest set at the time of the sale, and CPS receives a base servicing fee for its duties relating to the accounting for and collection of the Contracts. In addition, CPS is entitled to certain excess servicing fees that represent collections on the Contracts, such as certain late fees, prepayment charges and other administrative fees and similar charges. Generally, CPS sells the Contracts to such institutional investors at face value and without recourse except that the representations and warranties made to CPS by the Dealers are similarly made to the investors by CPS.

         The principal executive offices of CPS are located at 2 Ada, Irvine, California 92618. CPS's telephone number is (714) 753-6800.

         Samco employees call on IFCs primarily in the southeastern United States and present them with financing programs that are essentially identical to those which CPS markets directly to Dealers through its marketing representatives. CPS believes that a typical rural IFC has relationships with many local automobile purchasers as well as Dealers but, because of limitations of financial resources or capital structure, such IFCs generally are unable to provide 36, 48 or 60 month financing for an automobile. IFCs may offer Samco's financing programs to borrowers directly or indirectly through local Dealers. Samco purchases contracts from the IFCs after Samco's credit personnel have performed all of the same underwriting and verification procedures and have applied all the same credit criteria that CPS performs and applies for Contracts that CPS purchases from Dealers. Samco purchases Contracts at a discount ranging from 0% to 8% of the total amount financed under such Contracts. In addition, Samco generally charges IFCs an acquisition fee to defray the direct administrative costs associated with the processing of Contracts that are ultimately purchased by Samco. Servicing and collection procedures on Contracts owned by Samco are performed by CPS at its headquarters in Irvine, California. In the year ended [ ], Samco purchased [ ]Contracts with original balances totaling $[ ]. In the six months ended [ ], Samco purchased [ ] Contracts with original balances totaling $[ ].

         In May 1996, CPS formed Linc, an 80 percent-owned subsidiary based in Norwalk, Connecticut. Linc's business plan is to provide CPS's sub-prime auto finance products to deposit institutions such as banks, thrifts and credit unions ("Deposit Institutions"). CPS believes that such Deposit Institutions do not generally make loans to sub-prime borrowers even though they may have relationships with automobile Dealers who sell vehicles to sub-prime borrowers and may have sub-prime borrowers as deposit customers.

         Linc's employees call on various Deposit Institutions and present them with a financing program that is similar to CPS's Alpha Program (as defined below). The Linc program is intended to result in a slightly more creditworthy borrower than CPS's Standard Program by requiring slightly higher income and lower debt-to-income ratios than CPS requires under its Standard Program. Linc's customers may offer its financing program to borrowers directly or to local Dealers. Linc typically purchases Contracts at par, without a fee to the Deposit Institution. Servicing and collection procedures on Contracts are performed entirely by CPS using the same personnel, procedures and systems as CPS uses for its own programs. In the year ended [ ], Linc purchased [ ] Contracts with original balances totaling $[ ]. In the six months ended [ ], Linc purchased [ ] Contracts with original balances totaling $[ ].

Underwriting

         CPS markets its services to Dealers under five programs: the CPS Standard Program (the "Standard Program"), the CPS First Time Buyer Program (the "First Time Buyer Program"), the CPS Alpha Program (the "Alpha Program"), the CPS Delta Program (the "Delta Program") and
the CPS Super Alpha Program (the "Super Alpha Program"). In addition, Samco offers IFCs essentially the same programs that CPS offers to Dealers, while Linc offers only its program (the "Linc Program") to Deposit Institutions. CPS applies underwriting standards in purchasing loans on new and used vehicles from Dealers based upon the particular program under which the loan was submitted for purchase. The Alpha Program guidelines are designed to accommodate applicants who meet all the requirements of the Standard Program and exceed such requirements in respect of job stability, residence stability, income level or the nature of the credit history. The Linc Program guidelines are designed for applicants with slightly better credit than applicants under the Alpha Program and include requirements such as higher income and lower debt ratio as compared to the Alpha Program guidelines. The Delta Program guidelines are designed to accommodate applicants who may not meet all of the requirements of the Standard Program but who are deemed by CPS to be generally as creditworthy as Standard Program applicants. The First Time Buyer Program guidelines are designed to accommodate applicants who have not previously had significant credit. Applicants under the First Time Buyer Program must meet all the requirements of the Standard Program, as well as slightly higher income and down payment requirements. The Super Alpha Program guidelines are more stringent than any other CPS program in categories such as advance rate, age of collateral, credit history and stability. CPS uses the degree of the applicant's creditworthiness and the collateral value of the financed vehicle as the basic criteria in determining whether to purchase an installment sales contract from a Dealer. Each credit application provides current information regarding the applicant's employment and residence history, bank account information, debts, credit references and other factors that bear on an applicant's creditworthiness. Upon receiving from the Dealer the completed application of a prospective purchaser and a one-page Dealer summary of the proposed financing, generally by facsimile copy, CPS obtains a credit report compiling credit information on the applicant from three credit bureaus. The credit report summarizes the applicant's credit history and paying habits, including such information as open accounts, delinquent payments, bankruptcy, repossessions, lawsuits and judgments. At this point a CPS loan officer will review the credit application, Dealer summary and credit report and will either conditionally approve or reject the application. Such conditional approval or rejection by the loan officer usually occurs within one business day of receipt of the credit application. The loan officer determines the conditions to his or her approval of a credit application based on many factors such as the applicant's residential situation, down payment, and collateral value with regard to the loan, employment history, monthly income level, household debt ratio and the applicant's credit history. Based on the stipulations of the loan officer, the Dealer and the applicant compile a more complete application package which is forwarded to CPS and reviewed by a processor for deficiencies. As part of this review, references are checked, direct calls are made to the applicant and employment income and residence verification is done. Upon the completion of his or her review, the processor forwards the application package to an underwriter for further review. The underwriter will confirm the satisfaction of any remaining deficiencies in the application package. Finally, before the loan is funded, the application package is checked for deficiencies again by a loan review officer. CPS conditionally approves approximately [ ]% of the credit applications it receives and ultimately purchases approximately [ ]% of the received applications.

         CPS has purchased portfolios of Contracts in bulk from other companies that had previously purchased the Contracts from Dealers. From [ ] to [ ], CPS made four such bulk purchases aggregating approximately $[ ]. In considering bulk purchases, CPS carefully evaluates the credit profile and payment history of each portfolio and negotiates the purchase price accordingly. The credit profiles of the Contracts in each of the portfolios purchased are consistent with the underwriting standards used by CPS in its normal course of business. Bulk purchases were made at a purchase price approximately equal to a 7.0% discount from the aggregate principal balance of the Contracts. CPS has not purchased any portfolios of Contracts in bulk since July 31, 1995, but may consider doing so in the future.

         Generally, the amount funded by CPS will not exceed, in the case of new cars, [ ]% of the dealer invoice plus taxes, license fees, insurance and the cost of the service contract, and in the case of used cars, [ ]% of the value quoted in industry-accepted used car guides (such as the Kelley Wholesale Blue
Book) plus the same additions as are allowed for new cars. The maximum amount that will be financed on any vehicle generally will not exceed $[ ]. The maximum term of the Contract depends primarily on the age of the vehicle and its mileage. Vehicles having in excess of 80,000 miles will not be financed.

         The minimum down payment required on the purchase of a vehicle is generally [ ]% to [ ]% of the purchase price. The down payment may be made in cash, and/or with a trade-in car and, if available, a proven manufacturer's rebate. The cash and trade-in value must equal at least [ ]% of the minimum down payment required, with the proven manufacturer's rebate constituting the remainder of the down payment. CPS believes that the relatively high down payment requirement will result in higher collateral values as a percentage of the amount financed and the selection of buyers with stronger commitment to the vehicle.

         Before purchasing any Contract, CPS verifies that the Obligor has arranged for casualty insurance by reviewing documentary evidence of the policy or by contacting the insurance company or agent. The policy must indicate that CPS is the lien holder and loss payee. The insurance company's name and policy expiration date are recorded in CPS's computerized system for ongoing monitoring.

         As loss payee, CPS receives all correspondence relevant to renewals or cancellations on the policy. Information from all such correspondence is updated to CPS's computerized records. If a policy reaches its expiration date without a renewal, or if CPS receives a notice that the policy has been canceled before its expiration date, a letter is generated to advise the borrower of its obligation to continue to provide insurance. If no action is taken by the borrower to insure the vehicle, two successive and more forceful letters are generated, after which the collection department will contact the borrower telephonically to further counsel the borrower, including possibly advising them that CPS has the right to repossess the vehicle if the borrower refuses to obtain insurance. Although it has the right, CPS rarely repossesses vehicles in such circumstances. In addition, CPS does not force place a policy and add the premium to the borrower's outstanding obligation, although it also has the right to do so. Rather in such circumstances the account is flagged as not having insurance and continuing efforts are made to get the Obligor to comply with the insurance requirement in the Contract. CPS believes that handling non-compliance with insurance requirements in this manner ultimately results in better portfolio performance because it believes that the increased monthly payment obligation of the borrower which would result from force placing insurance and adding the premium to the borrower's outstanding obligation would increase the likelihood of delinquency or default by such borrower on future monthly payments.

         Samco offers to IFCs financing programs which are essentially identical to those offered by CPS. The IFCs may offer Samco's financing programs to borrowers directly or indirectly through local Dealers. Upon submission of applications to Samco, Samco credit personnel, who have been trained by CPS, use CPS's proprietary systems to evaluate the borrower and the proposed Contract terms. Samco purchases Contracts from the IFC after its credit personnel have performed all of the underwriting and verification procedures and have applied all the same credit criteria that CPS performs and applies for Contracts it purchases from Dealers. Before CPS purchases a Contract from Samco, CPS personnel perform procedures intended to verify that such Contract has been underwritten and originated in conformity with the requirements applied by CPS with respect to Contracts acquired by it directly from Dealers.

         Linc offers to Deposit Institutions financing programs which are similar to CPS's Alpha Program. Unlike Samco, which has employees who evaluate applications and make decisions to purchase Contracts, applications for Contracts to be purchased by Linc are submitted by the Deposit Institution directly to CPS, where the approval, underwriting and purchase procedures are performed by CPS staff who work with Linc as well as with the Dealers to which CPS markets its programs.

Servicing and Collections

         CPS's servicing activities, both with respect to portfolios of Contracts sold by it to investors and with respect to portfolios of other receivables owned or originated by third parties, consist of collecting, accounting for and posting all payments received with respect to such Contracts or other receivables, responding to borrower inquiries, taking steps to maintain the security interest granted in the Financed Vehicle or other collateral, investigating delinquencies, communicating with the borrower, repossessing and liquidating collateral when necessary, and generally monitoring each Contract or other receivable and related collateral. CPS maintains sophisticated data processing and management information systems to support its Contract and other receivable servicing activities.

         Upon the sale of a portfolio of Contracts to an investor, or upon the engagement of CPS by another receivable portfolio owner for CPS's services, CPS mails to borrowers monthly billing statements directing them to mail payments on the Contracts or other receivables to a lock-box account which is unique for each investor or portfolio owner. CPS engages an independent lock-box processing agent to retrieve and process payments received in the lock-box account. This results in a daily deposit to the investor or portfolio owner's account of the day's lock-box account receipts and a simultaneous electronic data transfer to CPS of the borrower payment data for posting to CPS's computerized records. Under the various servicing agreements with each investor or portfolio owner, CPS is required to deliver monthly reports reflecting all transaction activity with respect to the Contracts or other receivables.

         If an account becomes six days past due, CPS's collection staff typically attempts to contact the borrower with the aid of a high-penetration auto-dialing computer. A collection officer tries to establish contact with the customer and obtain a promise by the customer to make the overdue payment within seven days. If payment is not received by the end of such seven-day period, the customer is called again through the auto dialer system and the collection officer attempts to elicit a second promise to make the overdue payment within seven days. If a second promise to make the overdue payment is not satisfied, the account automatically is referred to a supervisor for further action. In most cases, if payment is not received by the tenth day after the due date, a late fee of approximately 5% of the delinquent payment is imposed. If the customer cannot be reached by a collection officer, a letter is automatically generated and the customer's references are contacted. Field agents (who are independent contractors) often make calls on customers who are unreachable or whose payment is thirty days or more delinquent. A decision to repossess the vehicle is generally made after 30 to 90 days of delinquency or three unfulfilled promises to make the overdue payment. Other than granting such limited extensions as are described under the heading "Description of the Trust Documents--Servicing Procedures" in the Prospectus, CPS does not modify or rewrite delinquent Contracts.

         On April 1, 1997, CPS established a satellite collection facility in Chesapeake, Virginia. The 16,000 square foot facility was opened with 35 staff dedicated solely to collections. As of June 30, 1998 the Chesapeake facility had more than 120 collectors. The Chesapeake facility is on-line with CPS's automated collection system at its headquarters in Irvine, California. Chesapeake staff have been trained by Irvine collection management personnel at both the Chesapeake facility and at CPS's headquarters. Irvine collection management has the ability to allocate the collection workload between the two facilities as well as monitor the effectiveness of the collection effort by office and individual collector. CPS expects to add resources to both collection locations as its servicing portfolio grows.

         Servicing and collection procedures on Contracts owned by Samco and Linc are performed by CPS at its headquarters in Irvine, California and at its Chesapeake, Virginia collection facility. However, Samco may solicit aid from the related IFC in collecting past due accounts with respect to which repossession may be considered.

Delinquency and Loss Experience

         Set forth on the following page is certain information concerning the experience of CPS pertaining to retail new and used automobile, light truck, van and minivan receivables, including those previously sold, which CPS continues to service. Contracts were first originated under the Delta Program in August 1994, under the Alpha Program in April 1995, under the Linc Program in December 1996 and under the Super Alpha Program in December 1997. CPS has found that the delinquency and net credit loss and repossession experience with respect to the Delta Program is somewhat higher than under its Standard Program. CPS has found that the delinquency and net credit loss and repossession experience with respect to the Alpha Program, the Linc Program and the Super Alpha Program is somewhat lower than that experienced under the Standard Program. CPS has purchased Contracts representing financing for first-time purchasers of automobiles since the inception of its Contract purchasing activities in 1991. Before the establishment of the First Time Buyer Program in July 1996, CPS purchased such Contracts under its Standard Program guidelines. CPS expects that the delinquency and net credit loss and repossession experience with respect to loans originated under the First Time Buyer Program will be somewhat higher than under the Standard Program. CPS began servicing Contracts originated by Samco in March 1996 and Linc in November 1996. Although credit history on Samco's and Linc's originations is limited, CPS expects that the delinquency and net credit loss and repossession experience with respect to the Receivables originated by Samco and Linc will be similar to that of CPS's existing portfolio. There can be no assurance, however, that the delinquency and net credit loss and repossession experience on the Receivables or any other isolated group of receivables from the CPS portfolio would be comparable to CPS's experience as shown in the following tables. In particular, the information in the tables has not been adjusted to eliminate the effects of the significant growth in the size of CPS's loan portfolio during the periods shown.

                        CONSUMER PORTFOLIO SERVICES, INC.
                             DELINQUENCY EXPERIENCE



                  December 31, 1994   December 31, 1995  December 31, 1996   December 31, 1997    June 30, 1997       June 30, 1998
                  -----------------   -----------------  -----------------   -----------------    -------------       -------------

                   Number               Number             Number             Number             Number              Number
                  of Loans   Amount    of Loans  Amount   of Loans  Amount   of Loans   Amount  of Loans  Amount    of Loans  Amount
                  --------   ------    --------  ------   --------  ------   --------   ------  --------  ------    --------  ------
Portfolio(1)
Period of
Delinquency(2)
          31-60
          61-90
             91+
                  --------   ------    --------  ------   --------  ------   --------   ------  --------  ------    --------  ------
Total
Delinquencies

Amount in
Repossession(3)
                  --------   ------    --------  ------   --------  ------   --------   ------  --------  ------    --------  ------
Total
Delinquencies and
Amount in
Repossession(4)
                  ========   ======    ========  ======   ========  ======   ========   ======  ========  ======    ========  ======

Delinquencies as a
Percent of the
Portfolio

Repo Inventory as
Percent of the
Portfolio         --------   ------    --------  ------   --------  ------   --------   ------  --------  ------    --------  ------

Total
Delinquencies and
Amount in
Repossession as a
Percent of
Portfolio
                  ========   ======    ========  ======   ========  ======   ========   ======  ========  ======    ========  ======

------------------
(1) All amounts and percentages are based on the full amount remaining to be repaid on each Contract, including, for Rule of 78's Contracts, any unearned finance charges. The information in the table represents all Contracts originated by CPS including sold Contracts CPS continues to service.
(2) CPS considers a Contract delinquent when an obligor fails to make at least 90% of a contractually due payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.
(3) Amount in Repossession represents Financed Vehicles which have been repossessed but not yet liquidated.
(4) Amounts shown do not include Contracts which are less than 31 days delinquent.

                        CONSUMER PORTFOLIO SERVICES, INC.
                     NET CREDIT LOSS/REPOSSESSION EXPERIENCE


                            Year Ended        Year Ended         Year Ended        Year Ended     Six Months Ended  Six Months Ended
                        December 31, 1994  December 31, 1995  December 31, 1996  December 31, 1997  June 30, 1997     June 30, 1998
                        -----------------  -----------------  -----------------  -----------------  -------------     -------------

Average Amount Outstanding
  During the Period (1)    $                 $                  $                  $                  $                 $

 Average Number of Loans
   Outstanding During the
          Period

 Number of Repossessions

  Gross Charge-Offs (2)

     Recoveries (3)

      Net Losses

Annualized Repossessions as
  a Percentage of Average
Number of Loans Outstanding

 Annualized Net Losses as a
   Percentage of Average
     Amount Outstanding

------------------

(1) All amounts and percentages are based on the principal amount scheduled to be paid on each Contract. The information in the table represents all Contracts originated by CPS including sold Contracts which CPS continues to service.

(2) Delinquent Contracts for which the related Financed Vehicle has been repossessed are charged off no later than the end of the calendar quarter in which the Financed Vehicle was sold. The amount charged off is the remaining principal balance of the Contract, after the application of the net proceeds from the liquidation of the Financed Vehicle. With respect to delinquent Contracts for which the related Financed Vehicle has not been repossessed, the remaining principal balance thereof is charged off no later than the 120th day after delinquency. In any case, amounts charged off do not include accrued and unpaid interest.

(3) Recoveries are reflected in the period in which they are realized and may pertain to charge offs from prior periods.

Recent Developments

         Litigation. On June 30, 1997, CPS was served with summons and counterclaim in the bankruptcy court for the Northern District of Illinois in connection with the Chapter 13 bankruptcy of obligors Madeline and Darryl Brownlee, of Chicago, Illinois. The obligors seek class-action treatment of their allegation that the cost of an extended service contract on the automobile they purchased was inadequately disclosed by Joe Cotton Ford of Carol Stream, Illinois, the automobile dealer who sold them their car. The disclosure is alleged to violate the Federal Truth in Lending Act and of Illinois consumer protection statutes. The obligors' claim is directed against both the dealer for making the allegedly improper disclosures and against CPS as holder of the purchase contract. The relief sought is damages in an unspecified amount, plus costs of suit and attorney's fees. The court has not yet ruled on the obligors' request for class-action treatment.

         In another proceeding, arising out of efforts to collect a deficiency balance from Joseph Barrios of Chicago, Illinois, the debtor has brought suit against CPS alleging defects in the notice given upon repossession of the vehicle. This lawsuit was filed on February 18, 1998 in the circuit court of Cook County, Illinois. Barrios, represented by the same law firm as the Brownlee obligors, seeks class-action treatment of his allegation that notice of a fifteen-day period to reinstate his Contract was misleading, in that it did not refer to an alleged right to redeem collateral up to the date of sale. The relief sought is damages in an unspecified amount, plus costs of suit and attorney's fees.

         Although the receivables relating to the above litigation matters are not included in the Receivables Pool, if the request for class action status is granted in either case, Receivables in the Receivables Pool could become subject to the litigation. Furthermore, the existence of such litigation, or an adverse decision in such litigation, could encourage similar actions to be brought involving Receivables in the Receivables Pool. If an Obligor has a claim against the Trust as a result of a violation of law relating to a Receivable and such claim materially and adversely affects the Trust's interest in such Receivable, such a violation will constitute a breach of the representations and warranties of CPS and will create an obligation of CPS to repurchase such Receivable unless the breach is cured. In addition, CPS will be required to indemnify the Indenture Trustee, the Owner Trustee, the [Credit Enhancer], the Trust and the Noteholders against all costs, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel which may be asserted against or incurred by any of them as a result of a third party claim arising out of events or facts giving rise to such breach. See "Description of the Trust Documents--Sale and Assignment of Receivables" in this Prospectus Supplement.

         CPS intends to dispute the above-described litigation vigorously and believes that it has meritorious defenses to each claim made by those obligors. Nevertheless, the outcome of any litigation is uncertain, and there is the possibility that damages could be assessed against CPS in amounts that could be material. It is management's opinion that the above-described litigation will not have a material adverse effect on CPS's consolidated financial position, results of operations or liquidity.

         [Liquidity and Capital Resources of CPS. As discussed above in "Risk Factors--Liquidity and Capital Resources of CPS", deterioration in the performance of the portfolio of Contracts serviced by CPS, has resulted in a reduction of the residual cash flow available to be paid to the Seller from the various securitization trusts serviced by CPS. As a result, CPS will require capital from sources other than such residual cash flows to maintain its existing operations and fund future growth. In response, CPS has implemented a plan to raise additional working capital through the issuance of debt or equity; however, as discussed above in "Risk Factors--Liquidity and Capital Resources of CPS", it may be difficult and/or costly for CPS to raise such additional capital and there can be no assurance that it will succeed in doing so.]

                              THE RECEIVABLES POOL

         As of the Cutoff Date, each Initial Receivable:

         -        has an Obligor whose billing address is in the United States;

         -        has an original term of not more than [   ] months;

         - provides for level monthly payments which fully amortize the amount financed over the original term (except for the last payment, which may be different from the level payment for various reasons, including late or early payments during the term of the Contract);

         - has a remaining maturity of [ ] months or less as of the Cutoff Date;

         -        has an outstanding principal balance of not more than [$ ];

         -        is not more than 30 days past due;

         -        has an annual  percentage  rate ("APR") of not less than [ %];
                  and

         -        has a scheduled maturity not later than [              ].

         As of the date of each Obligor's application for the loan from which the related Initial Receivable arises, each Obligor

         - did not have any material past due credit obligations or any repossessions or garnishments of property within one year before the date of application, unless such amounts have been repaid or discharged through bankruptcy;

         - was not the subject of any bankruptcy or insolvency proceeding that is not discharged; and

         -        had  not  been  the  subject  of  more  than  one   bankruptcy
                  proceeding.

         The composition, geographic distribution, distribution by APR, distribution by remaining term, distribution by date of origination, distribution by original term, distribution by model year, distribution by original principal balance of the Initial Receivables as of the Cutoff Date, distribution by new or used Financed Vehicle, distribution by program and distribution by Originator are set forth in the following tables.

          Composition of the Initial Receivables as of the Cutoff Date


  Weighted           Aggregate          Number of                                   Weighted             Weighted
 Average APR         Principal         Receivables             Average               Average              Average
of Receivables        Balance            In Pool          Principal Balance       Remaining Term       Original Term
--------------        -------            -------          -----------------       --------------       -------------








    Geographic Distribution of the Initial Receivables as of the Cutoff Date

                                           Percent of
                                Aggregate  Aggregate                 Percent of
                                Principal  Principal    Number of     Number of
         State (1)               Balance    Balance    Receivables   Receivables
         ---------               -------    -------    -----------   -----------
Alabama..........................$                %                           %
California.......................
Florida..........................
Georgia..........................
Hawaii...........................
Illinois.........................
Indiana..........................
Kentucky.........................
Louisiana........................
Maryland.........................
Michigan.........................
Minnesota........................
Mississippi......................
Nevada...........................
New Jersey.......................
New York.........................
North Carolina...................
Ohio.............................
Pennsylvania.....................
South Carolina...................
Tennessee........................
Texas............................
Virginia.........................
Washington.......................
All Others(2)....................
                                 -------    -------    -----------   -----------
Total............................$    (3)   100.00%(4)                100.00%(4)
                                 =======    =======    ===========   ===========

----------
(1)  Based on billing address of Obligor.
(2) No other state represents a percentage of the aggregate Principal Balance as of the Initial Cutoff Date in excess of one percent.
(3)  Balances may not add up to total because of rounding.
(4)  Percentages may not add up to 100% because of rounding.

      Distribution of the Initial Receivables by APR as of the Cutoff Date


                                            Percent of
                                Aggregate   Aggregate                Percent of
                                Principal   Principal    Number of    Number of
           APR Range             Balance     Balance    Receivables  Receivables
          -----------           ---------   ---------   -----------  -----------
15.501% - 16.000%...............$                  %    $                     %
16.001% - 16.500%...............
16.501% - 17.000%...............
17.001% - 17.500%...............
17.501% - 18.000%...............
18.001% - 18.500%...............
18.501% - 19.000%...............
19.001% - 19.500%...............
19.501% - 20.000%...............
20.001% - 20.500%...............
20.501% - 21.000%...............
21.001% - 21.500%...............
21.501% - 22.000%...............
22.001% - 22.500%...............
22.501% - 23.000%...............
23.001% - 23.500%...............
23.501% - 24.000%...............
24.001% - 24.500%...............
24.501% - 25.000%...............
25.001% - 25.500%...............
25.501% - 26.000%...............
26.001% - 26.500%...............
26.501% - 27.000%...............
27.001% - 27.500%...............
27.501% - 28.000%...............
28.001% - 28.500%...............
28.501% - 29.000%...............
29.001% - 29.500%...............
29.501% - 30.000%...............
                                ---------   ---------   -----------  -----------
Total                                       100.00%(2)          (1)   100.00%(2)
                                =========   =========   ===========  ===========

---------
(1)  Balances may not add up to total because of rounding.
(2)  Percentages may not add up to 100% because of rounding.

            Distribution of Initial Receivables by Remaining Term to
                    Scheduled Maturity as of the Cutoff Date




                                          Percent of
                              Aggregate   Aggregate                Percent of
Remaining Term                Principal   Principal    Number of    Number of
to Scheduled Maturity          Balance     Balance    Receivables  Receivables
---------------------         ---------   ---------   -----------  -----------
19-24 months.................. $                 %                          %
25-30 months..................
31-36 months..................
37-42 months..................
43-48 months..................
49-54 months..................
55-60 months..................
                               ---------   ---------   -----------  -----------
Total......................... $       (1)         %(2)                    %(2)
                               =========   =========   ===========  ===========

--------
(1)  Balances may not add up to total because of rounding.
(2)  Percentages may not add up to 100% because of rounding.

                                    Distribution of the Initial Receivables by
                                     Date of Origination as of the Cutoff Date



                                          Percent of
                              Aggregate   Aggregate                Percent of
                              Principal   Principal    Number of    Number of
 Date of Origination           Balance     Balance    Receivables  Receivables
---------------------         ---------   ---------   -----------  -----------
05/01/97-05/31/97............. $                  %                         %
06/01/97-06/30/97.............
07/01/97-07/31/97.............
08/01/97-08/31/97.............
09/01/97-09/30/97.............
10/01/97-10/31/97.............
11/01/97-11/30/97.............
12/01/97-12/31/97.............
01/01/98-01/31/98.............
02/01/98-02/28/98.............
03/01/98-03/31/98.............
04/01/98-04/30/98.............
05/01/98-05/31/98.............
06/01/98-06/30/98.............
                               ---------   ---------   -----------  -----------
         Total................ $       (1)   100.00%(2)               100.00%(2)
                               =========   =========   ===========  ===========

-------
(1)  Balances may not add up to total because of rounding.
(2)  Percentages may not add up to 100% because of rounding.

             Distribution of Initial Receivables by Original Term to
                    Scheduled Maturity as of the Cutoff Date



                                          Percent of
                              Aggregate   Aggregate                Percent of
  Original Term to            Principal   Principal    Number of    Number of
 Scheduled Maturity            Balance     Balance    Receivables  Receivables
---------------------         ---------   ---------   -----------  -----------
19-24 months................. $                  %                          %
25-30 months.................
31-36 months.................
37-42 months.................
43-48 months.................
49-54 months.................
55-60 months.................
55-60 months.................
                              ---------   ---------   -----------  -----------
         Total............... $       (1)  100.00%(2)                100.00%(2)
                              =========   =========   ===========  ===========
--------
(1)  Balances may not add up to total because of rounding.
(2)  Percentages may not add up to 100% because of rounding.


    Distribution of the Initial Receivables by Model Year of Financed Vehicle
                              as of the Cutoff Date


                                          Percent of
                              Aggregate   Aggregate                Percent of
                              Principal   Principal    Number of    Number of
     Model Year                Balance     Balance    Receivables  Receivables
---------------------         ---------   ---------   -----------  -----------
1990......................... $                  %                          %
1991.........................
1992.........................
1993.........................
1994.........................
1995.........................
1996.........................
1997.........................
1998.........................
1999.........................
                              ---------   ---------   -----------  -----------
         Total............... $       (1)  100.00%(2)                100.00%(2)
                              =========   =========   ===========  ===========

-------

(1)  Balances may not add up to total because of rounding.
(2)  Percentages may not add up to 100% because of rounding.

        Distribution of Initial Receivables by Original Principal Balance
                              as of the Cutoff Date


                                          Percent of
                              Aggregate   Aggregate                Percent of
 Range of Original            Principal   Principal    Number of    Number of
 Principal Balances            Balance     Balance    Receivables  Receivables
---------------------         ---------   ---------   -----------  -----------
$    0.01 -  5,000.00........ $                   %                          %
 5,000.01 - 10,000.00........
10,000.01 - 15,000.00........
15,000.01 - 20,000.00........
20,000.01 - 25,000.00........
25,000.01 - 30,000.00........
                              ---------   ---------   -----------  -----------
        Total................ $       (1)        %(2)                      %(2)
                              =========   =========   ===========  ===========

--------

(1)  Balances may not add up to total because of rounding.
(2)  Percentages may not add up to 100% because of rounding.


       Distribution of Initial Receivables by New or Used Financed Vehicle
                              as of the Cutoff Date



                                          Percent of
                              Aggregate   Aggregate                Percent of
                              Principal   Principal    Number of    Number of
Financed Vehicle Type          Balance     Balance    Receivables  Receivables
---------------------         ---------   ---------   -----------  -----------
 New......................... $                  %                          %
 Used........................


         Total............... $      (1)         %(2)                      %(2)
                              =========   =========   ===========  ===========


--------

(1)  Balances may not add up to total because of rounding.
(2)  Percentages may not add up to 100% because of rounding.

            Distribution of Initial Receivables by Financing Program
                              as of the Cutoff Date




                                          Percent of
                              Aggregate   Aggregate                Percent of
                              Principal   Principal    Number of    Number of
Financing Program              Balance     Balance    Receivables  Receivables
---------------------         ---------   ---------   -----------  -----------
Super Alpha.................. $                 %                          %
Alpha........................
Standard.....................
Delta........................
First Time Buyer.............

         Total............... $      (1)         %(2)                      %(2)
                              =========   =========   ===========  ===========

--------

(1)  Balances may not add up to total because of rounding.
(2)  Percentages may not add up to 100% because of rounding.


                Distribution of Initial Receivables by Originator
                              as of the Cutoff Date


                                          Percent of
                              Aggregate   Aggregate                Percent of
                              Principal   Principal    Number of    Number of
    Originator                 Balance     Balance    Receivables  Receivables
---------------------         ---------   ---------   -----------  -----------
CPS.......................... $                  %                         %
Samco........................
Linc.........................

         Total............... $      (1)         %(2)                      %(2)
                              =========   =========   ===========  ===========


--------

(1)  Balances may not add up to total because of rounding.
(2)  Percentages may not add up to 100% because of rounding.

Rule of 78's Receivables and Simple Interest Receivables.

         As of the Cutoff Date, approximately [ %] of the aggregate Principal Balance of the Initial Receivables provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("Rule of 78's Receivables") and approximately [ %] of the aggregate Principal Balance of the Initial Receivables provide for allocation of payments according to the "simple interest" method ("Simple Interest Receivables"). A Rule of 78's Receivable provides for payment by the Obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the basis of the stated APR for the term of the Receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's". A Simple Interest Receivable provides for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled Payment Date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

         If of the prepayment in full (voluntarily or by acceleration) of a Rule of 78's Receivable, under the terms of the contract, a "refund" or "rebate" will be made to the Obligor of the portion of the total amount of payments then due and payable under the contract allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78's. If a Simple Interest Receivable is prepaid, instead of receiving a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable generally will be less than the remaining Scheduled Receivable Payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

         The Trust will account for the Rule of 78's Receivables as if such Receivables provided for amortization of the loan over a series of fixed level payment monthly installments ("Actuarial Receivables"). Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding Principal Balance of such Receivable and accrued interest thereon (calculated under the actuarial method) will not be passed through to Noteholders but will be paid to the Servicer as additional servicing compensation.

                              YIELD CONSIDERATIONS

         All of the Receivables can be prepaid at any time without charge. (For this purpose "prepayments" include prepayments in full, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors. For example, an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of CPS. In addition, the rate of prepayments on the Receivables may be affected by the nature of the Obligors and the Financed Vehicles and servicing decisions. See "Risk Factors--Nature of Obligors; Servicing" in this Prospectus Supplement. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders and Certificateholders. See also "Description of the Securities--Optional Redemption" in this Prospectus Supplement regarding the Servicer's option to purchase the Receivables and redeem the Notes when the aggregate Principal Balance of the Receivables is less than or equal to [ ]% or less of the sum of (i) the aggregate Cutoff Date Principal Balance of the Initial Receivables and (ii) the initial Pre-Funded Amount (the sum of (i) and
(ii), the "Original Pool Balance"). See also "Description of the Securities--Mandatory Redemption" in this Prospectus Supplement regarding the acceleration of the Notes after the occurrence of an Event of Default.

                       POOL FACTORS AND OTHER INFORMATION

         The "Pool Balance" at any time represents the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from Obligors with respect to such Collection Period, all payments and Purchase Amounts (as defined herein) remitted by CPS or the Servicer (if the Servicer should be any entity other than CPS) for such Collection Period, all losses realized on Receivables liquidated during such Collection Period and any Cram Down Losses with respect to such Receivables. The Pool Balance is computed by allocating payments to principal and to interest, with respect to Rule of 78's Receivables, using the constant yield or actuarial method, and with respect to Simple Interest Receivables, using the simple interest method. The "Class A-1 Pool Factor" is a seven digit decimal which the Servicer will compute each month indicating the principal balance of the Class A-1 Notes as a fraction of the initial principal balance of the Class A-1 Notes. The Class A-1 Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class A-1 Pool Factor will decline to reflect reductions in the principal balance of the Class A-1 Notes. Therefore, if you are a Class A-1 Noteholder, your share of the principal balance of the Class A-1 Notes is the product of (1) the original denomination of your Note and (2) the Class A-1 Pool Factor. The "Class A-2 Pool Factor" is a seven-digit decimal which the Servicer will compute each month indicating the principal balance of the Class A-2 Notes as a fraction of the initial principal balance of the Class A-2 Notes. The Class A-2 Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class A-2 Pool Factor will decline to reflect reductions in the principal balance of the Class A-2 Notes. Therefore, if you are a Class A-2 Noteholder, your share of the principal balance of the Class A-2 Notes is the product of (1) the original denomination of your Note and (2) the Class A-2 Pool Factor. [Describe other classes of Notes, if any].

         Under the Indenture, the Noteholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the Pool Factors and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Trust Documents--Statements to Noteholders" in this Prospectus Supplement.

                                 USE OF PROCEEDS

         The Seller will use the net proceeds of the sale of the Notes to purchase the CPS Receivables from CPS, the Samco Receivables from Samco, the Linc Receivables from Linc and to fund the Pre-Funding Account and the Interest Reserve Account. CPS, Samco and Linc will apply the net proceeds received from the Seller to purchase new Contracts or to repay debt incurred to purchase the Contracts, including the repayment of certain amounts owed by CPS under certain warehouse loans or other interim financing arrangements which have been used to fund the acquisition of the Receivables. First Union National Bank ("FUNB"), has entered into a warehousing arrangement with CPS. Certain of the net proceeds of the sale of the Notes will be used by CPS to reduce the outstanding indebtedness of CPS to FUNB under such warehouse arrangement.

                          DESCRIPTION OF THE SECURITIES
General

         The Notes will be issued under the terms of the Indenture, and the Certificates will be issued under the terms of the Trust Agreement. We have filed forms of the Indenture and the Trust Agreement as exhibits to the Registration Statement.

         The Notes initially will be represented by notes registered in the name of Cede as the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating members thereof in denominations of $1,000. All references to "holders" or "Noteholders" and to authorized denominations, when used with respect to the Notes, shall reflect the rights of beneficial owners of the Notes ("Note Owners"), and limitations thereof, as they may be indirectly exercised through DTC and its participating members, except as otherwise specified herein. See "Registration of Notes" in this Prospectus Supplement.

Payment of Interest

         On each Payment Date, the Class A-1 Noteholders as of the related record date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-1 Interest Rate on the outstanding principal amount of the Class A-1 Notes at the close of the preceding Payment Date. On each Payment Date, the Class A-2 Noteholders as of the related record date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-2 Interest Rate on the outstanding principal amount of the Class A-2 Notes at the close of the preceding Payment Date. Nevertheless, on the initial Payment Date, the interest payable to the Noteholders of record of a class of Notes will be an amount equal to the product of (a) the Interest Rate applicable to such class of Notes, (b) the initial principal amount of such class of Notes and (c) a fraction (i) the numerator of which is the number of days from and including the Closing Date to and including [ ] (assuming that there are 30 days in each month of the year) and (ii) the denominator of which is 360. Interest on the Notes which is due but not paid on any Payment Date will be payable on the next Payment Date together with, to the extent permitted by law, interest on such unpaid amount at the Class A Interest Rate. See "Description of the Trust Documents--Distributions" in this Prospectus Supplement.

Payment of Principal

         Principal of the Notes will be payable on each Payment Date in an amount equal to the Noteholders' Principal Distributable Amount for the related Collection Period. The "Noteholders' Principal Distributable Amount" is equal to the Class A Noteholders' Percentage (as of each Payment Date) multiplied by the Principal Distributable Amount.

         On each Payment Date, the amounts distributed on account of the Noteholders' Principal Distributable Amount will be applied, sequentially, to pay principal of the Class A-1 Notes until the principal balance of the Class A-1 Notes has been reduced to zero, then to the holders of the Class A-2 Notes until the principal balance of the Class A-2 Notes has been reduced to zero. [Describe other classes of Notes, if any].

[Mandatory Redemption

         Each class of Notes and the Certificates will be redeemed in part on the Payment Date on or immediately following the last day of the Funding Period if any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date (a "Mandatory Redemption"). The aggregate principal amount of each class of Notes to be redeemed will be an amount equal to such class' pro rata share (based on the respective outstanding principal amount of each class of Notes and the Certificates) of the remaining Pre-Funded Amount on such date (such class' "Note Prepayment Amount").

         The [Credit Enhancement] does not guarantee payment of the Note Prepayment Amounts, although the [Credit Enhancement] does guarantee payment of all unpaid principal and accrued interest in respect of a class of Notes on the respective Final Scheduled Payment Date for such class. In addition, the ratings assigned to the Notes by the Rating Agencies do not address the likelihood that the Note Prepayment Amounts will be paid.

         If an Event of Default occurs and a [Credit Enhancer] Default shall not have occurred and be continuing, the Notes shall become due and payable at par with accrued interest. So long as a [Credit Enhancer] Default shall not have occurred and be continuing, the [Credit Enhancer] will have the right (but not the obligation) to direct the Indenture Trustee to liquidate the Trust Assets, in whole or in part, on any date or dates following the acceleration of the Notes due to such Event of Default, and to distribute the proceeds of such liquidation in accordance with the terms of the Indenture. Following the occurrence of any Event of Default, the Indenture Trustee will continue to submit claims as necessary under the [Credit Enhancement] for any shortfalls in the Scheduled Payments on the Notes, except that the [Credit Enhancer], in its sole discretion, may elect to pay all or any portion of the outstanding amount of the Notes in excess thereof, plus accrued interest. The [Credit Enhancement] does not guarantee payments of any amounts that become due on an accelerated basis, unless the [Credit Enhancer] elects, in its sole discretion to pay such amounts in whole or in part. See "Description of the Trust Documents--Events of Default" and "[Credit Enhancement]" herein.]

Optional Redemption

         To avoid excessive administrative expense, the Servicer, or its successor, is permitted at its option to purchase all remaining Receivables from the Trust (with the consent of the [Credit Enhancer] if such purchase and redemption would result in a claim under the [Credit Enhancement] or if any amount owing to the [Credit Enhancer] or on the Notes would remain unpaid). The Servicer (or its successor) may exercise this repurchase option on or after the last day of any month on or after which the then outstanding Pool Balance is equal to [ ]% or less of the Original Pool Balance at a price equal to at least the aggregate of the unpaid principal amount of the Notes plus accrued and unpaid interest as of such last day. Exercise of this right will result in the early retirement of the Notes. Upon declaration of an optional redemption, the Indenture Trustee will give written notice of termination to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of such holder's Note at the office or agency of the Indenture Trustee specified in the notice of termination. If the Indenture Trustee has taken certain measures to locate a Noteholder, and such measures have failed, the Indenture Trustee will distribute the remaining funds otherwise payable to the Noteholder to The American Red Cross.

                              REGISTRATION OF NOTES

         The Notes will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of
Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

         If you are acquiring beneficial ownership interests in the Notes, you may hold the Notes directly though DTC if you are a Participant, or you may hold your interest indirectly through organizations which are Participants. Your ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains your account for that purpose. In turn the Financial Intermediary's ownership of such book-entry note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant). See "Description of the Securities--Book-Entry Registration" in the Prospectus.

                       DESCRIPTION OF THE TRUST DOCUMENTS

         The following summary describes certain terms of the Purchase Agreements, the Sale and Servicing Agreement, the Indenture and the Trust Agreement (together, the "Trust Documents"). We have filed forms of the Trust Documents as exhibits to the Registration Statement. We will file a copy of the final Trust Documents with the Commission following the issuance of the Securities. Because this is a summary of the Trust Documents, it does not contain all this information that may be important to you. You should read the Trust Documents in their entirety if you require complete information regarding their contents.

Sale and Assignment of Receivables

         On or before the Closing Date, the Seller will purchase from Samco under the Samco Purchase Agreement, without recourse (except as provided in the Samco Purchase Agreement) Samco's entire interest in the Samco Receivables, together with Samco's security interests in the related Financed Vehicles. On or before the Closing Date, the Seller will purchase from Linc under the Linc Purchase Agreement, without recourse (except as provided in the Linc Purchase Agreement) Linc's entire interest in the Linc Receivables, together with Linc's security interests in the related Financed Vehicles. On or before the Closing Date, the Seller will purchase from CPS under the CPS Purchase Agreement, without recourse, except as provided in the CPS Purchase Agreement, CPS's entire interest in the CPS Receivables, together with CPS's security interests in the related Financed Vehicles. At the time of issuance of the Notes, the Seller will sell and assign to the Trust, without recourse, except as provided in the Sale and Servicing Agreement, its entire interest in the Receivables, together with its security interests in the Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Purchase Agreement. The Indenture Trustee will, concurrently with such sale and assignment, execute, authenticate, and deliver the Securities to the Seller in exchange for the Receivables. The Seller will sell the Notes to the Underwriter. See "Underwriting" in this Prospectus Supplement.

         In the CPS Purchase Agreement, CPS will represent and warrant to the Seller, among other things, that (1) the information provided in the CPS Purchase Agreement with respect to the Receivables (including, without limitation, the Samco Receivables and the Linc Receivables) is correct in all material respects; (2) at the dates of origination of the Receivables, physical damage insurance covering each Financed Vehicle was in effect in accordance with the normal requirements of CPS, Samco or Linc, as applicable; (3) at the date of issuance of the Securities, the Receivables are free and clear of all security interests, liens, charges, and encumbrances and no offsets, defenses, or counterclaims against Dealers, IFCs or Deposit Institutions have been asserted or threatened; (4) at the date of issuance of the Securities, each of the Receivables is or will be secured by a first-priority perfected security interest in the related Financed Vehicle in favor of CPS, Samco or Linc; and (5) each Receivable, at the time it was originated, complied and, at the date of issuance of the Securities, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws. As of the last day of the second (or, if CPS elects, the first) month following the discovery by or notice to the Seller and CPS of a breach of any representation or warranty that materially and adversely affects the interest of the Trust, the Indenture Trustee or the [Credit Enhancer], unless the breach is cured, CPS will purchase such Receivable from the Trust for the Purchase Amount. The repurchase obligation will constitute the sole remedy available to the Noteholders, the [Credit Enhancer], the Owner Trustee or the Indenture Trustee for any such uncured breach. However, CPS will be required to indemnify the Owner Trustee, the Indenture Trustee, the [Credit Enhancer], the Trust and the Noteholders against all costs, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them, as a result of third party claims arising out of events or facts giving rise to such breach.

         [Following the Closing Date, under the Sale and Servicing Agreement, the Seller will be obligated, subject only to the availability thereof, to sell, and the Trust will be obligated to purchase, subject to the satisfaction of certain conditions set forth therein, additional Receivables (the "Subsequent Receivables") originated by CPS or Samco under its auto loan programs and acquired by the Seller from CPS or Samco from time to time during the Funding Period (as defined below), having an aggregate Principal Balance equal to approximately $[ ]. Subsequent Receivables will be conveyed to the Trust on dates specified by the Seller (each date on which Subsequent Receivables are conveyed being referred to as a "Subsequent Closing Date") occurring during the Funding Period. After any Subsequent Closing Date, the Trust Assets will include payments, other than payments under the [Credit Enhancement], received with respect to the related Subsequent Receivables conveyed to the Trust on such Subsequent Closing Date after the cutoff date designated by the Seller with respect to such Subsequent Receivables (such date designated by the Seller, the "Subsequent Cutoff Date"). See "Description of the Trust Documents--Sale and Assignment of Receivables" herein. On each Subsequent Closing Date, subject to the conditions set forth in the Trust Documents, the Trust shall purchase from the Seller, the Subsequent Receivables to be transferred to the Trust on such Subsequent Closing Date.

         Any   conveyance   of   Subsequent   Receivables   is  subject  to  the
satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others:

         (1) each such Subsequent Receivable satisfies the eligibility criteria specified in the related Purchase Agreement;

         (2) the [Credit Enhancer] (so long as no [Credit Enhancer] Default shall have occurred and be continuing) shall in its absolute and sole discretion have approved the transfer of such Subsequent Receivables to the Trust;

         (3) as of each applicable Subsequent Cutoff Date, the Receivables in the Trust, together with the Subsequent Receivables to be conveyed by the Seller as of such Subsequent Cutoff Date, meet the following criteria (computed based on the characteristics of the Initial Receivables on the Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Date: (a) the weighted average APR of such Receivables will not be less than a specified percentage below the weighted average APR of the Initial Receivables on the Cutoff Date, (b) the weighted average remaining term of such Receivables will be within a range of a certain number of months, (c) not more than a specified percentage of the principal balances of such Receivables will represent used Financed Vehicles and (d) not more than a specified percentage of the principal balances of such Receivables which may have an APR in excess of [ ]%, and the Trust, the Indenture Trustee, the Owner Trustee and the [Credit Enhancer] shall have received written confirmation from a firm of certified independent public accountants as to the satisfaction of the criteria in clauses (a) through (d) above;

         (4) the Seller shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a Subsequent Transfer Agreement conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables);

         (5) the Seller shall have delivered certain opinions of counsel to the Indenture Trustee, the Owner Trustee, the [Credit Enhancer] and the Rating Agencies with respect to the validity of the conveyance of such Subsequent Receivables; and

         (6) the Rating Agencies shall have each notified the Seller, the Owner Trustee, the Indenture Trustee and the [Credit Enhancer] in writing that, following the addition of all such Subsequent Receivables, each of the Class A-1 Notes and the Class A-2 Notes will be rated "[ ]" by Moody's and "[ ]" by Standard & Poor's.

         Subsequent Receivables may have been originated by CPS at a later date using credit criteria different from the criteria applied with respect to the Initial Receivables. See "Risk Factors--Varying Characteristics of Subsequent Receivables" and "The Receivables Pool" herein.

         On or before the Closing Date, or each Subsequent Closing Date, the related Contracts will be delivered to the Indenture Trustee as custodian, and the Indenture Trustee then will maintain physical possession of the Receivables except as may be necessary for the servicing of the Receivables by the Servicer. The Receivables will not be stamped to show the ownership thereof by the Trust. However, CPS's, Samco's and Linc's accounting records and computer systems will reflect the sale and assignment of the Receivables to the Seller, and Uniform Commercial Code ("UCC") financing statements reflecting such sales and assignments will be filed. See "Formation of the Trust" in this Prospectus Supplement and "Certain Legal Aspects of the Receivables" in the Prospectus.]

Accounts

         On or prior to the next billing period after the Cutoff Date, the Servicer will notify each Obligor to make payments with respect to the Receivables after the Cutoff Date directly to a post office box in the name of the Seller for the benefit of the Noteholders and the [Credit Enhancer] (the "Post Office Box"). On each Business Day, Bank of America, as the lock-box processor (the "LockBox Processor"), will transfer any such payments received in the Post Office Box to a segregated lock-box account at [ ] (the "Lock-Box Bank") in the name of the Seller for the benefit of the Noteholders and the [Credit Enhancer] (the "Lock-Box Account"). See "Description of the Trust Documents--Payments on Receivables" in the Prospectus. The Indenture Trustee will also establish and maintain initially with itself one or more accounts (collectively, the "Collection Account") in the name of the Indenture Trustee on behalf of the Noteholders and the [Credit Enhancer]. Within two Business Days of receipt of funds into the Lock-Box Account, the Servicer is required to direct the Lock-Box Bank to effect a transfer of funds from the Lock-Box Account to the Collection Account. If, however, any Obligors send their payments to the Servicer instead of the Lock-Box Processor, then on the first Business Day after the Servicer receives any such payments, it will deposit those payments in the Lock-Box Account or the Collection Account. The Indenture Trustee will also establish and maintain initially with itself one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders, from which all distributions with respect to the Notes will be made (the "Note Distribution Account").

         [The Pre-Funding Account will be maintained with the Indenture Trustee and is intended solely to hold funds to be applied by the Indenture Trustee during the Funding Period to pay to the Seller the purchase price for Subsequent Receivables. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the Receivables. On the Closing Date, the Pre-Funding Account will be funded with the initial Pre-Funded Amount from the sale proceeds of the Notes. The Pre-Funded Amount will initially equal $[ ] and, during the Funding Period, will be reduced by the Principal Balances of all Subsequent Receivables purchased by the Trust from time to time in accordance with the provisions of the Sale and Servicing Agreement.

         The Seller expects that the Pre-Funded Amount will be reduced to less than $100,000 by the [ ] Payment Date, although no assurances can be given that this will happen. If any Pre-Funded Amount remains at the end of the Funding Period, such amount will be distributed as a partial prepayment to the Noteholders as described above under "--Mandatory Prepayment" and "--Mandatory Redemption".

         The Indenture Trustee will also establish and maintain an account (the "Interest Reserve Account") in the name of the Indenture Trustee on behalf of the Noteholders and Certificateholders. On the Closing Date, the Seller will deposit an amount equal to the Requisite Reserve Amount (as described below) in the Interest Reserve Account. On each of the [October and November] Payment Dates, funds on deposit in the Interest Reserve Account which are in excess of the Requisite Reserve Amount for such Payment Date will be withdrawn from the Interest Reserve Account and deposited in the Distribution Account for distribution in accordance with the priorities set forth under the heading "Description of the Trust Documents--Distributions--Priority of Distribution Amounts".]

         The Collateral Agent will establish the Spread Account as a segregated trust account at its office or at another depository institution or trust company.

Distributions

         Priority of Distribution Amounts. On the earlier of (i) the seventh Business Day of each calendar month and (ii) the fifth Business Day preceding the Payment Date occurring in such calendar (each such date, a "Determination Date") the Servicer will instruct the Indenture Trustee to make the following distributions from the Total Distribution Amount in the following order of priority:

                  (1) to the Standby Servicer, so long as CPS is the Servicer and [ ] is the Standby Servicer, the Standby Fee and all unpaid Standby Fees from prior Collection Periods;

                  (2) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

                  (3) if the Standby Servicer becomes the successor Servicer, to the Standby Servicer, from the Total Distribution Amount, to the extent not previously paid by the predecessor Servicer under the Sale and Servicing Agreement, reasonable transition expenses (up to a maximum of $50,000) incurred in becoming the successor Servicer;

                  (4) to the Indenture Trustee and the Owner Trustee, pro rata, the fees payable thereto for services under the Indenture and the Trust Agreement (the "Trustee Fees") and reasonable out-of-pocket expenses thereof (including counsel fees and expenses), and all unpaid Trustee Fees and unpaid reasonable out-of-pocket expenses (including counsel fees and expenses) from prior Collection Periods;

                  (5) to the Collateral Agent, all fees and expenses payable to the Collateral Agent with respect to such Payment Date;

                  (6)   to   the   Noteholders,    the   Noteholders'   Interest
         Distributable Amount;

                  (7)   to   the   Noteholders,   the   Noteholders'   Principal
         Distributable   Amount,  plus  the  Noteholders'   Principal  Carryover
         Shortfall, if any;

                  (8) to the [Credit Enhancer], any amounts due to the [Credit Enhancer] under the terms of the Insurance Agreement;

                  (9) if any Person other than the Standby Servicer becomes the successor Servicer, to such successor Servicer, to the extent not previously paid by the predecessor Servicer under the Sale and Servicing Agreement, reasonable transition expenses (up to a maximum of $50,000 for all such expenses) incurred in becoming the successor Servicer; and

                  (10) to the Collateral Agent, for deposit into the Spread Account, the remaining Total Distribution Amount, if any.

         Amounts distributed on account of the Noteholders' Principal Distributable Amount under priority (7) above will be applied, sequentially, to pay principal of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, then to the holders of the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero. [Describe other classes of Notes, if any].

         Determination of Total Distribution Amount. The "Total Distribution Amount" for a Payment Date will be the sum of the following amounts with respect to the preceding Collection Period:

         (i)      all collections on Receivables;

         (ii) all proceeds received during the related Collection Period with respect to Receivables that became Liquidated Receivables during such related Collection Period, net of the reasonable expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable ("Liquidation Proceeds");

         (iii)    proceeds   from   Recoveries   with   respect  to   Liquidated
                  Receivables;

         (iv) earnings on investments of funds in the Collection Account during the related Collection Period;

         (v) on the [ ] and [ ] Payment Dates any amounts in excess of the Requisite Reserve Amount withdrawn from the Interest Reserve Account; and

         (vi) the Purchase Amount of each Receivable that was repurchased by CPS or purchased by the Servicer as of the last day of the related Collection Period.

         The [Credit Enhancer] shall at any time, and as often as it chooses, with respect to a Payment Date, have the option (but shall not be required, except as required under the [Credit Enhancement]) to deliver amounts to the Indenture Trustee for deposit into the Collection Account for any of the following purposes:

o to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Payment Date;

o to distribute as a component of the Noteholders' Principal Distributable Amount to the extent that the principal balance of the Notes as of the Determination Date preceding such Payment Date exceeds the Pool Balance as of such Determination Date; or

o to include such amount as part of the Total Distribution Amount for such Payment Date to the extent that without such amount a draw would be required to be made on the [Credit Enhancement].

         "Liquidated Receivable" means a Receivable (i) which has been liquidated by the Servicer through the sale of the Financed Vehicle, or (ii) for which the related Financed Vehicle has been repossessed and 90 days have elapsed since the date of such repossession, or (iii) as to which an Obligor has failed to make more than 90% of a Scheduled Receivable Payment of more than ten dollars for 120 (or, if the related Financed Vehicle has been repossessed, 210) or more days as of the end of a Collection Period, or (iv) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable.

         "Purchase Amount" means, with respect to a Receivable, the amount, as of the close of business on the last day of a Collection Period, required to prepay in full such Receivable under the terms thereof including all accrued and unpaid interest and interest to the end of the month of purchase.

         "Recoveries" means, with respect to a Liquidated Receivable, the monies collected from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the reasonable costs of liquidation plus any amounts required by law to be remitted to the Obligor.

         Calculation  of  Distributable  Amounts.  On  each  Payment  Date,  the
Noteholders   will   receive  the   Noteholders'   Distributable   Amount.   The
"Noteholders' Distributable Amount" for a Payment Date will equal the sum of:

         (1) the "Noteholders' Principal Distributable Amount," consisting of the Class A Noteholders' Percentage of the Principal Distributable Amount; plus

         (2)  the Noteholders' Principal Carryover Shortfall; and

         (3) the Noteholders' Interest Distributable Amount.

         On the Class A-1 Final Scheduled Payment Date, the Noteholders' Principal Distributable Amount will at least equal an amount sufficient to pay in full the then outstanding principal amount of the Class A-1 Notes. On the Class A-2 Final Scheduled Payment Date, the Noteholders' Principal Distributable Amount will at least equal an amount sufficient to pay in full the then outstanding principal amount of the Class A-2 Notes. [Describe other classes of Notes, if any].

         "Class A Noteholders' Percentage" will be [100%] until the Notes have been paid in full.

         "Class A-1 Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Class A-1 Noteholders' Interest Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account on such preceding Payment Date on account of the Class A-1 Noteholders' Interest Distributable Amount.

         "Class A-1 Noteholders' Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class A-1 Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Class A-1 Noteholders' Interest Carryover Shortfall for such Payment Date, plus interest on such Class A-1 Noteholder's Interest Carryover Shortfall, to the extent permitted by law, at the Class A-1 Interest Rate through the current Payment Date.

         "Class A-1 Noteholders' Monthly Interest Distributable Amount" means

                  (a) for the first Payment Date, an amount equal to the product of (i) the Class A-1 Interest Rate, (ii) the initial outstanding principal amount of the Class A-1 Notes and (iii) a fraction, the numerator of which is the number of days from and including the Closing Date to and including [ ] and (ii) the denominator of which is 360; and

                  (b) for any Payment Date after the first Payment Date, an amount equal to the product of (i) one-twelfth of the Class A-1 Interest Rate and (ii) the outstanding principal amount of the Class A-1 Notes as of the close of the preceding Payment Date (after giving effect to all distributions on account of principal on such preceding Payment Date).

         "Class A-2 Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Class A-2 Noteholders' Interest Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account on such preceding Payment Date on account of the Class A-2 Noteholders' Interest Distributable Amount.

         "Class A-2 Noteholders' Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class A-2 Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Class A-2 Noteholders' Interest Carryover Shortfall for such Payment Date, plus interest on such Class A-2 Noteholder's Interest Carryover Shortfall, to the extent permitted by law, at the Class A-2 Interest Rate through the current Payment Date.

         "Class A-2 Noteholders' Monthly Interest Distributable Amount" means

                  (a) for the first Payment Date, an amount equal to the product of (i) the Class A-2 Interest Rate, (ii) the initial outstanding principal amount of the Class A-2 Notes and (iii) a fraction, the numerator of which is the number of days from and including the Closing Date to and including [ ] and (ii) the denominator of which is 360; and

                   (b) for any Payment Date after the first Payment Date, an amount equal to the product of (i) one-twelfth of the Class A-2 Interest Rate and (ii) the outstanding principal amount of the Class A-2 Notes as of the close of the preceding Payment Date (after giving effect to all distributions on account of principal on such preceding Payment Date).

         "Cram Down Loss" means, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring Scheduled Payments to be made on a Receivable, an amount equal to such reduction in Principal Balance of such Receivable or the reduction in the net present value (using as the discount rate the lower of the contract rate or the rate of interest specified by the court in such order) of the Scheduled Payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the date such order is entered.

         "Noteholders' Interest Distributable Amount" means, with respect to any Payment Date, the sum of (a) the Noteholders' Monthly Interest Distributable Amount for such Payment Date, (b) the Class A-1 Noteholders' Interest Carryover Shortfall for such Payment Date, plus interest on such Class A-1 Noteholder's Interest Carryover Shortfall, to the extent permitted by law, at the Class A-1 Interest Rate through the current Payment Date, plus (c) the Class A-2 Noteholders' Interest Carryover Shortfall for such Payment Date, plus interest on such Class A-2 Noteholders' Interest Carryover Shortfall, to the extent permitted by law, at the Class A-2 Interest Rate through the current Payment Date.

         "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Payment Date, the sum of (i) the Class A-1 Noteholders' Monthly Interest Distributable Amount for such Payment Date and (ii) the Class A-2 Noteholders' Monthly Interest Distributable Amount for such Payment Date. [Describe other classes of Notes, if any].

         "Principal Balance" of a Receivable, as of the close of business on the last day of a Collection Period, means the amount financed minus the sum of the following amounts without duplication: (i) in the case of a Rule of 78's Receivable, that portion of all Scheduled Receivable Payments received on or before such day allocable to principal of such Receivable using the actuarial or constant yield method; (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Receivable Payments received on or before such day allocable to principal of such Receivable using the simple interest method;
(iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal; (iv) any Cram Down Loss in respect of such Receivable; and (v) any prepayment in full or any partial prepayment applied to reduce the Principal Balance of such Receivable.

         "Scheduled Receivable Payment" means, for any Collection Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period (without giving effect to deferments of payments granted to Obligors by the Servicer under the Sale and Servicing Agreement or any rescheduling of payments in any insolvency or similar proceedings).

Events of Default

         Unless a [Credit Enhancer] Default shall have occurred and be continuing, "Events of Default" under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Indenture Cross Defaults, and will constitute an Event of Default under the Indenture only if the [Credit Enhancer] shall have delivered to the Indenture Trustee a written notice specifying that any such Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture. An "Insurance Agreement Indenture Cross Default" may result from:

o        a demand for payment under the [Credit Enhancement];

o        an Insolvency Event;

o the Trust becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes;

o the sum of the Total Distribution Amount with respect to any Payment Date plus the amount (if any) available from certain collateral accounts maintained for the benefit of the [Credit Enhancer] is less than the sum of the amounts described in clauses (1) through (7) under "Description of the Trust Documents--Distributions--Priority of Distribution Amounts" herein; and

o any failure to observe or perform in any material respect any other covenants, representation, warranty or agreements of the Trust in the Indenture, any certificate or other writing delivered in connection therewith, which failure continues for 30 days after written notice of such failure or incorrect representation or warranty has been given to the Trust and the Indenture Trustee by the [Credit Enhancer].

         Upon the occurrence of an Event of Default, and so long as a [Credit Enhancer] Default shall not have occurred and be continuing, the Notes shall become due and payable at par with accrued interest thereon. The [Credit Enhancer] will have the right, but not the obligation, to instruct the Indenture Trustee to liquidate the Trust Assets, in whole or in part, on any date or dates following the acceleration of the Notes due to such Event of Default, and to distribute the proceeds of such liquidation in accordance with the terms of the Indenture. Following the occurrence of any Event of Default, the Indenture Trustee will continue to submit claims as necessary under the [Credit Enhancement] for any shortfalls in the Scheduled Payments on the Notes, except that the [Credit Enhancer], in its sole discretion, may elect to pay all or any portion of the outstanding amount of the Notes in excess thereof, plus accrued interest thereon. See "[Credit Enhancement]" and "Description of the Securities--Mandatory Prepayment" herein.

         If a [Credit Enhancer] Default has occurred and is continuing, "Events of Default" will consist of the following events set forth in the Indenture:

o a default for five days or more in the payment of any interest on the Notes;

o a default for five days or more in the payment of the principal of the Notes [when the same becomes due and payable];

o        a default in

         - the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture

         - any representation or warranty made by the Trust in the Indenture

         - any certificate delivered in connection with the Indenture, or such certificate having been incorrect as of the time made and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days (or such longer period not in excess of 90 days as is reasonably necessary to cure such default) after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or

o certain events of bankruptcy, insolvency, receivership or liquidation of the Trust.

         Upon the occurrence of an Event of Default, and so long as a [Credit Enhancer] Default has occurred and is continuing the Indenture Trustee or the holders of Notes representing at least a majority of the principal amount of the Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of Notes representing at least a majority of the principal amount of the

Notes then outstanding. The Indenture Trustee may also institute proceedings to collect amounts due or foreclose on the Trust Assets, exercise remedies as a secured party, sell the related Receivables or elect to have the Trust maintain possession of such Receivables. If the Indenture Trustee has the right to liquidate the Trust Estate, because a [Credit Enhancer] Default has occurred and is continuing, nevertheless, the Indenture Trustee will be prohibited from selling the related Receivables following an Event of Default unless (i) the holders of all the outstanding Notes consent to the sale or (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of the sale.

Statements to Noteholders

         On each Payment Date, the Indenture Trustee will include with each distribution to each Noteholder of record as of the close of business on the applicable Record Date and each Rating Agency that is currently rating the Notes a statement (prepared by the Servicer) setting forth the following information with respect to the preceding Collection Period, to the extent applicable:

(1) the amount of the distribution allocable to principal of each class of Notes;

(2) the amount of the distribution allocable to interest on each class of Notes;

(3) the Pool Balance and the Pool Factor for each class of Notes as of the close of business on the last day of the preceding Collection Period;

(4) the aggregate principal balance of each class of Notes and the Certificates as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under (1) above;

(5) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period (inclusive of the Standby Fee), the amount of any unpaid Servicing Fees and the change in such amount from that of the prior Payment Date;

(6) the amount of the Class A-1 Noteholders' Interest Carryover Shortfall, Class A-2 Noteholders' Interest Carryover Shortfall and Noteholders' Principal Carryover Shortfall on such Payment Date and the change in such amounts from those on the prior Payment Date;

(7) the amount paid to the Noteholders under the [Credit Enhancement] or from the Spread Account for such Payment Date;

(8)      the amount distributable to the [Credit Enhancer] on such Payment Date;

(9) the aggregate amount in the Spread Account and the change in such amount from the previous Payment Date;

(10) the number of Receivables and the aggregate gross amount scheduled to be paid thereon, including unearned finance and other charges, for which the related Obligors are delinquent in making Scheduled Receivable Payments for (a) [ ] to [ ] days, (b) [ ] to [ ] days, (c)

         [   ] to [   ] days, (d) [   ] to [   ] days, (e) [   ] to [   ]
         days, (f) [   ] to [   ] days and (g) [   ] days or more;

(11) the number and the aggregate Purchase Amount of Receivables repurchased by CPS or purchased by the Servicer; and

(12) the cumulative Principal Balance of all Receivables that have become Liquidated Receivables, net of Recoveries, during the period from the Cutoff Date to the last day of the related Collection Period.

         Each amount set forth under subclauses (1), (2), (5), (6), (7) and (11) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Note.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee will mail to each person who at any time during such calendar year shall have been a Noteholder and received any payment on such holder's Notes, a statement (prepared by the Servicer) containing the sum of the amounts described in (1), (2) and (5) above for the purposes of such Noteholder's preparation of federal income tax returns. See "Description of the Trust Documents--Statements to Noteholders" and "Federal Income Tax Consequences" in this Prospectus Supplement.

Evidence as to Compliance

         The Sale and Servicing Agreement will provide that a firm of independent certified public accountants will furnish to the Indenture Trustee and the [Credit Enhancer] on or before July 31 of each year, beginning [ ], a report as to compliance by the Servicer during the preceding twelve months ended March 31 with certain standards relating to the servicing of the Receivables (or in the case of the first such certificate, the period from the Cutoff Date
to [     ].

         The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee and the [Credit Enhancer], on or before July 31 of each year, commencing [ ] of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months ended March 31 or, if there has been a default in the fulfillment of any such obligation, describing each such default (or in the case of the first such certificate, the period from the Cutoff Date to [ ]). The Servicer has agreed to give the Indenture Trustee and the [Credit Enhancer] notice of any Events of Default under the Sale and Servicing Agreement.

         Copies  of  such  statements  and   certificates  may  be  obtained  by
Noteholders by a request in writing addressed to the Indenture Trustee.

Certain Matters Regarding the Servicer

         The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer except upon determination that its performance of such duties is no longer permissible under applicable law and with the consent of the [Credit Enhancer]. No such resignation will become effective until a successor servicer has assumed the servicing obligations and duties under the Sale and Servicing Agreement. If CPS resigns as Servicer or is terminated as Servicer, the Standby Servicer has agreed under the Servicing Assumption Agreement to assume the servicing obligations and duties under the Sale and Servicing Agreement. However, so long as no [Credit Enhancer] Default shall have occurred and be continuing, the [Credit Enhancer] in its sole and absolute discretion may appoint a successor Servicer other than the Standby Servicer.

         The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents will be under any liability to the Trust or the Noteholders for taking any action or for refraining from taking any action under the Sale and Servicing Agreement, or for errors in judgment. However, neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in the Sale and Servicing Agreement any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Sale and Servicing Agreement.

         The Sale and Servicing Agreement provides that the rights and obligations of the Servicer terminate each March 31, June 30, September 30 and December 31 unless renewed by the [Credit Enhancer] for successive quarterly periods. The [Credit Enhancer] will agree to grant continuous renewals so long as (i) no Servicer Termination Event under the Sale and Servicing Agreement has occurred and (ii) no event of default under the Insurance Agreement has occurred. See "Description of the Securities--Certain Matters Regarding the Servicer" in the Prospectus.

Servicing Compensation

         The Servicer will be entitled to receive the Servicing Fee on each Payment Date, equal to the result of one twelfth times [ ]% of the Pool Balance as of the close of business on the last day of the second preceding Collection Period. However, with respect to the first Payment Date the Servicer will be entitled to receive a Servicing Fee equal to the result of one twelfth times [ ]% of the Original Pool Balance. As additional servicing compensation, the Servicer will also be entitled to receive certain late fees, prepayment charges and other administrative fees or similar charges. If the Standby Servicer, or any other entity serving at the time as Standby Servicer, becomes the successor Servicer, it will receive compensation at a Servicing Fee Rate which shall (1) reflect current market practice with respect to compensation of servicers of receivables comparable to the Receivables and (2) not exceed [ ]% per annum. See "The Standby Servicer" in this Prospectus Supplement. The Servicer will also collect and retain, as additional servicing compensation, any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and amounts received upon payment in full of Rule of 78's

Receivables in excess of the then outstanding principal balance of such Receivables and accrued interest (calculated under the actuarial method). The Servicer will also be entitled to reimbursement from the Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to Scheduled Receivable Payments, late fees and other charges and principal and interest in accordance with the Servicer's normal practices and procedures. The Servicing Fee will be paid out of collections from the Receivables, before distributions to Noteholders.

         The Servicing Fee and additional servicing compensation will compensate the Servicer for performing the functions of a third party servicer of automotive receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements to the Indenture Trustee and the [Credit Enhancer] with respect to distributions and generating federal income tax information. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

Servicer Termination Events

         Any of the following events will constitute a "Servicer Termination Event" under the Sale and Servicing Agreement:

o any failure by the Servicer to deliver to the Indenture Trustee for distribution to the Securityholders any required payment, which failure continues unremedied for two Business Days (or, in the case of a payment or deposit to be made no later than a Payment Date, the failure to make such payment or deposit by such Payment Date), or any failure to deliver to the Indenture Trustee the annual accountants' report, the annual statement as to compliance or the statement to the Noteholders, in each case, within five days of the date it is due;

o any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement which continues unremedied for 30 days after the giving of written notice of such failure (1) to the Servicer or the Seller, as the case may be, by the [Credit Enhancer] or by the Indenture Trustee, or (2) to the Servicer or the Seller, as the case may be, and to the Indenture Trustee and the [Credit Enhancer] by the holders of Notes evidencing not less than 25% of the outstanding principal balance of the Notes;

o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Servicer or, so long as CPS is Servicer, of any of its affiliates, and certain actions by the Servicer, the Seller or, so long as CPS is Servicer, of any of its affiliates, indicating its insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations;

o        a claim is made under the [Credit Enhancement]; or

o        the occurrence of an Insurance Agreement Event of Default.

         An "Insurance Agreement Event of Default" means an event of default under the Insurance Agreement or under any other "insurance agreement" under which Financial Security has issued (or issues in the future) a financial guaranty insurance policy in respect of securities issued by a trust for which CPS is the Servicer. The events constituting an Insurance Agreement Event of Default (including the events of default under any such other insurance agreements) may be modified, amended or waived by Financial Security without notice to or consent of the Indenture Trustee or any Noteholder. Remedies available to Financial Security upon the occurrence of an Insurance Agreement Event of Default include increasing the amount required to be on deposit in the Spread Account and terminating CPS's appointment as Servicer. See "Risk Factors--Sub-Prime Obligors; Servicing".

Rights Upon Servicer Termination Event

         Following the occurrence of a Servicer Termination Event that remains unremedied, either (1) the [Credit Enhancer] (provided no [Credit Enhancer] Default shall have occurred and be continuing) in its sole and absolute discretion or (2) if a [Credit Enhancer] Default shall have occurred and be continuing, the Indenture Trustee or the holders of Notes evidencing not less than 25% of the outstanding principal balance of the Notes, may terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement, whereupon the Standby Servicer, or such other successor Servicer as shall be or have been appointed by the [Credit Enhancer] (or, if a [Credit Enhancer] Default shall have occurred and be continuing, by the Indenture Trustee or the Noteholders, as described above) will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement. However, a successor Servicer shall have no liability with respect to any obligation which was required to be performed by the predecessor Servicer before the date the successor Servicer becomes the Servicer or the claim of a third party (including a Noteholder) based on any alleged action or inaction of the predecessor Servicer as Servicer.

         "[Credit Enhancer] Default" shall mean any one of the following events shall have occurred and be continuing:

o the [Credit Enhancer] fails to make a payment required under the [Credit Enhancement] in accordance with its terms;

o        the [Credit Enhancer]

         - files any petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization

         - makes a general assignment for the benefit of its creditors, or

         - has an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

o        a court of competent jurisdiction, the New York Department of Insurance
         or  other   competent   regulatory   authority   enters  a  final   and
         nonappealable order, judgment or decree

         - appointing a custodian, trustee, agent or receiver for the [Credit Enhancer] or for all or any material portion of its property or

         - authorizing the taking of possession by a custodian, trustee, agent or receiver of the [Credit Enhancer] (or the taking of possession of all or any material portion of the property of the [Credit Enhancer]).

Waiver of Past Defaults

         With respect to the Trust, subject to the approval of the [Credit Enhancer], the holders of Notes evidencing more than 50% of the outstanding principal balance of the Notes (the "Class A Note Majority") may, on behalf of all Securityholders waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. However, a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the Sale and Servicing Agreement may not be waived. No waiver of a default by the Servicer shall impair the Noteholders' rights with respect to subsequent defaults.


The Standby Servicer

         If a Servicer Termination Event occurs and remains unremedied, (1) provided no [Credit Enhancer] Default has occurred and is continuing, then the [Credit Enhancer] in its sole and absolute discretion, or (2) if a [Credit Enhancer] Default shall have occurred and be continuing, then the Indenture Trustee may, with the consent of the Class A Note Majority, terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement. See "Risk Factors--Termination of CPS as Servicer" and "Description of the Trust Documents--Servicer Termination Events" in this Prospectus Supplement. If such event occurs when CPS is the Servicer, or if CPS resigns as Servicer or is terminated as Servicer by the [Credit Enhancer], Norwest Bank Minnesota, National Association (in such capacity, the "Standby Servicer") has agreed to serve as successor Servicer under the Sale and Servicing Agreement pursuant to a Servicing and Lockbox Processing Assumption Agreement, dated as of [ ], among CPS, the Standby Servicer and the Indenture Trustee (the "Servicing Assumption Agreement"). The Standby Servicer will receive a fee (the "Standby Fee") for agreeing to stand by as successor Servicer and for performing other functions. If the Standby Servicer or any other entity serving at the time as Standby Servicer becomes the successor Servicer, it will receive compensation in an amount equal to one twelfth of the Servicing Fee Rate times the Pool Balance as of the close of business on the last day of the second preceding Collection Period. The "Servicing Fee Rate" will be a rate that will (i) reflect current market practice with respect to compensation of servicers of receivables comparable to the

Receivables and (ii) not exceed [ ]% per annum. See "The Standby Servicer" in this Prospectus Supplement.


                              [CREDIT ENHANCEMENT]

[Description of Credit Enhancement]

                              THE [CREDIT ENHANCER]

[Description of Credit Enhancement]

                         FEDERAL INCOME TAX CONSEQUENCES

         Federal Tax Counsel will deliver its opinion that for Federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for Federal income tax purposes. See "Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of Federal income tax laws to the Trust and the Notes.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan within the meaning of Section 3(3) of ERISA, as well as an individual retirement account, a Keogh plan and any other plan within the meaning of Section 4975 of the Code (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

         Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Seller believes that, at the time of their issuance, the Notes should be treated as indebtedness of the Trust without substantial equity features for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Trust incurred losses.

         However, without regard to whether the Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Seller, the Servicer, the [Credit Enhancer], the Owner Trustee or the Indenture Trustee is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." By acquiring a Class A Note, each initial purchaser, transferee and owner of a beneficial interest will be deemed to represent that either (1) it is not acquiring the Notes with the assets of a Benefit Plan; or (2) the acquisition and holding of the Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.

         A plan fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

         Under the terms and subject to the conditions contained in an underwriting agreement dated [ ] (the "Underwriting Agreement") among CPS, the Seller, Samco, Linc and the Underwriter, the Seller has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, Notes in the following amounts:

                          [                        ]

         The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent and that the Underwriter will purchase all the Notes offered hereby if any of such Notes are purchased.

         CPS and the Seller have been advised by the Underwriter that the Underwriter proposes to offer the Notes from time to time for sale in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Notes to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Notes for whom they may act as agent. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Notes by them may be deemed to be underwriting discounts or commissions, under the Securities Act. In addition, certain fees and expenses of the Underwriter, including fees and expenses of its counsel, will be paid by CPS and the Seller.

         The Notes are a new issue of securities with no established trading market. CPS and the Seller do not intend to apply for listing of the Notes on a national securities exchange. The Underwriter has advised CPS and the Seller that it intends to act as a market maker for the Notes. However, the Underwriter is not obligated to do so and may discontinue any market making at any time without notice. Accordingly, no assurance can be given as to the liquidity of any trading market for the Notes.

         In connection with the offering of the Notes, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the market price of the Notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Notes for the purpose of stabilizing its market price. In addition, the Underwriter may impose "penalty bids" whereby it may reclaim from a dealer participating in the offering the selling concession with respect to the Notes that such dealer distributed in the offering but subsequently purchased for the account of the Underwriter in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.

         CPS and the Seller have agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriter may be required to make in respect thereof.

         [In the ordinary course of their respective businesses, the Underwriter and its affiliates have engaged and may engage in investment banking and/or commercial banking transactions with CPS and the Seller and their affiliates. See "Use of Proceeds" herein and "Plan of Distribution" in the accompanying Prospectus.]

         This Prospectus Supplement and the accompanying Prospectus may be used by the Underwriter, affiliates of which have an ownership interest in, or participate in banking transactions with, CPS and the Seller, in connection with offers and sales related to market making transactions in the Notes. The Underwriter may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of the sale or otherwise.

                                 LEGAL OPINIONS

         Certain legal matters relating to the Securities will be passed upon for the Seller and the Servicer by Mayer, Brown & Platt, New York, New York. Certain legal matters relating to the Notes will be passed upon for the Underwriter by Dewey Ballantine, New York, New York. Certain legal matters related to the [Credit Enhancement] will be passed upon for the [Credit Enhancer] by [ ], General Counsel of the [Credit Enhancer] or an Associate General Counsel of the [Credit Enhancer].

                                     EXPERTS

         The consolidated balance sheets of [Credit Enhancer] Assurance Inc. and its subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         CPS, as originator of the Trust, filed a registration statement relating to the securities with the United States Securities and Exchange Commission, (the "SEC"). This Prospectus Supplement is part of the registration statement, but the registration statement includes additional information.

         CPS will file with the SEC all required annual, monthly and special SEC reports and other information about any Trust it originates.

         You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC internet site (http://www.sec.gov.).

         The SEC allows us to "incorporate by reference" information that CPS files with it, which means that CPS can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that CPS files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. CPS incorporates by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of any Trust until we terminate offering the Notes.

         CPS's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. [ ]) was filed with the SEC under the Securities Exchange Act of 1934 and is incorporated into this prospectus supplement by reference. Since that time, CPS has not been, and is not currently, required to file reports under Section 13(a) or 15(d) of the Exchange Act, except for the filing of Current Reports on Form 8-K in connection with the trusts it originates. [The Seller's Current Reports on Form 8-K dated [ ], [ ], [ ], and [ ] are incorporated into this prospectus supplement by reference.]


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



         As a recipient of this prospectus, you may request a copy of any document CPS incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by contacting: Consumer Portfolio Services, Inc., 2 Ada, Irvine, California 92718, Attention, Jeffrey P. Fritz. Telephone requests for such copies should be directed to Consumer Portfolio Services, Inc. at (714) 753-6800.



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                                 INDEX OF TERMS

         Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found herein.

Actuarial Receivables......................................................S-41
Alpha Program..............................................................S-23
APR........................................................................S-32
Benefit Plan.........................................................S-12, S-62
Cede.......................................................................S-45
Class A Note Majority......................................................S-61
Class A Noteholders' Percentage............................................S-52
Class A-1 Noteholders' Interest Carryover Shortfall........................S-52
Class A-1 Noteholders' Interest Distributable Amount.......................S-52
Class A-1 Noteholders' Monthly Interest Distributable Amount...............S-52
Class A-2 Noteholders.......................................................S-5
Class A-2 Noteholders' Interest Carryover Shortfall........................S-53
Class A-2 Noteholders' Interest Distributable Amount.......................S-53
Class A-2 Noteholders' Monthly Interest Distributable Amount...............S-53
Class A-2 Notes.............................................................S-4
Class A-2 Pool Factor......................................................S-42
Closing Date................................................................S-5
Collection Account.........................................................S-49
Contracts..................................................................S-21
CPS.........................................................................S-7
Cram Down Loss.............................................................S-53
Cutoff Date.................................................................S-8
Dealers....................................................................S-20
Delta Program..............................................................S-23
Deposit Institutions..................................................S-7, S-23
Determination Date.........................................................S-49
DTC........................................................................S-43
ERISA......................................................................S-62
Events of Default....................................................S-54, S-55
Federal Tax Counsel........................................................S-11
Financial Intermediary.....................................................S-45
First Time Buyer Program...................................................S-23
Holders....................................................................S-43
IFCs........................................................................S-7
Indenture...................................................................S-4
Insurance Agreement Event of Default.......................................S-60
Insurance Agreement Indenture Cross Default................................S-54
Insurance Agreement............................................S-13, S-15, S-60
Linc........................................................................S-7
Linc Program...............................................................S-24
Liquidated Receivable......................................................S-51
Liquidation Proceeds.......................................................S-51
Lock-Box Account...........................................................S-48
Lock-Box Bank..............................................................S-48
Moody's....................................................................S-12
Note Distribution Account..................................................S-49

Note Owners................................................................S-43
Note Prepayment Amount.....................................................S-44
Noteholders................................................................S-43
Noteholders' Distributable Amount..........................................S-52
Noteholders' Interest Distributable Amount.................................S-53
Noteholders' Monthly Interest Distributable Amount.........................S-54
Noteholders' Principal Distributable Amount................................S-44
Notes.......................................................................S-4
Obligors...................................................................S-20
Original Pool Balance......................................................S-42
Participants...............................................................S-45
Payment Date................................................................S-5
Pool Balance...............................................................S-42
Post Office Box............................................................S-48
prepayments................................................................S-42
Principal Balance..........................................................S-54
Principal Distributable Amount..............................................S-6
PTCE.......................................................................S-63
Purchase Amount............................................................S-52
Rating Agencies............................................................S-12
Recoveries.................................................................S-52
Regulation.................................................................S-62
Rule of 78's Receivables...................................................S-41
Samco.......................................................................S-7
Scheduled Receivable Payment...............................................S-54
Seller......................................................................S-4
Servicer Termination Event.................................................S-59
Servicing Assumption Agreement.............................................S-61
Servicing Fee Rate.........................................................S-61
Simple Interest Receivables................................................S-41
Standard & Poor's..........................................................S-12
Standard Program...........................................................S-23
Standby Fee................................................................S-61
Standby Servicer...........................................................S-61
Subsequent Cutoff Date.....................................................S-47
Sub-Prime Borrowers..................................................S-14, S-21
Subsequent Receivables................................................S-8, S-47
Super Alpha Program........................................................S-24
Total Distribution Amount..................................................S-51
Trust.......................................................................S-4
Trust Documents............................................................S-46
Trustee Fees...............................................................S-50
UCC........................................................................S-48
Underwriting Agreement.....................................................S-63

                     CPS Auto Receivables Trust 199[ ] - [ ]

                              CPS Receivables Corp.
                                     Seller

                        CONSUMER PORTFOLIO SERVICES, INC.
                                    Servicer

                                      [$ ]

                      ------------------------------------
                              PROSPECTUS SUPPLEMENT
                      ------------------------------------

                                  [UNDERWRITER]

         You should rely only on the information contained in these documents or that we have referred you to. We have not authorized anyone to provide you with information that is different.

         We are not offering the Notes in any state where the offer is not permitted.

         Until [ ], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

           Prospectus Supplement to Prospectus dated October [ ], 1998

                        CPS Auto Receivables Trust 1998-4

                                   [CPS Logo]

                              CPS RECEIVABLES CORP.
                                    (Seller)

                        CONSUMER PORTFOLIO SERVICES, INC.
                                   (Servicer)

            The trust will issue the following classes of notes


Consider carefully the risk factors beginning on page S-[ ] in this prospectus supplement and on page 13 in the prospectus.

The notes represent obligations of the trust only and do not represent obligations of or interests in CPS Receivables Corp. or Consumer Portfolio Services, Inc. or their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

                               Class A-1 Notes             Class A-2 Notes
                               ---------------             ---------------
Principal Amount
Interest Rate (per annum)
First Payment Date
Final Scheduled Payment Date
Price to Underwriter
Proceeds to Seller 1/
---------------
1/ Aggregate proceeds to the Seller, after deducting expenses payable to the Seller estimated at $[ ], will be $[ ].

Full and timely payment of interest on and principal of the notes on each scheduled payment date is unconditionally and irrevocably guaranteed under a financial guaranty insurance policy (the "Policy") to be issued by Financial Security Assurance Inc.

                                   [FSA Logo]

This prospectus supplement and the accompanying prospectus relate only to the offering of the notes. Certificates representing the residual interest in the trust will also be issued by the trust. The certificates will be retained initially by the Seller and are not offered under these documents. Wheat First Securities, Inc., acting through First Union Capital Markets, a division of Wheat First Securities, Inc., as underwriter, proposes to offer the notes at various times in negotiated transactions or otherwise, at prices to be determined at the time of sale.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

                           First Union Capital Markets
                                    [ ], 1998

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We tell you about the notes in two separate documents that progressively provide more detail: (a) this prospectus supplement, which describes the specific terms of your series of notes; and (b) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series.

         If the terms of your series of notes vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

         You should rely only on the information contained in these documents or that we have referred you to. We have not authorized anyone to provide you with information that is different.

         We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

         You can find a listing of the pages where capitalized terms use in this prospectus supplement are defined under the caption "Index of Terms" beginning on page S-[ ] in this prospectus supplement and under the caption "Index of Terms" beginning on page [ ] in the accompanying prospectus

                                TABLE OF CONTENTS

                                                                          PAGE


PROSPECTUS SUMMARY........................................................S-4

RISK FACTORS.............................................................S-13

FORMATION OF THE TRUST...................................................S-20

THE TRUST ASSETS.........................................................S-20

THE ORIGINATORS' AUTOMOBILE CONTRACT PORTFOLIO...........................S-22

THE RECEIVABLES POOL.....................................................S-32

YIELD CONSIDERATIONS.....................................................S-42

POOL FACTORS AND OTHER INFORMATION.......................................S-42

USE OF PROCEEDS..........................................................S-43

DESCRIPTION OF THE SECURITIES............................................S-43

REGISTRATION OF NOTES....................................................S-45

DESCRIPTION OF THE TRUST DOCUMENTS.......................................S-46

THE POLICY...............................................................S-62

THE INSURER..............................................................S-65

FEDERAL INCOME TAX CONSEQUENCES..........................................S-67

ERISA CONSIDERATIONS.....................................................S-67

UNDERWRITING.............................................................S-69

LEGAL OPINIONS...........................................................S-70

EXPERTS  ................................................................S-70

                               PROSPECTUS SUMMARY

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, read carefully this entire document and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of this investment and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.


OFFERED SECURITIES

CPS Auto Receivables Trust 1998-4 will issue the following securities under this Prospectus Supplement and the accompanying Prospectus:

o        [     %] Asset-Backed Notes, Class A-1 (the "Class A-1 Notes") in the
         aggregate original principal amount of [$      ]; and

o [ %] Asset-Backed Notes, Class A-2 (the "Class A-2 Notes" and, together with the Class A-1 Notes, the "Notes") in the aggregate original principal amount of [$ ].

The Trust will issue the Notes under an indenture (the "Indenture"), to be dated October [ ], 1998, between the Trust and Norwest Bank Minnesota, National Association, as Indenture Trustee. The aggregate original principal amount of the Notes will be [$ ]. The Notes will be offered for purchase in minimum denominations of $1,000 and integral multiples of $1,000, in book entry form only, through the Depository Trust Company. For more information, read "Description of the Securities Book-Entry Registration" in the Prospectus. The Trust will also issue certificates that represent interests in the property of the Trust that remains after full payment to you of interest on and principal of the Notes. This Prospectus Supplement and the accompanying Prospectus offer only the Notes.

ISSUER

The issuer of the notes is CPS Auto Receivables Trust 1998-4 (the "Trust"). The Trust was formed on September 11, 1998 under a trust agreement between CPS Receivables Corp. (the "Seller"), a Delaware corporation that is a wholly-owned, special-purpose subsidiary of Consumer Portfolio Services, Inc. and Bankers Trust (Delaware), as the owner trustee.

The address and telephone number of Consumer Portfolio Services, Inc. are:

Consumer Portfolio Services, Inc.
2 Ada
Irvine, California 92618
(714) 753-6800

CLOSING DATE

On or about October [ ], 1998 (the "Closing Date").

INDENTURE TRUSTEE

Norwest Bank Minnesota, National Association

OWNER TRUSTEE

Bankers Trust (Delaware)

TERMS OF THE NOTES

The principal terms of the Notes will be as described below:

     Payment Dates

Payments on the Notes will be made on the 15th day of each month or, if the 15th day is not a Business Day under the Indenture, on the next following Business Day (each such day, a "Payment Date"). The first Payment Date will be November 16, 1998. Payments will be made to holders of record of the Notes as of the close of business on the record date applicable to such Payment Date. The record date for a Payment Date will be the 10th calendar day of the month in which such Payment Date occurs.

     Interest Rates

The Class A-1 Notes will bear interest at an annual rate equal to [ % ]. The Class A-2 Notes will bear interest at an annual rate equal to [ %]. Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

     Interest

On each Payment Date, the holders of record of the Class A-1 Notes (the "Class A-1 Noteholders") as of the related record date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-1 Interest Rate on the outstanding principal amount of the Class A-1 Notes at the close of the preceding Payment Date. On each Payment Date, the holders of record of the Class A-2 Notes (the "Class A-2 Noteholders") as of the related record date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-2 Interest Rate on the outstanding principal amount of the Class A-2 Notes at the close of the preceding Payment Date. Nevertheless, on the initial Payment Date, the interest payable to the Noteholders of record of a class of Notes will be an amount equal to the product of (a) the interest rate applicable to such class of Notes, (b) the initial principal amount of such class of Notes and (c) a fraction (i) the numerator of which is the number of days from and including the Closing Date to and including

November 14, 1998 (assuming that there are 30 days in each month of the year) and (ii) the denominator of which is 360.

Interest on the Notes which is due but not paid on any Payment Date will be payable on the next Payment Date together with, to the extent permitted by law, interest on such unpaid amount at the interest rate applicable to such class. See "Description of the Securities--Payment of Interest" in this Prospectus Supplement.

     Principal

Principal of the Notes will be payable on each Payment Date in an amount equal to the sum of (i) the Class A Noteholders' Percentage (as of such Payment Date) of the Principal Distributable Amount and (ii) any principal which was payable in respect of the Notes on a preceding Payment Date but was not so paid. Notwithstanding the foregoing, all outstanding principal and interest with respect to a class of Notes will be payable in full on the Final Scheduled Payment Date for such class of Notes. See "Description of the Trust Documents--Distributions" in this Prospectus Supplement.

The "Principal Distributable Amount" with respect to a Payment Date will equal the sum of the following amounts (without duplication):

         (a) collections on Receivables (other than Liquidated Receivables) allocable to principal including full and partial prepayments;

         (b) the portion of the purchase amount allocable to principal of each Receivable that was repurchased by CPS or purchased by the Servicer as of the last day of the related Collection Period and, at the option of the Insurer the Principal Balance of each Receivable that was required to be but was not so purchased or repurchased;

         (c) the Principal Balance of each Receivable that first became a Liquidated Receivable during the preceding Collection Period;

         (d) the aggregate amount of Cram Down Losses with respect to the Receivables that shall have occurred during the preceding Collection Period; and

         (e) any net proceeds from the liquidation of the Trust Assets pursuant to an acceleration of the Notes upon an Event of Default.

On each Payment Date, principal payments on the Notes will be applied, sequentially, to pay principal of the Class A-1 Notes until the principal balance of the Class A-1 Notes has been reduced to zero, then to the holders of the Class A-2 Notes until the principal balance of the Class A-2 Notes has been reduced to zero.

     Final Scheduled
     Payment Dates

All unpaid principal of and accrued interest on each class of the Notes will be payable in full on the date specified below for such class:

o        A-1 Notes: [                    ]
o        A-2 Notes: [                    ]

TRUST ASSETS

The primary source of funds to support payments of principal of and interest on the notes will be the trust assets, which will include:

o a pool of retail installment sale contracts consisting of the right to receive payments of interest, principal and other money secured by used and new automobiles, light trucks, vans and minivans;

o the right to receive payments under the installment sale contracts after specified cutoff dates;

o security interests in the automobiles, light trucks, vans and minivans securing the installment sale contracts;

o certain bank accounts and the proceeds thereof, including accounts that will be opened to receive part of the proceeds of this offering and that will be used by the Trust to buy more retail installment sales contracts;

o the right to receive proceeds from claims under, or refunds of unearned premiums from, certain insurance policies and extended service contracts relating to the vehicles financed under the installment sale contracts;

o the rights of CPS Receivables Corp. under the contracts by which it purchases the Trust Assets; and

o        certain other property specified herein under "The Trust Assets".

The Receivables

The retail installment sale contracts to be transferred to the Trust will be secured by new and used automobiles, light trucks, vans and minivans including the rights to all payments received with respect to such contracts after a specified cutoff date. Such installment sale contracts arise from loans originated by automobile dealers, independent finance companies ("IFCs") and deposit institutions ("Deposit Institutions") for assignment to Consumer Portfolio Services, Inc., a California corporation ("CPS") and its affiliates Samco Acceptance Corp., a Delaware corporation ("Samco"), and Linc Acceptance Company LLC, a Delaware limited liability company ("Linc"). The auto loan programs of CPS, Samco and Linc target automobile purchasers with marginal credit ratings who are generally unable to obtain credit from banks or other low-risk lenders. See "The Originators' Automobile Contract Portfolio--General", "The

Receivables    Pool",    "Risk    Factors--Sub-Prime    Obligors"    and   "Risk
Factors--Servicing" in this Prospectus Supplement and "Risk Factors--Sub-Prime Obligors" in the Prospectus.

The Initial Receivables

On the Closing Date, the Trust will acquire retail installment sale contracts (the "Initial Receivables") having an aggregate principal balance as of September [ ], 1998 (the "Cutoff Date") of approximately [$ ]. For information about the characteristics of the Initial Receivables as of the Cutoff Date, see "The Receivables Pool" in this Prospectus Supplement.

Pre-Funding

In addition to the Initial Receivables, the Trust will (subject to availability and certain conditions) purchase additional retail installment sale contracts (the "Subsequent Receivables") from the Seller during a period (the "Funding Period") beginning on the Closing Date and ending not later than [ ], 1999. The Subsequent Receivables and the Initial Receivables are collectively referred to in this Prospectus Supplement as the "Receivables". See "Description of the Trust Documents--Sale and Assignment of Receivables" in this Prospectus Supplement.

Subsequent Receivables will be originated under the auto loan programs of CPS, Samco and Linc but, as these programs are modified from time to time due to changes in market conditions or otherwise in the judgment of CPS, Samco or Linc, as applicable, such Subsequent Receivables may be originated using credit criteria different from the criteria applied with respect to the Initial Receivables and may be of a different credit quality and seasoning. However, CPS believes that the inclusion of the Subsequent Receivables in the pool of Receivables will not materially adversely affect the performance or other characteristics of the pool of Receivables. In addition, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire pool of Receivables included in the Trust may vary from those of the Initial Receivables. See "Risk Factors--Varying Characteristics of Subsequent Receivables" and "The Receivables Pool" in this Prospectus Supplement.

The Pre-Funding Account

The purchase of Subsequent Receivables will be funded from amounts in the Pre-Funding Account. On the Closing Date, the Seller will deposit into the Pre-Funding Account, out of proceeds from the sale of the Notes, the sum of $[ ]. The Funding Period will end earlier than [ ], 1999 if the Pre-Funding Account is reduced to less than $100,000. Until the amounts on deposit in the Pre-Funding Account are used to purchase Subsequent Receivables, they will be invested according to certain eligibility criteria. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the holders of the Notes, pro rata in proportion to the principal balance of each class of Notes, as a prepayment of principal. See "Description of the Trust Documents--Sale and Assignment of Receivables" and "--Accounts" in this Prospectus Supplement.

Interest Reserve Account

In order to provide a source of funds during the Funding Period to cover anticipated negative carry resulting from the excess of the weighted average interest rate on the Notes over investment earnings on the Pre-Funded Amount, the Indenture Trustee will establish the Interest Reserve Account. On the Closing Date, the Seller will deposit an amount equal to the Requisite Reserve Amount (as described below) in the Interest Reserve Account. On each of the [September and October] Payment Dates, funds on deposit in the Interest Reserve Account which are in excess of the Requisite Reserve Amount for such Payment Date will be withdrawn from the Interest Reserve Account and deposited in the Distribution Account for distribution in accordance with the priorities set forth in this Summary under "Priority of Payments".

         The "Requisite Reserve Amount" as of any date during the Funding Period will equal the product of:

                  (i)  1/360th of the difference between

                           (A) the weighted average of each of the Interest Rates for each class of Notes (based on the outstanding principal amount of each class on such date); and

                           (B) the assumed yield ([ ]% per annum) of investments of funds in the Pre-Funding Account,

                  (ii)  the Pre-Funded Amount on such date

                  (iii) the number of days remaining until the Payment Date
                        in [               ];

provided that, upon the expiration of the Funding Period, the Requisite Reserve Amount will be zero. See "Description of the Trust Documents--Accounts" in this Prospectus Supplement.

SERVICING

After the sale of the Receivables to the Trust, CPS will continue to perform certain administrative services with respect thereto in its capacity as servicer of the Trust. Such services will include, among other things, collection of payments, realization on collateral and monitoring the rate of performance of the Receivables. In return for CPS's services, the Trust will pay a fee to CPS out of the interest payments received by the Trust. If CPS is terminated or resigns as servicer of the Trust, Norwest Bank Minnesota, National Association, or another institution selected as successor servicer will take over servicing responsibilities for the Trust. See "Risk Factors--Termination of CPS as Servicer" and "Description of the Trust Documents--Servicing" in this Prospectus Supplement.

PRIORITY OF PAYMENTS

On  each  Payment  Date,   the  Indenture   Trustee  shall  make  the  following
distributions in the following order of priority:

(1) to the Standby Servicer, so long as CPS is the Servicer and Norwest Bank Minnesota, National Association is the Standby Servicer, the Standby Fee and all unpaid Standby Fees from prior Collection Periods;

(2) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

(3) if the Standby Servicer becomes the successor Servicer, to the Standby Servicer, to the extent not previously paid by the predecessor Servicer under the Sale and Servicing Agreement, reasonable transition expenses (up to a maximum of $50,000) incurred in becoming the successor Servicer;

(4) to the Indenture Trustee and the Owner Trustee, pro rata, the Trustee Fees and reasonable out-of-pocket expenses and all unpaid Trustee Fees and unpaid reasonable out-of-pocket expenses from prior Collection Periods;

(5) to the Collateral Agent, all fees and expenses payable to the Collateral Agent with respect to such Payment Date;

(6)      to the Noteholders, the Noteholders' Interest Distributable Amount;

(7) to the Noteholders, the Noteholders' Principal Distributable Amount, plus the Noteholders' Principal Carryover Shortfall, if any;

(8)      to the  Insurer,  any  amounts  due under  the  terms of the  Insurance
         Agreement;

(9) if any Person other than the Standby Servicer becomes the successor Servicer, to such successor Servicer, to the extent not previously paid by the predecessor Servicer under the Sale and Servicing Agreement, reasonable transition expenses (up to a maximum of $50,000 for all such expenses) incurred in becoming the successor Servicer; and

(10) to the Collateral Agent, for deposit into the Spread Account, the remaining Total Distribution Amount, if any.

Amounts distributed on account of the Noteholders' Principal Distributable Amount under priority above will be applied, sequentially, to pay principal of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, then to the holders of the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero.

See "Description of the Trust Documents--Distributions--Priority of Distribution Amounts" in this Prospectus Supplement.

Optional Redemption

The Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any Payment Date on which CPS exercises its option to purchase all the Receivables on or after the last day of any Collection Period on or after which the aggregate principal balance of the Receivables is equal to 10% or less of the sum of (i) the aggregate Cutoff Date principal balance of the Initial Receivables and (ii) the initial Pre-Funded Amount. The redemption price will at least equal the unpaid principal amount of the Notes, plus accrued and unpaid interest thereon. See "Description of the Securities--Optional Redemption" in this Prospectus Supplement.

Mandatory Redemption

Each class of Notes will be redeemed in part on the Payment Date on or immediately following the last day of the Funding Period if any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to all purchases of all Subsequent Receivables on such Payment Date. The aggregate principal amount of each class of Notes to be redeemed will be an amount equal to such class' pro rata share (based on the respective current outstanding principal amount of each class of Notes) of the Pre-Funded Amount on such date. The terms of such a mandatory redemption are described in "Risk Factors--Possible Prepayments as a Result of Pre-Funding" in this Prospectus Supplement.

The Notes may be accelerated and subject to immediate payment at par with accrued interest thereon upon the occurrence of an "Event of Default" under the Indenture. So long as the Insurer is not itself in default, an Event of Default under the Indenture will occur only upon delivery by the Insurer to the Indenture Trustee of notice of the occurrence of certain events of default under an Insurance Agreement, dated as of October [ ], 1998. In the case of such an Event of Default and notice by the Insurer, the Notes will automatically be accelerated and subject to immediate payment at par with accrued interest. The Policy does not guarantee payments of any amounts that become due on an accelerated basis, unless the Insurer elects, in its sole discretion, to pay such amounts in whole or in part. See "Description of the Trust Documents--Events of Default" in this Prospectus Supplement.

THE POLICY

On the Closing Date, Financial Security Assurance Inc. (the "Insurer") will issue a financial guaranty insurance policy (the "Policy") to the Indenture Trustee for the benefit of the Noteholders. Under the terms of the Policy, the Insurer will unconditionally and irrevocably guarantee to the Noteholders payment of:

         -        the Noteholders' Interest Distributable Amount; and
         -        the Noteholders' Principal Distributable Amount

for each Payment Date (collectively, the "Scheduled Payments"). See "The Policy" in this Prospectus Supplement.

Tax Status

In the opinion of Mayer, Brown & Platt ("Federal Tax Counsel"), for Federal income tax purposes the Notes will be characterized as debt and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. In accepting a Note, each holder of that Note will agree to treat the Notes as indebtedness for Federal income tax purposes. See "Federal Income Tax Consequences" in the Prospectus and "Federal Income Tax Consequences" in this Prospectus Supplement for additional information concerning the application of Federal tax laws to the Trust and the Notes.

ERISA Considerations

Subject to the considerations discussed under "ERISA Considerations", the Notes are eligible for purchase by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and certain types of Keogh Plans (each of which is referred to as a "Benefit Plan"). By its acquisition of a Note, each Benefit Plan shall be deemed to represent that its purchase and holding of such Note will [not give rise to a non-exempt prohibited transaction]. See "ERISA Considerations" in this Prospectus Supplement.

Rating of the Notes

It is a condition of issuance that the Notes be rated "AAA" by Standard & Poor's Ratings Group, a Division of The McGraw Hill Companies ("Standard & Poor's"), and "Aaa" by Moody's Investors Service, Inc. ("Moody's", and together with Standard & Poor's, the "Rating Agencies"), on the basis of the issuance of the Policy by the Insurer. A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning Rating Agency. See "Risk Factors--Ratings of the Notes" in this Prospectus Supplement.

                                  RISK FACTORS

         Prospective investors in the Notes should consider the following factors and the additional factors discussed under "Risk Factors" in the
Prospectus:


Liquidity
and Capital
Resources of CPS  The ability of CPS to maintain existing operations  (including servicing of retail installment sale contracts in the various securitization trusts serviced by CPS), meet its financial obligations under the Trust Documents (including repurchasing Receivables as a result of certain breaches of its representations and warranties) and fund future growth depends upon CPS having sufficient liquidity. To a significant degree, CPS depends for liquidity upon residual cash flow released to the Seller (and dividended by the Seller to CPS) from the various securitization trusts (including the Trust) serviced by CPS. Such residual cash flow represents amounts generated by the receivables in such securitization trusts in excess of the amount required to pay principal, interest and other expenses in respect of the related asset-backed securities. As a result of deterioration in the performance of the portfolio of Contracts serviced by CPS, Financial Security is currently exercising its right to capture all of such residual cash flow in certain collateral accounts established for the benefit of Financial Security in connection with its issuance of financial guaranty insurance policies in respect of the asset-backed securities issued through such securitization trusts. The resulting reduction in the residual cash flow available to be paid to the Seller (and dividended by the Seller to CPS) means that CPS will require capital from sources other than such residual cash flows to maintain its existing operations and fund future growth. In response, CPS has implemented a plan to raise additional working capital through the issuance of debt or equity; however, the recent downgrading of CPS's long-term debt rating to "CCC" from "B+" by Duff & Phelps Credit Rating Co., together with recent declines in the market price of CPS's stock and current market conditions may make it difficult and/or costly for CPS to raise such additional capital and there can be no assurance that CPS will be able to do so. Accordingly, although CPS believes that the current capture of residual cash flows for the benefit of Financial Security will not have a material adverse effect on its ability to perform its obligations under the Trust Documents or any "insurance agreement" under which Financial Security has issued or issues in the future a financial guaranty insurance policy in respect of securities issued by a trust for which CPS is the Servicer, no assurances can be made to that effect.

Sub-Prime
Obligors The Originators' customers generally have marginal credit and fall into one of two categories:

                           (1) customers with moderate income, limited assets and other income characteristics which cause difficulty in borrowing from banks, captive finance companies of automakers or other traditional sources of auto loan financing; and

                           (2) customers with a derogatory credit record including a history of irregular employment, previous bankruptcy filings, repossessions of property, charged-off loans and garnishment of wages.

                  The average interest rate charged by the Originators to such "sub-prime borrowers" is generally higher than that charged by commercial banks, financing arms of automobile manufacturers and other traditional sources of consumer credit, which typically impose more stringent credit requirements. The payment experience on receivables of Obligors with marginal credit is likely to be different than that on receivables of traditional auto financing sources and is likely to be more sensitive to changes in the economic climate in the areas in which such Obligors reside. As a result of the credit profile of the Obligors and the APRs of the Receivables, the historical credit loss and delinquency rates on the
                  Receivables may be higher than those experienced by banks, captive finance companies of automobile manufacturers and other traditional sources of consumer credit. If an Obligor defaults under a Receivable, the only source of repayment may be liquidation proceeds from the related Financed Vehicle. The Financed Vehicles securing the Receivables will consist primarily of used vehicles which are likely to have a liquidation value substantially below the amount financed by the related Receivable.

Termination of
CPS as Servicer   The servicing of receivables of customers with marginal credit requires  special skill and diligence.  The Servicer  believes that its credit loss and  delinquency  experience  reflects in part its trained staff and  collection  procedures.  If CPS is removed or resigns  as  Servicer,  the  Standby  Servicer  has agreed to assume the  obligations of successor  Servicer under the Sale and  Servicing  Agreement.  See  "Description  of the
                  Trust  Documents--Rights  Upon Servicer  Termination Event" in
                  this  Prospectus  Supplement.   There  can  be  no  assurance,
                  however, that collections with respect to the Receivables will not be adversely affected by any change in Servicer.  See "The
                  Standby  Servicer"  in  this  Prospectus   Supplement.   CPS's
                  appointment as Servicer may be terminated under the following circumstances:

                           (1) The rights and obligations of the Servicer automatically terminate each March 31, June 30, September 30 and December 31 unless renewed by the Insurer for successive quarterly periods. The Insurer will agree to grant continuous renewals so long as
                           (i) no Servicer Termination Event under the Sale and Servicing Agreement has occurred and (ii) no event of default under the insurance and indemnity agreement among CPS, the Seller and the Insurer (the "Insurance Agreement") has occurred.

                           (2) The Insurer may terminate CPS's appointment as Servicer upon the occurrence of an Insurance
                           Agreement Event of Default (under the Insurance Agreement or any other insurance agreement under which Financial Security has issued or issues in the future a financial guaranty insurance policy in respect of securities issued by a trust for which CPS is the Servicer). The events constituting an Insurance Agreement Event of Default may be modified, amended or waived by Financial Security without notice to or consent of the Indenture Trustee or any Noteholder. See "Description of the Trust Documents--Servicer Termination Events".

                           (3)  CPS   may   resign   as   Servicer   under   the
                           circumstances specified in the Sale and Servicing Agreement.

Changes in
Delinquency
and Loan
Loss Experience   Although CPS has calculated  and presented in this  Prospectus
                  Supplement  its  net  loss  experience  with  respect  to  its servicing  portfolio,  there  can  be no  assurance  that  the information  presented  will reflect  actual  experience  with respect  to the  Receivables.  In  addition,  there  can be no assurance that the future  delinquency or loan loss experience of the Trust with respect to the Receivables will be better or worse  than  that  set  forth  herein  with  respect  to CPS's
                  servicing   portfolio.    See   "CPS's   Automobile   Contract
                  Portfolio--Delinquency and Loss Experience" in this Prospectus
                  Supplement. Although credit history on Samco's and Linc's originations is limited. CPS expects that the delinquency and net credit loss and repossession experience with respect to the Receivables originated by Samco and Linc will be similar to that of CPS's existing portfolio.

Final Scheduled
Payment Dates
of the Notes      The Final Scheduled Payment Date for each class of Notes which is specified on the cover page of this Prospectus Supplement, is the date by which the principal thereof is required to be fully paid. The Final

                  Scheduled Payment Date for each class of Notes has been determined so that distributions on the underlying Receivables will be sufficient to retire each such class on or before its respective Final Scheduled Payment Date without the necessity of a claim on the Policy. However, because (i) some prepayments of the Receivables are likely and (ii) certain of the Receivables have terms to maturity that are shorter than the term to maturity assumed in calculating each class's Final Scheduled Payment Date, the actual payment of any class of Notes likely will occur earlier, and could occur significantly earlier, than such class's Final Scheduled Payment Date. Nevertheless, there can be no assurance that the final distribution of principal of any or all classes of Notes will be earlier than such class's Final Scheduled Payment Date.


Possible
Prepayments as
a Result of
Pre-Funding       If the principal amount of eligible Receivables  originated by
                  CPS, Samco and Linc during the Funding Period is less than the
                  Pre-Funded   Amount,   the  Seller   will  have   insufficient
                  Receivables  to sell to the Trust on the  Subsequent  Transfer
                  Dates. To the extent that the Pre-Funded Amount has not been fully applied to the purchase of Subsequent Receivables by the Trust during the Funding Period, the Noteholders will receive a prepayment of principal in an amount equal to their pro rata share (based on the current principal balance of each class of Notes) of any remaining Pre-Funded Amount following the purchase of any Subsequent Receivables on such Payment Date.
                  It is  anticipated  that the  principal  amount of  Subsequent
                  Receivables sold to the Trust will not be exactly equal to the original Pre-Funded Amount and, therefore, there will be at least a nominal amount of principal prepaid to the Noteholders and Certificateholders.

                  The Seller will not be able to convey Subsequent Receivables to the Trust unless CPS, Samco and Linc generate such Subsequent Receivables. There can be no assurance that CPS, Samco or Linc will continue to generate receivables that satisfy the criteria set forth in the related Purchase
                  Agreement at the same rate as in recent months or that the Insurer, in its sole and absolute discretion, will approve any such transfer of Subsequent Receivables. If, during the Funding Period, CPS, Samco and Linc do not generate and transfer sufficient Subsequent Receivables to the Seller, the Seller will not be able to sell sufficient Subsequent Receivables to the Trust. This will result in a partial prepayment of the Notes as described in the immediately preceding paragraph.

Varying
Characteristics
of Subsequent
Receivables       Each  Subsequent   Receivable  must  satisfy  the  eligibility
                  criteria  specified  in  the  Purchase   Agreement.   However,
                  Subsequent Receivables may have been originated using credit criteria different from the criteria applied with respect to the Initial Receivables and may be of a different credit quality and seasoning. See "The Receivables Pool" in this Prospectus Supplement.

Lack of
Perfected
Security
Interests in
Financed
Vehicles Due to the administrative burden and expense, the certificates of title to the Financed Vehicles securing the Receivables will not be marked, amended or reissued to reflect the assignment of the Receivables to the Seller by CPS, Samco or Linc, as applicable, nor will the certificates of title to any of the Financed Vehicles (including those securing the Samco Receivables and the Linc Receivables) be amended or reissued to reflect the assignment to the Trust. In the absence of such an amendment or reissuance, the Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. To the extent the security interest of CPS, Samco or Linc is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable, or through fraud, forgery, negligence or error, CPS, Samco or Linc, and therefore the Trust, could lose the priority of its security interest or its security interest in a Financed Vehicle. None of CPS, the Seller nor the Servicer will have any obligation to purchase a Receivable as to which a lien for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable results in losing the priority of the security interest in such Financed Vehicle after the
                  Closing Date. See "Certain Legal Aspects of the Receivables--Security Interest in Vehicles" in the Prospectus.

Limited Assets    The Trust does not have,  nor is it  permitted  or expected to have, any significant assets or sources of funds other than the Receivables and amounts on deposit in certain accounts held by the Indenture Trustee on behalf of the Noteholders.
                  The Notes represent obligations solely of the Trust and are not obligations of, and will not be insured or guaranteed by, the Seller, the Servicer, the Indenture Trustee or any other person or entity except for the guaranty provided with respect to the Notes by the Insurer under the Policy, as described herein. Although the Policy will be available on each Payment
                  Date to cover  shortfalls in distributions of the Noteholders'
                  Distributable Amount on such Payment Date, if of an Insurer

                  Default, the Noteholders must rely on the collections on the Receivables, and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, certain factors, such as the Trust not having perfected security interests in the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Noteholders on a current basis. See "Credit Enhancement", "Description of the Securities--Payment of Principal", "--Payment of Interest" and "The Insurer" herein.

                  The Pre-Funding Account and the Interest Reserve Account will only be maintained until the end of the Funding Period. The Pre-Funded Amount on deposit in the Pre-Funding Account will be used solely to purchase Subsequent Receivables and is not available to cover losses on the Receivables. The Interest Reserve Account is designed to cover obligations of the Trust relating to that portion of its assets not invested in Receivables and is not designed to provide substantial protection against losses on the Receivables. See "Credit Enhancement" and "The Insurer" herein.

Geographic
Concentration     As of the Cutoff  Date,  [ %] of the  Initial  Receivables  by
                  Principal Balance had Obligors residing in the State of California. Economic conditions in the State of California may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. See "The
                  Receivables Pool" in this Prospectus Supplement.

Year 2000
Computer
Issue Many computer systems in use today were designed and developed using two digits, rather than four, to specify the year. As a result, such systems will recognize the year 2000 as "00". This could cause many computer applications to fail completely or create erroneous results unless corrective measures are taken. The Servicer utilizes some software and related computer hardware technologies essential to its operations that will be affected by the Year 2000 issues. The Servicer is currently making changes and enhancements to eliminate this problem internally and studying what additional actions will be necessary to make all of its computer systems Year 2000 compliant. The expense associated with these actions has yet to be fully determined, but could be material.

Ratings
of the Notes      The ratings of the Notes are based  primarily on the rating of the Insurer.  Upon an Insurer Default, the rating on the Notes may be lowered or withdrawn entirely.  If any rating initially assigned to the Notes is
                  subsequently lowered or withdrawn for any reason, including by
                  reason  of  a  downgrading  of  the  Insurer's   claims-paying
                  ability, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes.

                             FORMATION OF THE TRUST

         The Trust is a business trust formed under the laws of the State of Delaware under the Trust Agreement. Before the sale and assignment of the Trust Assets to the Trust, the Trust will have no assets or obligations or any operating history. The Trust will not engage in any business other than (i) acquiring, holding and managing the Receivables, the other assets of the Trust and any proceeds thereof, (ii) issuing the Notes and the Certificates, (iii) making payments in respect of the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

         The Trust will initially be capitalized by the Seller with equity equal to $10. The Trust will issue the Notes and the Certificates to or at the direction of the Seller in exchange for the Receivables and the other Trust Assets. The Seller will use the proceeds of the initial sale of the Notes to purchase the Initial Receivables from the Originators and to fund the Initial Spread Account Deposit, the Pre-Funding Account and the Interest Reserve Account (described under "Description of the Trust Documents--Accounts" in this Prospectus Supplement). The Trust will not acquire any assets other than the Trust Assets, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business other than as described in the immediately preceding paragraph, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

The Owner Trustee

         Bankers Trust (Delaware) is the Owner Trustee under the Trust Agreement. Bankers Trust (Delaware) is a Delaware banking corporation and its principal offices are located at 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266. The Owner Trustee will perform limited administrative functions under the Trust Agreement.

The Indenture Trustee

         Norwest Bank Minnesota, National Association is the Indenture Trustee under the Indenture. It is a national banking association and its principal offices are located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-1054.

                                THE TRUST ASSETS

         The Trust Assets will include:

                  (1) retail installment sale contracts on used and new automobiles, light trucks, vans and minivans between dealers (the "Dealers"), IFCs or Deposit Institutions and retail purchasers (the "Obligors") and certain monies received thereunder after the Cutoff
         Date (with respect to Initial Receivables) or after the applicable Subsequent Cutoff Date (with respect to Subsequent Receivables);

                  (2) amounts held from time to time in one or more trust accounts established and maintained by the Indenture Trustee under the Sale and Servicing Agreement (see "Description of the Trust Documents --Accounts" in this Prospectus Supplement);

                  (3) amounts held from time to time in the Pre-Funding Account or the Interest Reserve Account;

                  (4) the rights of the Seller  under the  Purchase  Agreements, including all right, title and interest of the Seller in and to each purchase agreement under which Subsequent Receivables are transferred by the Originators to the Seller (each a "Subsequent Purchase Agreement");

                  (5)  security interests in the Financed Vehicles;

                  (6) the rights of CPS, Samco and Linc to receive any proceeds with respect to the Receivables from claims on physical damage, credit life and credit accident and health insurance policies covering the Financed Vehicles or the Obligors;

                  (7) the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering Financed Vehicles or Obligors; and

                  (8) any and all proceeds of the foregoing.

In addition, the Seller will cause the Insurer to issue the Policy for the benefit of the Noteholders.

                                 THE ORIGINATORS

CPS

         CPS was incorporated in the State of California on March 8, 1991. CPS and its subsidiaries engage primarily in the business of purchasing, selling and servicing retail automobile installment sales contracts ("Contracts") originated by Dealers located primarily in California, Florida, Pennsylvania, Texas, Illinois and Nevada. CPS specializes in Contracts with borrowers ("Sub-Prime Borrowers") who generally would not be expected to qualify for traditional financing such as that provided by commercial banks or automobile manufacturers' captive finance companies. Sub-Prime Borrowers generally have limited credit history, lower than average income or past credit problems. CPS's principal executive offices are located at 2 Ada, Irvine, California 92718; telephone
(714) 753-6800.

Samco

         In March 1996, CPS formed Samco, an 80 percent-owned subsidiary based in Dallas, Texas. Samco's business plan is to provide CPS's sub-prime auto finance products to rural areas through IFCs. CPS believes that many rural areas are not adequately served by other industry participants due to their distance from large metropolitan areas where a Dealer marketing representative is most likely to be based. The principal executive offices of Samco are located at 8150 N. Central Expressway, Dallas, Texas 75206; telephone
(800) 544-8802.

Linc

         In May 1996, CPS formed Linc, an 80 percent-owned subsidiary based in Norwalk, Connecticut. Linc's business plan is to provide sub-prime auto finance products to deposit institutions such as banks, thrifts and credit unions. CPS believes that such institutions do not generally make loans to sub-prime borrowers even though they may have relationships with automobile dealers who sell vehicles to sub-prime borrowers and may have sub-prime borrowers as deposit customers. The principal executive offices of Linc are located at One Selleck Street, Norwalk, Connecticut 06855; telephone (203) 831-8300. For further information regarding the Seller and CPS, see "The Seller and CPS" in the Prospectus.


                                   THE SELLER

         The Seller is a wholly-owned subsidiary of CPS. The Seller was incorporated in the State of California in June of 1994. The Seller was organized to purchase automobile installment sale contracts from CPS and its subsidiaries and to transfer the receivables to third parties. The principal executive offices of the Seller are located at 2 Ada, Irvine, California 92718; telephone (714) 753-6800.

                 THE ORIGINATORS' AUTOMOBILE CONTRACT PORTFOLIO

General

         On October 1, 1991, CPS began its program of purchasing Contracts from Dealers and selling them to institutional investors. Through June 30, 1998, CPS had purchased $1.95 billion of Contracts from Dealers and sold $1.68 billion of Contracts to institutional investors. CPS continues to service all of the Contracts it has purchased, including those it has re-sold.

         CPS has relationships and is party to Dealer Agreements with over 4,000 dealerships located in 42 states of the United States. CPS purchases Contracts from Dealers for a fee ranging from $0 to $1,395. A Dealer Agreement does not obligate a Dealer to submit Contracts for purchase by CPS, nor does it obligate CPS to purchase Contracts offered by the Dealers.

         CPS purchases Contracts from Dealers with the intent to resell them. CPS also purchases Contracts from third parties that have been originated by others. Before the issuance of the Notes, Contracts have been sold to institutional investors either as bulk sales or as private placements or public offerings of securities collateralized by the Contracts. Purchasers of the Contracts receive a pass-through rate of interest set at the time of the sale, and CPS receives a base servicing fee for its duties relating to the accounting for and collection of the Contracts. In addition, CPS is entitled to certain excess servicing fees that represent collections on the Contracts, such as certain late fees, prepayment charges and other administrative fees and similar charges. Generally, CPS sells the Contracts to such institutional investors at face value and without recourse except that the representations and warranties made to CPS by the Dealers are similarly made to the investors by CPS.

         The principal executive offices of CPS are located at 2 Ada, Irvine, California 92618. CPS's telephone number is (714) 753-6800.

         Samco employees call on IFCs primarily in the southeastern United States and present them with financing programs that are essentially identical to those which CPS markets directly to Dealers through its marketing representatives. CPS believes that a typical rural IFC has relationships with many local automobile purchasers as well as Dealers but, because of limitations of financial resources or capital structure, such IFCs generally are unable to provide 36, 48 or 60 month financing for an automobile. IFCs may offer Samco's financing programs to borrowers directly or indirectly through local Dealers. Samco purchases contracts from the IFCs after Samco's credit personnel have performed all of the same underwriting and verification procedures and have applied all the same credit criteria that CPS performs and applies for Contracts that CPS purchases from Dealers. Samco purchases Contracts at a discount ranging from 0% to 8% of the total amount financed under such Contracts. In addition, Samco generally charges IFCs an acquisition fee to defray the direct administrative costs associated with the processing of Contracts that are ultimately purchased by Samco. Servicing and collection procedures on Contracts owned by Samco are performed by CPS at its headquarters in Irvine, California. In the year ended December 31, 1997, Samco purchased 2,306 Contracts with original balances totaling $26.2 million. In the six months ended June 30, 1998, Samco purchased 2,787 Contracts with original balances totaling $32.7 million.

         In May 1996, CPS formed Linc, an 80 percent-owned subsidiary based in Norwalk, Connecticut. Linc's business plan is to provide CPS's sub-prime auto finance products to deposit institutions such as banks, thrifts and credit unions ("Deposit Institutions"). CPS believes that such Deposit Institutions do not generally make loans to sub-prime borrowers even though they may have relationships with automobile Dealers who sell vehicles to sub-prime borrowers and may have sub-prime borrowers as deposit customers.

         Linc's employees call on various Deposit Institutions and present them with a financing program that is similar to CPS's Alpha Program (as defined below). The Linc program is intended to result in a slightly more creditworthy borrower than CPS's Standard Program by requiring slightly higher income and lower debt-to-income ratios than CPS requires under its Standard Program. Linc's customers may offer its financing program to borrowers directly or to local Dealers. Linc typically purchases Contracts at par, without a fee to the Deposit Institution. Servicing and collection procedures on Contracts are performed entirely by CPS using the same personnel, procedures and systems as CPS uses for its own programs. In the year ended December 31, 1997, Linc purchased 678 Contracts with original balances totaling $8.9 million. In the six months ended June 30, 1998, Linc purchased 902 Contracts with original balances totaling $11.9 million.

Underwriting

         CPS markets its services to Dealers under five programs: the CPS Standard Program (the "Standard Program"), the CPS First Time Buyer Program (the "First Time Buyer Program"), the CPS Alpha Program (the "Alpha Program"), the CPS Delta Program (the "Delta Program") and the CPS Super Alpha Program (the "Super Alpha Program"). In addition, Samco offers IFCs essentially the same programs that CPS offers to Dealers, while Linc offers only its program (the "Linc Program") to Deposit Institutions. CPS applies underwriting standards in purchasing loans on new and used vehicles from Dealers based upon the particular program under which the loan was submitted for purchase. The Alpha Program guidelines are designed to accommodate applicants who meet all the requirements of the Standard Program and exceed such requirements in respect of job stability, residence stability, income level or the nature of the credit history. The Linc Program guidelines are designed for applicants with slightly better credit than applicants under the Alpha Program and include requirements such as higher income and lower debt ratio as compared to the Alpha Program guidelines. The Delta Program guidelines are designed to accommodate applicants who may not meet all of the requirements of the Standard Program but who are deemed by CPS to be generally as creditworthy as Standard Program applicants. The First Time Buyer Program guidelines are designed to accommodate applicants who have not previously had significant credit. Applicants under the First Time Buyer Program must meet all the requirements of the Standard Program, as well as slightly higher income and down payment requirements. The Super Alpha Program guidelines are more stringent than any other CPS program in categories such as advance rate, age of collateral, credit history and stability. CPS uses the degree of the applicant's creditworthiness and the collateral value of the financed vehicle as the basic criteria in determining whether to purchase an installment sales contract from a Dealer. Each credit application provides current information regarding the applicant's employment and residence history, bank account information, debts, credit references and other factors that bear on an applicant's creditworthiness. Upon receiving from the Dealer the completed application of a prospective purchaser and a one-page Dealer summary of the proposed financing, generally by facsimile copy, CPS obtains a credit report compiling credit information on the applicant from three credit bureaus. The credit report summarizes the applicant's credit history and paying habits, including such information as open accounts, delinquent payments, bankruptcy, repossessions, lawsuits and judgments. At this point a CPS loan officer will review the credit application, Dealer summary and credit report and will either conditionally approve or reject the application. Such conditional approval or rejection by the loan officer usually occurs within one business day of receipt of the credit application. The loan officer determines the conditions to his or her approval of a credit application based on many factors such as the applicant's residential situation, down payment, and collateral value with regard to the loan, employment history, monthly income level, household debt ratio and the applicant's credit history. Based on the stipulations of the loan officer, the Dealer and the applicant compile a more complete application package which is forwarded to CPS and reviewed by a processor for deficiencies. As part of this review, references are checked, direct calls are made to the applicant and employment income and residence verification is done. Upon the completion of his or her review, the processor forwards the application package to an underwriter for further review. The underwriter will confirm the satisfaction of any remaining deficiencies in the application package. Finally, before the loan is funded, the application package is checked for deficiencies again by a loan review officer. CPS conditionally approves approximately 50% of the credit applications it receives and ultimately purchases approximately 11% of the received applications.

         CPS has purchased portfolios of Contracts in bulk from other companies that had previously purchased the Contracts from Dealers. From July 1, 1994 to July 31, 1995, CPS made four such bulk purchases aggregating approximately $22.9 million. In considering bulk purchases, CPS carefully evaluates the credit profile and payment history of each portfolio and negotiates the purchase price accordingly. The credit profiles of the Contracts in each of the portfolios purchased are consistent with the underwriting standards used by CPS in its normal course of business. Bulk purchases were made at a purchase price approximately equal to a 7.0% discount from the aggregate principal balance of the Contracts. CPS has not purchased any portfolios of Contracts in bulk since July 31, 1995, but may consider doing so in the future.

         Generally, the amount funded by CPS will not exceed, in the case of new cars, 110% of the dealer invoice plus taxes, license fees, insurance and the cost of the service contract, and in the case of used cars, 115% of the value quoted in industry-accepted used car guides (such as the Kelley Wholesale Blue
Book) plus the same additions as are allowed for new cars. The maximum amount that will be financed on any vehicle generally will not exceed $25,000. The maximum term of the Contract depends primarily on the age of the vehicle and its mileage. Vehicles having in excess of 80,000 miles will not be financed.

         The minimum down payment required on the purchase of a vehicle is generally 10% to 15% of the purchase price. The down payment may be made in cash, and/or with a trade-in car and, if available, a proven manufacturer's rebate. The cash and trade-in value must equal at least 50% of the minimum down payment required, with the proven manufacturer's rebate constituting the remainder of the down payment. CPS believes that the relatively high down payment requirement will result in higher collateral values as a percentage of the amount financed and the selection of buyers with stronger commitment to the vehicle.

         Before purchasing any Contract, CPS verifies that the Obligor has arranged for casualty insurance by reviewing documentary evidence of the policy or by contacting the insurance company or agent. The policy must indicate that CPS is the lien holder and loss payee. The insurance company's name and policy expiration date are recorded in CPS's computerized system for ongoing monitoring.

         As loss payee, CPS receives all correspondence relevant to renewals or cancellations on the policy. Information from all such correspondence is updated to CPS's computerized records. If a policy reaches its expiration date without a renewal, or if CPS receives a notice that the policy has been canceled before its expiration date, a letter is generated to advise the borrower of its obligation to continue to provide insurance. If no action is taken by the borrower to insure the vehicle, two successive and more forceful letters are generated, after which the collection department will contact the borrower telephonically to further counsel the borrower, including possibly advising them that CPS has the right to repossess the vehicle if the borrower refuses to obtain insurance. Although it has the right, CPS rarely repossesses vehicles in such circumstances. In addition, CPS does not force place a policy and add the premium to the borrower's outstanding obligation, although it also has the right to do so. Rather in such circumstances the account is flagged as not having insurance and continuing efforts are made to get the Obligor to comply with the insurance requirement in the Contract. CPS believes that handling non-compliance with insurance requirements in this manner ultimately results in better portfolio performance because it believes that the increased monthly payment obligation of the borrower which would result from force placing insurance and adding the premium to the borrower's outstanding obligation would increase the likelihood of delinquency or default by such borrower on future monthly payments.

         Samco offers to IFCs financing programs which are essentially identical to those offered by CPS. The IFCs may offer Samco's financing programs to borrowers directly or indirectly through local Dealers. Upon submission of applications to Samco, Samco credit personnel, who have been trained by CPS, use CPS's proprietary systems to evaluate the borrower and the proposed Contract terms. Samco purchases Contracts from the IFC after its credit personnel have performed all of the underwriting and verification procedures and have applied all the same credit criteria that CPS performs and applies for Contracts it purchases from Dealers. Before CPS purchases a Contract from Samco, CPS personnel perform procedures intended to verify that such Contract has been underwritten and originated in conformity with the requirements applied by CPS with respect to Contracts acquired by it directly from Dealers.

         Linc offers to Deposit Institutions financing programs which are similar to CPS's Alpha Program. Unlike Samco, which has employees who evaluate applications and make decisions to purchase Contracts, applications for Contracts to be purchased by Linc are submitted by the Deposit Institution directly to CPS, where the approval, underwriting and purchase procedures are performed by CPS staff who work with Linc as well as with the Dealers to which CPS markets its programs.

Servicing and Collections

         CPS's servicing activities, both with respect to portfolios of Contracts sold by it to investors and with respect to portfolios of other receivables owned or originated by third parties, consist of collecting, accounting for and posting all payments received with respect to such Contracts or other receivables, responding to borrower inquiries, taking steps to maintain the security interest granted in the Financed Vehicle or other collateral, investigating delinquencies, communicating with the borrower, repossessing and liquidating collateral when necessary, and generally monitoring each Contract or other receivable and related collateral. CPS maintains sophisticated data processing and management information systems to support its Contract and other receivable servicing activities.

         Upon the sale of a portfolio of Contracts to an investor, or upon the engagement of CPS by another receivable portfolio owner for CPS's services, CPS mails to borrowers monthly billing statements directing them to mail payments on the Contracts or other receivables to a lock-box account which is unique for each investor or portfolio owner. CPS engages an independent lock-box processing agent to retrieve and process payments received in the lock-box account. This results in a daily deposit to the investor or portfolio owner's account of the day's lock-box account receipts and a simultaneous electronic data transfer to CPS of the borrower payment data for posting to CPS's computerized records. Under the various servicing agreements with each investor or portfolio owner, CPS is required to deliver monthly reports reflecting all transaction activity with respect to the Contracts or other receivables.

         If an account becomes six days past due, CPS's collection staff typically attempts to contact the borrower with the aid of a high-penetration auto-dialing computer. A collection officer tries to establish contact with the customer and obtain a promise by the customer to make the overdue payment within seven days. If payment is not received by the end of such seven-day period, the customer is called again through the auto dialer system and the collection officer attempts to elicit a second promise to make the overdue payment within seven days. If a second promise to make the overdue payment is not satisfied, the account automatically is referred to a supervisor for further action. In most cases, if payment is not received by the tenth day after the due date, a late fee of approximately 5% of the delinquent payment is imposed. If the customer cannot be reached by a collection officer, a letter is automatically generated and the customer's references are contacted. Field agents (who are independent contractors) often make calls on customers who are unreachable or whose payment is thirty days or more delinquent. A decision to repossess the vehicle is generally made after 30 to 90 days of delinquency or three unfulfilled promises to make the overdue payment. Other than granting such limited extensions as are described under the heading "Description of the Trust Documents--Servicing Procedures" in the Prospectus, CPS does not modify or rewrite delinquent Contracts.

         On April 1, 1997, CPS established a satellite collection facility in Chesapeake, Virginia. The 16,000 square foot facility was opened with 35 staff dedicated solely to collections. As of June 30, 1998 the Chesapeake facility had more than 120 collectors. The Chesapeake facility is on-line with CPS's automated collection system at its headquarters in Irvine, California. Chesapeake staff have been trained by Irvine collection management personnel at both the Chesapeake facility and at CPS's headquarters. Irvine collection management has the ability to allocate the collection workload between the two facilities as well as monitor the effectiveness of the collection effort by office and individual collector. CPS expects to add resources to both collection locations as its servicing portfolio grows.

         Servicing and collection procedures on Contracts owned by Samco and Linc are performed by CPS at its headquarters in Irvine, California and at its Chesapeake, Virginia collection facility. However, Samco may solicit aid from the related IFC in collecting past due accounts with respect to which repossession may be considered.

Delinquency and Loss Experience

         Set forth on the following page is certain information concerning the experience of CPS pertaining to retail new and used automobile, light truck, van and minivan receivables, including those previously sold, which CPS continues to service. Contracts were first originated under the Delta Program in August 1994, under the Alpha Program in April 1995, under the Linc Program in December 1996 and under the Super Alpha Program in December 1997. CPS has found that the delinquency and net credit loss and repossession experience with respect to the Delta

Program is somewhat higher than under its Standard Program. CPS has found that the delinquency and net credit loss and repossession experience with respect to the Alpha Program, the Linc Program and the Super Alpha Program is somewhat lower than that experienced under the Standard Program. CPS has purchased Contracts representing financing for first-time purchasers of automobiles since the inception of its Contract purchasing activities in 1991. Before the establishment of the First Time Buyer Program in July 1996, CPS purchased such Contracts under its Standard Program guidelines. CPS expects that the delinquency and net credit loss and repossession experience with respect to loans originated under the First Time Buyer Program will be somewhat higher than under the Standard Program. CPS began servicing Contracts originated by Samco in March 1996 and Linc in November 1996. Although credit history on Samco's and Linc's originations is limited, CPS expects that the delinquency and net credit loss and repossession experience with respect to the Receivables originated by Samco and Linc will be similar to that of CPS's existing portfolio. There can be no assurance, however, that the delinquency and net credit loss and repossession experience on the Receivables or any other isolated group of receivables from the CPS portfolio would be comparable to CPS's experience as shown in the following tables. In particular, the information in the tables has not been adjusted to eliminate the effects of the significant growth in the size of CPS's loan portfolio during the periods shown.

                        CONSUMER PORTFOLIO SERVICES, INC.
                             DELINQUENCY EXPERIENCE

                     December 31, 1994         December 31, 1995        December 31, 1996         December 31, 1997
                     -----------------         -----------------        -----------------         -----------------

                    Number                     Number                   Number                    Number
                   of Loans     Amount        of-Loans    Amount       of-Loans     Amount       of-Loans     Amount
                   --------     ------        --------    ------       --------     ------       --------     ------
Portfolio(1)       14,235    $203,879,000     27,113   $355,965,000     47,187   $604,092,000     83,414  $1,031,573,000
Period of
Delinquency(2)
         31-60        243       3,539,000        909     11,520,000      1,801     22,099,000      3,092      36,609,000
         61-90         68       1,091,000        203      2,654,000        724      9,068,000      1,243      15,303.000
            91+        56         876,000        272      3,899,000        768      9,906,000      1,393      17,869,000

Total
Delinquencies         367       5,506,000      1,384     18,073,000      3,293     41,073,000      5,728      69,781,000

Amount in
Repossession(3)       271       3,759,000        834     10,151,000      1,168     14,563,000      1,977      24,463,000

Total
Delinquencies and
Amount in
Repossession(4)       638      $9,265,000      2,218    $28,224,000      4,461    $55,636,000      7,705     $94,244,000

Delinquencies as a
Percent of the
Portfolio            2.58%           2.70%      5.10%          5.08%      6.98%          6.80%      6.87%           6.76%

Repo Inventory as
Percent of the
Portfolio            1.90%           1.84%      3.08%          2.85%      2.48%          2.41%      2.37%           2.37%

Total
Delinquencies and
Amount in
Repossession as a
Percent of
Portfolio            4.48%           4.54%      8.18%          7.93%      9.45%          9.21%      9.24%           9.14%


                          June 30, 1997              June 30, 1998
                          -------------              -------------

                       Number                      Number
                      of Loans       Amount       of Loans      Amount
                      --------       ------       --------      ------

Portfolio(1)           63,053     $789,769,000    118,846   $1,452,040,000
Period of
Delinquency(2)
         31-60          1,969       23,688,000      2,540       29,454,000
         61-90            851       10,693,000      1,103       13,368,000
            91+           819       10,560,000      1,097       13,330,000

Total
Delinquencies           3,639       44,941,000      4,740       56,152,000

Amount in
Repossession(3)         1,293       12,561,000      2,646       29,126,000

Total
Delinquencies and
Amount in
Repossession(4)         4,932      $57,502,000      7,386      $85,278,000

Delinquencies as a
Percent of the
Portfolio                5.77%            5.69%      3.99%            3.87%

Repo Inventory as
Percent of the
Portfolio                2.05%            1.59%      2.23%            2.01%

Total
Delinquencies and
Amount in
Repossession as a
Percent of
Portfolio                7.82%            7.28%      6.21%            5.87%

------------------
(1) All amounts and percentages are based on the full amount remaining to be repaid on each Contract, including, for Rule of 78s Contracts, any unearned finance charges. The information in the table represents all Contracts originated by CPS including sold Contracts CPS continues to service.
(2) CPS considers a Contract delinquent when an obligor fails to make at least 90% of a contractually due payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.
(3) Amount in Repossession represents Financed Vehicles which have been repossessed but not yet liquidated.
(4) Amounts shown do not include Contracts which are less than 31 days delinquent.

                        CONSUMER PORTFOLIO SERVICES, INC.
                     NET CREDIT LOSS/REPOSSESSION EXPERIENCE


                            Year Ended        Year Ended         Year Ended        Year Ended     Six Months Ended  Six Months Ended
                        December 31, 1994  December 31, 1995  December 31, 1996  December 31, 1997  June 30, 1997    June 30, 1998
                        -----------------  -----------------  -----------------  -----------------  -------------    -------------
Average Amount Outstanding
  During the Period (1)   $98,916,991.00   $221,926,489.00    $395,404,669.00   $703,100,136.00   $597,924,905.00  $1,117,385,385.00

 Average Number of Loans
  Outstanding During the
        Period                     9,171            20,809             36,998            65,189            55,361          102,426

Number of Repossessions              669             2,018              3,145             6,007             2,430            4,491

  Gross Charge-Offs (2)   $ 3,166,408.00   $ 11,658,461.00    $ 23,296,775.00   $ 46,649,521.00   $ 19,193,455.00  $ 40,338,499.00

    Recoveries (3)        $   347,519.00   $  1,028,378.00    $  2,969,143.00   $  5,534,823.00   $  2,568,783.00  $  4,544,769.00

      Net Losses          $ 2,818,889.00   $ 10,630,083.00    $ 20,327,632.00   $ 41,114,698.00   $ 16,624,672.00  $ 35,793,730.00

Annualized Repossessions as
  a Percentage of Average
Number of Loans Outstanding        7.29%             9.70%              8.50%             9.21%             8.78%            8.77%

 Annualized Net Losses as a
   Percentage of Average
     Amount Outstanding            2.85%             4.79%              5.14%             5.85%             5.56%            6.41%

------------------

(1) All amounts and percentages are based on the principal amount scheduled to be paid on each Contract. The information in the table represents all Contracts originated by CPS including sold Contracts which CPS continues to service.

(2) Delinquent Contracts for which the related Financed Vehicle has been repossessed are charged off no later than the end of the calendar quarter in which the Financed Vehicle was sold. The amount charged off is the remaining principal balance of the Contract, after the application of the net proceeds from the liquidation of the Financed Vehicle. With respect to delinquent Contracts for which the related Financed Vehicle has not been repossessed, the remaining principal balance thereof is charged off no later than the 120th day after delinquency. In any case, amounts charged off do not include accrued and unpaid interest.

(3) Recoveries are reflected in the period in which they are realized and may pertain to charge offs from prior periods.

Recent Developments

         Litigation. On June 30, 1997, CPS was served with summons and counterclaim in the bankruptcy court for the Northern District of Illinois in connection with the Chapter 13 bankruptcy of obligors Madeline and Darryl Brownlee, of Chicago, Illinois. The obligors seek class-action treatment of their allegation that the cost of an extended service contract on the automobile they purchased was inadequately disclosed by Joe Cotton Ford of Carol Stream, Illinois, the automobile dealer who sold them their car. The disclosure is alleged to violate the Federal Truth in Lending Act and of Illinois consumer protection statutes. The obligors' claim is directed against both the dealer for making the allegedly improper disclosures and against CPS as holder of the purchase contract. The relief sought is damages in an unspecified amount, plus costs of suit and attorney's fees. The court has not yet ruled on the obligors' request for class-action treatment.

         In another proceeding, arising out of efforts to collect a deficiency balance from Joseph Barrios of Chicago, Illinois, the debtor has brought suit against CPS alleging defects in the notice given upon repossession of the vehicle. This lawsuit was filed on February 18, 1998 in the circuit court of Cook County, Illinois. Barrios, represented by the same law firm as the Brownlee obligors, seeks class-action treatment of his allegation that notice of a fifteen-day period to reinstate his Contract was misleading, in that it did not refer to an alleged right to redeem collateral up to the date of sale. The relief sought is damages in an unspecified amount, plus costs of suit and attorney's fees. [As of the date of this Prospectus Supplement, CPS has not been required to respond to this litigation and has not yet done so.]

         Although the receivables relating to the above litigation matters are not included in the Receivables Pool, if the request for class action status is granted in either case, Receivables in the Receivables Pool could become subject to the litigation. Furthermore, the existence of such litigation, or an adverse decision in such litigation, could encourage similar actions to be brought involving Receivables in the Receivables Pool. If an Obligor has a claim against the Trust as a result of a violation of law relating to a Receivable and such claim materially and adversely affects the Trust's interest in such Receivable, such a violation will constitute a breach of the representations and warranties of CPS and will create an obligation of CPS to repurchase such Receivable unless the breach is cured. In addition, CPS will be required to indemnify the Indenture Trustee, the Owner Trustee, the Insurer, the Trust and the Noteholders against all costs, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel which may be asserted against or incurred by any of them as a result of a third party claim arising out of events or facts giving rise to such breach. See "Description of the Trust Documents--Sale and Assignment of Receivables" in this Prospectus Supplement.

         CPS intends to dispute the above-described litigation vigorously and believes that it has meritorious defenses to each claim made by those obligors. Nevertheless, the outcome of any litigation is uncertain, and there is the possibility that damages could be assessed against CPS in amounts that could be material. It is management's opinion that the above-described litigation will not have a material adverse effect on CPS's consolidated financial position, results of operations or liquidity.

         Liquidity and Capital Resources of CPS. As discussed above in "Risk Factors--Liquidity and Capital Resources of CPS", deterioration in the performance of the portfolio of Contracts serviced by CPS, has resulted in a reduction of the residual cash flow available to be paid to the Seller from the various securitization trusts serviced by CPS. As a result, CPS will require capital from sources other than such residual cash flows to maintain its existing operations and fund future growth. In response, CPS has implemented a plan to raise additional working capital through the issuance of debt or equity; however, as discussed above in "Risk Factors--Liquidity and Capital Resources of CPS", it may be difficult and/or costly for CPS to raise such additional capital and there can be no assurance that it will succeed in doing so.

                              THE RECEIVABLES POOL

         As of the Cutoff Date, each Initial Receivable:

         -        has an Obligor whose billing address is in the United States;

         -        has an original term of not more than 60 months;

         - provides for level monthly payments which fully amortize the amount financed over the original term (except for the last payment, which may be different from the level payment for various reasons, including late or early payments during the term of the Contract);

          - has a remaining maturity of [60] months or less as of the Cutoff Date;

         -        has an outstanding principal balance of not more than
                  [$       ];

         -        is not more than 30 days past due;

         -        has an annual percentage rate ("APR") of not less than
                  [   %]; and

         -        has a scheduled maturity not later than [            ], 2003.

         As of the date of each Obligor's application for the loan from which the related Initial Receivable arises, each Obligor

         - did not have any material past due credit obligations or any repossessions or garnishments of property within one year before the date of application, unless such amounts have been repaid or discharged through bankruptcy;

         - was not the subject of any bankruptcy or insolvency proceeding that is not discharged; and

         - had not been the subject of more than one bankruptcy proceeding.

         The composition, geographic distribution, distribution by APR, distribution by remaining term, distribution by date of origination, distribution by original term, distribution by model year, distribution by original principal balance of the Initial Receivables as of the Cutoff Date, distribution by new or used Financed Vehicle, distribution by program and distribution by Originator are set forth in the following tables.


          Composition of the Initial Receivables as of the Cutoff Date


  Weighted           Aggregate          Number of                                   Weighted             Weighted
 Average APR         Principal         Receivables             Average               Average              Average
of Receivables        Balance            In Pool          Principal-Balance       Remaining Term       Original Term
--------------        -------            -------          -----------------       --------------       -------------








    Geographic Distribution of the Initial Receivables as of the Cutoff Date

                                           Percent of
                                Aggregate  Aggregate                 Percent of
                                Principal  Principal    Number of     Number of
         State (1)               Balance    Balance    Receivables   Receivables
         ---------               -------    -------    -----------   -----------
Alabama..........................$                %                           %
California.......................
Florida..........................
Georgia..........................
Hawaii...........................
Illinois.........................
Indiana..........................
Kentucky.........................
Louisiana........................
Maryland.........................
Michigan.........................
Minnesota........................
Mississippi......................
Nevada...........................
New Jersey.......................
New York.........................
North Carolina...................
Ohio.............................
Pennsylvania.....................
South Carolina...................
Tennessee........................
Texas............................
Virginia.........................
Washington.......................
All Others(2)....................
                                 -------    -------    -----------   -----------
Total............................$    (3)   100.00%(4)                100.00%(4)
                                 =======    =======    ===========   ===========

----------
(1)  Based on billing address of Obligor.
(2) No other state represents a percentage of the aggregate Principal Balance as of the Initial Cutoff Date in excess of one percent.
(3)  Balances may not add up to total because of rounding.
(4)  Percentages may not add up to 100% because of rounding.

      Distribution of the Initial Receivables by APR as of the Cutoff Date


                                            Percent of
                                Aggregate   Aggregate                Percent of
                                Principal   Principal    Number of    Number of
           APR Range             Balance     Balance    Receivables  Receivables
          -----------           ---------   ---------   -----------  -----------
15.501% - 16.000%...............$                  %    $                     %
16.001% - 16.500%...............
16.501% - 17.000%...............
17.001% - 17.500%...............
17.501% - 18.000%...............
18.001% - 18.500%...............
18.501% - 19.000%...............
19.001% - 19.500%...............
19.501% - 20.000%...............
20.001% - 20.500%...............
20.501% - 21.000%...............
21.001% - 21.500%...............
21.501% - 22.000%...............
22.001% - 22.500%...............
22.501% - 23.000%...............
23.001% - 23.500%...............
23.501% - 24.000%...............
24.001% - 24.500%...............
24.501% - 25.000%...............
25.001% - 25.500%...............
25.501% - 26.000%...............
26.001% - 26.500%...............
26.501% - 27.000%...............
27.001% - 27.500%...............
27.501% - 28.000%...............
28.001% - 28.500%...............
28.501% - 29.000%...............
29.001% - 29.500%...............
29.501% - 30.000%...............
                                ---------   ---------   -----------  -----------
Total                                       100.00%(2)          (1)   100.00%(2)
                                =========   =========   ===========  ===========

---------
(1)  Balances may not add up to total because of rounding.
(2)  Percentages may not add up to 100% because of rounding.

            Distribution of Initial Receivables by Remaining Term to
                    Scheduled Maturity as of the Cutoff Date




                                          Percent of
                              Aggregate   Aggregate                Percent of
Remaining Term                Principal   Principal    Number of    Number of
to Scheduled Maturity          Balance     Balance    Receivables  Receivables
---------------------         ---------   ---------   -----------  -----------
19-24 months.................. $                 %                          %
25-30 months..................
31-36 months..................
37-42 months..................
43-48 months..................
49-54 months..................
55-60 months..................
                               ---------   ---------   -----------  -----------
Total......................... $       (1)         %(2)                     %(2)
                               =========   =========   ===========  ===========

--------
(1)  Balances may not add up to total because of rounding.
(2)  Percentages may not add up to 100% because of rounding.

                   Distribution of the Initial Receivables by
                    Date of Origination as of the Cutoff Date



                                          Percent of
                              Aggregate   Aggregate                Percent of
                              Principal   Principal    Number of    Number of
 Date of Origination           Balance     Balance    Receivables  Receivables
---------------------         ---------   ---------   -----------  -----------
05/01/97-05/31/97............. $                  %                         %
06/01/97-06/30/97.............
07/01/97-07/31/97.............
08/01/97-08/31/97.............
09/01/97-09/30/97.............
10/01/97-10/31/97.............
11/01/97-11/30/97.............
12/01/97-12/31/97.............
01/01/98-01/31/98.............
02/01/98-02/28/98.............
03/01/98-03/31/98.............
04/01/98-04/30/98.............
05/01/98-05/31/98.............
06/01/98-06/30/98.............
                               ---------   ---------   -----------  -----------
         Total................ $       (1)   100.00%(2)               100.00%(2)
                               =========   =========   ===========  ===========

-------
(1)  Balances may not add up to total because of rounding.
(2)  Percentages may not add up to 100% because of rounding.

             Distribution of Initial Receivables by Original Term to
                    Scheduled Maturity as of the Cutoff Date



                                          Percent of
                              Aggregate   Aggregate                Percent of
  Original Term to            Principal   Principal    Number of    Number of
 Scheduled Maturity            Balance     Balance    Receivables  Receivables
---------------------         ---------   ---------   -----------  -----------
19-24 months................. $                  %                          %
25-30 months.................
31-36 months.................
37-42 months.................
43-48 months.................
49-54 months.................
55-60 months.................
55-60 months.................
                              ---------   ---------   -----------  -----------
         Total............... $       (1)  100.00%(2)                 100.00%(2)
                              =========   =========   ===========  ===========
--------
(1)  Balances may not add up to total because of rounding.
(2)  Percentages may not add up to 100% because of rounding.


    Distribution of the Initial Receivables by Model Year of Financed Vehicle
                              as of the Cutoff Date


                                          Percent of
                              Aggregate   Aggregate                Percent of
                              Principal   Principal    Number of    Number of
     Model Year                Balance     Balance    Receivables  Receivables
---------------------         ---------   ---------   -----------  -----------
1990......................... $                  %                          %
1991.........................
1992.........................
1993.........................
1994.........................
1995.........................
1996.........................
1997.........................
1998.........................
1999.........................
                              ---------   ---------   -----------  -----------
         Total............... $       (1)  100.00%(2)                100.00%(2)
                              =========   =========   ===========  ===========

-------

(1)  Balances may not add up to total because of rounding.
(2)  Percentages may not add up to 100% because of rounding.

        Distribution of Initial Receivables by Original Principal Balance
                              as of the Cutoff Date


                                          Percent of
                              Aggregate   Aggregate                Percent of
 Range of Original            Principal   Principal    Number of    Number of
 Principal Balances            Balance     Balance    Receivables  Receivables
---------------------         ---------   ---------   -----------  -----------
$    0.01 -  5,000.00........ $                   %                          %
 5,000.01 - 10,000.00........
10,000.01 - 15,000.00........
15,000.01 - 20,000.00........
20,000.01 - 25,000.00........
25,000.01 - 30,000.00........
                              ---------   ---------   -----------  -----------
        Total................ $       (1)        %(2)                       %(2)
                              =========   =========   ===========  ===========

--------

(1)  Balances may not add up to total because of rounding.
(2)  Percentages may not add up to 100% because of rounding.


       Distribution of Initial Receivables by New or Used Financed Vehicle
                              as of the Cutoff Date



                                          Percent of
                              Aggregate   Aggregate                Percent of
                              Principal   Principal    Number of    Number of
Financed Vehicle Type          Balance     Balance    Receivables  Receivables
---------------------         ---------   ---------   -----------  -----------
 New......................... $                  %                          %
 Used........................


         Total............... $      (1)         %(2)                       %(2)
                              =========   =========   ===========  ===========


--------

(1)  Balances may not add up to total because of rounding.
(2)  Percentages may not add up to 100% because of rounding.

            Distribution of Initial Receivables by Financing Program
                              as of the Cutoff Date




                                          Percent of
                              Aggregate   Aggregate                Percent of
                              Principal   Principal    Number of    Number of
Financing Program              Balance     Balance    Receivables  Receivables
---------------------         ---------   ---------   -----------  -----------
Super Alpha.................. $                  %                          %
Alpha........................
Standard.....................
Delta........................
First Time Buyer.............

         Total............... $      (1)         %(2)                      %(2)
                              =========   =========   ===========  ===========

--------

(1)  Balances may not add up to total because of rounding.
(2)  Percentages may not add up to 100% because of rounding.


                Distribution of Initial Receivables by Originator
                              as of the Cutoff Date


                                          Percent of
                              Aggregate   Aggregate                Percent of
                              Principal   Principal    Number of    Number of
    Originator                 Balance     Balance    Receivables  Receivables
---------------------         ---------   ---------   -----------  -----------
CPS.......................... $                  %                          %
Samco........................
Linc.........................

         Total............... $      (1)         %(2)                       %(2)
                              =========   =========   ===========  ===========


--------

(1)  Balances may not add up to total because of rounding.
(2)  Percentages may not add up to 100% because of rounding.

Rule of 78's Receivables and Simple Interest Receivables.

         As of the Cutoff Date, approximately [ %] of the aggregate Principal Balance of the Initial Receivables provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("Rule of 78's Receivables") and approximately [ %] of the aggregate Principal Balance of the Initial Receivables provide for allocation of payments according to the "simple interest" method ("Simple Interest Receivables"). A Rule of 78's Receivable provides for payment by the Obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the basis of the stated APR for the term of the Receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's". A Simple Interest Receivable provides for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled Payment Date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

         If of the prepayment in full (voluntarily or by acceleration) of a Rule of 78's Receivable, under the terms of the contract, a "refund" or "rebate" will be made to the Obligor of the portion of the total amount of payments then due and payable under the contract allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78's. If a Simple Interest Receivable is prepaid, instead of receiving a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable generally will be less than the remaining Scheduled Receivable Payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

         The Trust will account for the Rule of 78's Receivables as if such Receivables provided for amortization of the loan over a series of fixed level payment monthly installments ("Actuarial Receivables"). Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding Principal Balance of such Receivable and accrued interest thereon (calculated under the actuarial method) will not be passed through to Noteholders but will be paid to the Servicer as additional servicing compensation.

                              YIELD CONSIDERATIONS

         All of the Receivables can be prepaid at any time without charge. (For this purpose "prepayments" include prepayments in full, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors. For example, an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of CPS. In addition, the rate of prepayments on the Receivables may be affected by the nature of the Obligors and the Financed Vehicles and servicing decisions. See "Risk Factors--Nature of Obligors; Servicing" in this Prospectus Supplement. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders and Certificateholders. See also "Description of the Securities--Optional Redemption" in this Prospectus Supplement regarding the Servicer's option to purchase the Receivables and redeem the Notes when the aggregate Principal Balance of the Receivables is less than or equal to 10% or less of the sum of (i) the aggregate Cutoff Date Principal Balance of the Initial Receivables and (ii) the initial Pre-Funded Amount (the sum of (i) and
(ii), the "Original Pool Balance"). See also "Description of the Securities--Mandatory Redemption" in this Prospectus Supplement regarding the acceleration of the Notes after the occurrence of an Event of Default.

                       POOL FACTORS AND OTHER INFORMATION

         The "Pool Balance" at any time represents the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from Obligors with respect to such Collection Period, all payments and Purchase Amounts (as defined herein) remitted by CPS or the Servicer (if the Servicer should be any entity other than CPS) for such Collection Period, all losses realized on Receivables liquidated during such Collection Period and any Cram Down Losses with respect to such Receivables. The Pool Balance is computed by allocating payments to principal and to interest, with respect to Rule of 78's Receivables, using the constant yield or actuarial method, and with respect to Simple Interest Receivables, using the simple interest method. The "Class A-1 Pool Factor" is a seven digit decimal which the Servicer will compute each month indicating the principal balance of the Class A-1 Notes as a fraction of the initial principal balance of the Class A-1 Notes. The Class A-1 Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class A-1 Pool Factor will decline to reflect reductions in the principal balance of the Class A-1 Notes. Therefore, if you are a Class A-1 Noteholder, your share of the principal balance of the Class A-1 Notes is the product of (1) the original denomination of your Note and (2) the Class A-1 Pool Factor. The "Class A-2 Pool Factor" is a seven-digit decimal which the Servicer will compute each month indicating the principal balance of the Class A-2 Notes as a fraction of the initial principal balance of the Class A-2 Notes. The Class A-2 Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class A-2 Pool Factor will decline to reflect reductions in the principal balance of the Class A-2 Notes. Therefore, if you are a Class A-2

Noteholder, your share of the principal balance of the Class A-2 Notes is the product of (1) the original denomination of your Note and (2) the Class A-2 Pool Factor.

         Under the Indenture, the Noteholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the Pool Factors and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Trust Documents--Statements to Noteholders" in this Prospectus Supplement.

                                 USE OF PROCEEDS

         The Seller will use the net proceeds of the sale of the Notes to purchase the CPS Receivables from CPS, the Samco Receivables from Samco, the Linc Receivables from Linc and to fund the Pre-Funding Account and the Interest Reserve Account. CPS, Samco and Linc will apply the net proceeds received from the Seller to purchase new Contracts or to repay debt incurred to purchase the Contracts, including the repayment of certain amounts owed by CPS under certain warehouse loans or other interim financing arrangements which have been used to fund the acquisition of the Receivables. First Union National Bank ("FUNB"), an affiliate of the Underwriter has entered into a warehousing arrangement with CPS. Certain of the net proceeds of the sale of the Notes will be used by CPS to reduce the outstanding indebtedness of CPS to FUNB under such warehouse arrangement.

                          DESCRIPTION OF THE SECURITIES
General

         The Notes will be issued under the terms of the Indenture, and the Certificates will be issued under the terms of the Trust Agreement. We have filed forms of the Indenture and the Trust Agreement as exhibits to the Registration Statement.

         The Notes initially will be represented by notes registered in the name of Cede as the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating members thereof in denominations of $1,000. All references to "holders" or "Noteholders" and to authorized denominations, when used with respect to the Notes, shall reflect the rights of beneficial owners of the Notes ("Note Owners"), and limitations thereof, as they may be indirectly exercised through DTC and its participating members, except as otherwise specified herein. See "Registration of Notes" in this Prospectus Supplement.

Payment of Interest

         On each Payment Date, the Class A-1 Noteholders as of the related record date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-1 Interest Rate on the outstanding principal amount of the Class A-1 Notes at the close of the preceding Payment Date. On each Payment Date, the Class A-2 Noteholders as of the related record date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-2 Interest Rate on the outstanding principal amount of the Class A-2 Notes at the close of the preceding Payment Date. Nevertheless, on the initial Payment Date, the interest payable to the Noteholders of record of a class of Notes will be an amount equal to the product of (a) the Interest Rate applicable to such class of Notes, (b) the initial principal amount of such class of Notes and (c) a fraction (i) the numerator of which is the number of days from and including the Closing Date to and including November 14, 1998 (assuming that there are 30 days in each month of the year) and (ii) the denominator of which is 360. Interest on the Notes which is due but not paid on any Payment Date will be payable on the next Payment Date together with, to the extent permitted by law, interest on such unpaid amount at the Class A Interest Rate. See "Description of the Trust Documents--Distributions" in this Prospectus Supplement.

Payment of Principal

         Principal of the Notes will be payable on each Payment Date in an amount equal to the Noteholders' Principal Distributable Amount for the related Collection Period. The "Noteholders' Principal Distributable Amount" is equal to the Class A Noteholders' Percentage (as of each Payment Date) multiplied by the Principal Distributable Amount.

         On each Payment Date, the amounts distributed on account of the Noteholders' Principal Distributable Amount will be applied, sequentially, to pay principal of the Class A-1 Notes until the principal balance of the Class A-1 Notes has been reduced to zero, then to the holders of the Class A-2 Notes until the principal balance of the Class A-2 Notes has been reduced to zero.

Mandatory Redemption

         Each class of Notes and the Certificates will be redeemed in part on the Payment Date on or immediately following the last day of the Funding Period if any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date (a "Mandatory Redemption"). The aggregate principal amount of each class of Notes to be redeemed will be an amount equal to such class' pro rata share (based on the respective outstanding principal amount of each class of Notes and the Certificates) of the remaining Pre-Funded Amount on such date (such class' "Note Prepayment Amount").

         The Policy does not guarantee payment of the Note Prepayment Amounts, although the Policy does guarantee payment of all unpaid principal and accrued interest in respect of a class of Notes on the respective Final Scheduled Payment Date for such class. In addition, the ratings assigned to the Notes by the Rating Agencies do not address the likelihood that the Note Prepayment Amounts will be paid.

         If an Event of Default occurs and an Insurer Default shall not have occurred and be continuing, the Notes shall become due and payable at par with accrued interest. So long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right (but not the obligation) to direct the Indenture Trustee to liquidate the Trust Assets, in whole or in part, on any date or dates following the acceleration of the Notes due to such Event of Default, and to distribute the proceeds of such liquidation in accordance with the terms of the Indenture. Following the occurrence of any Event of Default, the Indenture Trustee will continue to submit claims as necessary under the Policy for any shortfalls in the Scheduled Payments on the Notes, except that the Insurer, in its sole discretion, may elect to pay all or any portion of the outstanding amount of the Notes in excess thereof, plus accrued interest. The Policy does not guarantee payments of any amounts that become due on an accelerated basis, unless the Insurer elects, in its sole discretion to pay such amounts in whole or in part. See "Description of the Trust Documents--Events of Default" and "The Policy" herein.

Optional Redemption

         To avoid excessive administrative expense, the Servicer, or its successor, is permitted at its option to purchase all remaining Receivables from the Trust (with the consent of the Insurer if such purchase and redemption would result in a claim under the Policy or if any amount owing to the Insurer or on the Notes would remain unpaid). The Servicer (or its successor) may exercise this repurchase option on or after the last day of any month on or after which the then outstanding Pool Balance is equal to 10% or less of the Original Pool Balance at a price equal to at least the aggregate of the unpaid principal amount of the Notes plus accrued and unpaid interest as of such last day. Exercise of this right will result in the early retirement of the Notes. Upon declaration of an optional redemption, the Indenture Trustee will give written notice of termination to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of such holder's Note at the office or agency of the Indenture Trustee specified in the notice of termination. If the Indenture Trustee has taken certain measures to locate a Noteholder, and such measures have failed, the Indenture Trustee will distribute the remaining funds otherwise payable to the Noteholder to The American Red Cross.

                              REGISTRATION OF NOTES

         The Notes will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of
Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

         If you are acquiring beneficial ownership interests in the Notes, you may hold the Notes directly though DTC if you are a Participant, or you may hold your interest indirectly through organizations which are Participants. Your ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains your account for that purpose. In turn the Financial Intermediary's ownership of such book-entry note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant). See "Description of the Securities--Book-Entry Registration" in the Prospectus.

                       DESCRIPTION OF THE TRUST DOCUMENTS

         The following summary describes certain terms of the Purchase Agreements, the Sale and Servicing Agreement, the Indenture and the Trust Agreement (together, the "Trust Documents"). We have filed forms of the Trust Documents as exhibits to the Registration Statement. We will file a copy of the final Trust Documents with the Commission following the issuance of the Securities. Because this is a summary of the Trust Documents, it does not contain all this information that may be important to you. You should read the Trust Documents in their entirety if you require complete information regarding their contents.

Sale and Assignment of Receivables

         On or before the Closing Date, the Seller will purchase from Samco under the Samco Purchase Agreement, without recourse (except as provided in the Samco Purchase Agreement) Samco's entire interest in the Samco Receivables, together with Samco's security interests in the related Financed Vehicles. On or before the Closing Date, the Seller will purchase from Linc under the Linc Purchase Agreement, without recourse (except as provided in the Linc Purchase Agreement) Linc's entire interest in the Linc Receivables, together with Linc's security interests in the related Financed Vehicles. On or before the Closing Date, the Seller will purchase from CPS under the CPS Purchase Agreement, without recourse, except as provided in the CPS Purchase Agreement, CPS's entire interest in the CPS Receivables, together with CPS's security interests in the related Financed Vehicles. At the time of issuance of the Notes, the Seller will sell and assign to the Trust, without recourse, except as provided in the Sale and Servicing Agreement, its entire interest in the Receivables, together with its security interests in the Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Purchase Agreement. The Indenture Trustee will, concurrently with such sale and assignment, execute, authenticate, and deliver the Securities to the Seller in exchange for the Receivables. The Seller will sell the Notes to the Underwriter. See "Underwriting" in this Prospectus Supplement.

         In the CPS Purchase Agreement, CPS will represent and warrant to the Seller, among other things, that (1) the information provided in the CPS Purchase Agreement with respect to the Receivables (including, without limitation, the Samco Receivables and the Linc Receivables) is correct in all material respects; (2) at the dates of origination of the Receivables, physical damage insurance covering each Financed Vehicle was in effect in accordance with the normal requirements of CPS, Samco or Linc, as applicable; (3) at the date of issuance of the Securities, the Receivables are free and clear of all security interests, liens, charges, and encumbrances and no offsets, defenses, or counterclaims against Dealers, IFCs or Deposit Institutions have been asserted or threatened; (4) at the date of issuance of the Securities, each of the Receivables is or will be secured by a first-priority perfected security interest in the related Financed Vehicle in favor of CPS, Samco or Linc; and (5) each Receivable, at the time it was originated, complied and, at the date of issuance of the Securities, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws. As of the last day of the second (or, if CPS elects, the first) month following the discovery by or notice to the Seller and CPS of a breach of any representation or warranty that materially and adversely affects the interest of the Trust, the Indenture Trustee or the Insurer, unless the breach is cured, CPS will purchase such Receivable from the Trust for the Purchase Amount. The repurchase obligation will constitute the sole remedy available to the Noteholders, the Insurer, the Owner Trustee or the Indenture Trustee for any such uncured breach. However, CPS will be required to indemnify the Owner Trustee, the Indenture Trustee, the Insurer, the Trust and the Noteholders against all costs, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them, as a result of third party claims arising out of events or facts giving rise to such breach.

         Following the Closing Date, under the Sale and Servicing Agreement, the Seller will be obligated, subject only to the availability thereof, to sell, and the Trust will be obligated to purchase, subject to the satisfaction of certain conditions set forth therein, additional Receivables (the "Subsequent Receivables") originated by CPS or Samco under its auto loan programs and acquired by the Seller from CPS or Samco from time to time during the Funding Period (as defined below), having an aggregate Principal Balance equal to approximately $[ ]. Subsequent Receivables will be conveyed to the Trust on dates specified by the Seller (each date on which Subsequent Receivables are conveyed being referred to as a "Subsequent Closing Date") occurring during the Funding Period. After any Subsequent Closing Date, the Trust Assets will include payments, other than payments under the Policy, received with respect to the related Subsequent Receivables conveyed to the Trust on such Subsequent Closing Date after the cutoff date designated by the Seller with respect to such Subsequent Receivables (such date designated by the Seller, the "Subsequent Cutoff Date"). See "Description of the Trust Documents--Sale and Assignment of Receivables" herein. On each Subsequent Closing Date, subject to the conditions set forth in the Trust Documents, the Trust shall purchase from the Seller, the Subsequent Receivables to be transferred to the Trust on such Subsequent Closing Date.

         Any   conveyance   of   Subsequent   Receivables   is  subject  to  the
satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others:

         (1) each such Subsequent Receivable satisfies the eligibility criteria specified in the related Purchase Agreement;

         (2) the Insurer (so long as no Insurer Default shall have occurred and be continuing) shall in its absolute and sole discretion have approved the transfer of such Subsequent Receivables to the Trust;

         (3) as of each applicable Subsequent Cutoff Date, the Receivables in the Trust, together with the Subsequent Receivables to be conveyed by the Seller as of such Subsequent Cutoff Date, meet the following criteria (computed based on the characteristics of the Initial Receivables on the Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Date: (a) the weighted average APR of such Receivables will not be less than a specified percentage below the weighted average APR of the Initial Receivables on the Cutoff Date, (b) the weighted average remaining term of such Receivables will be within a range of a certain number of months, (c) not more than a specified percentage of the principal balances of such Receivables will represent used Financed Vehicles and (d) not more than a specified percentage of the principal balances of such Receivables which may have an APR in excess of [ ]%, and the Trust, the Indenture Trustee, the Owner Trustee and the Insurer shall have received written confirmation from a firm of certified independent public accountants as to the satisfaction of the criteria in clauses (a) through (d) above;

         (4) the Seller shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a Subsequent Transfer Agreement conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables);

         (5) the Seller shall have delivered certain opinions of counsel to the Indenture Trustee, the Owner Trustee, Insurer and the Rating Agencies with respect to the validity of the conveyance of such Subsequent Receivables; and

         (6) the Rating Agencies shall have each notified the Seller, the Owner Trustee, the Indenture Trustee and Insurer in writing that, following the addition of all such Subsequent Receivables, each of the Class A-1 Notes and the Class A-2 Notes will be rated "Aaa" by Moody's and "AAA" by Standard & Poor's.

         Subsequent Receivables may have been originated by CPS at a later date using credit criteria different from the criteria applied with respect to the Initial Receivables. See "Risk Factors--Varying Characteristics of Subsequent Receivables" and "The Receivables Pool" herein.

         On or before the Closing Date, or each Subsequent Closing Date, the related Contracts will be delivered to the Indenture Trustee as custodian, and the Indenture Trustee then will maintain physical possession of the Receivables except as may be necessary for the servicing of the Receivables by the Servicer. The Receivables will not be stamped to show the ownership thereof by the Trust. However, CPS's, Samco's and Linc's accounting records and computer systems will reflect the sale and assignment of the Receivables to the Seller, and Uniform Commercial Code ("UCC") financing statements reflecting such sales and assignments will be filed. See "Formation of the Trust" in this Prospectus Supplement and "Certain Legal Aspects of the Receivables" in the Prospectus.

Accounts

         On or prior to the next billing period after the Cutoff Date, the Servicer will notify each Obligor to make payments with respect to the Receivables after the Cutoff Date directly to a post office box in the name of the Seller for the benefit of the Noteholders and the Insurer (the "Post Office Box"). On each Business Day, Bank of America, as the lock-box processor (the "Lock-Box Processor"), will transfer any such payments received in the Post Office Box to a segregated lock-box account at Bank of America National Trust and Savings Association (the "Lock-Box Bank") in the name of the Seller for the benefit of the Noteholders and the Insurer (the "Lock-Box

Account"). See "Description of the Trust Documents--Payments on Receivables" in the Prospectus. The Indenture Trustee will also establish and maintain initially with itself one or more accounts (collectively, the "Collection Account") in the name of the Indenture Trustee on behalf of the Noteholders and the Insurer. Within two Business Days of receipt of funds into the Lock-Box Account, the Servicer is required to direct the Lock-Box Bank to effect a transfer of funds from the Lock-Box Account to the Collection Account. If, however, any Obligors send their payments to the Servicer instead of the Lock-Box Processor, then on the first Business Day after the Servicer receives any such payments, it will deposit those payments in the Lock-Box Account or the Collection Account. The Indenture Trustee will also establish and maintain initially with itself one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders, from which all distributions with respect to the Notes will be made (the "Note Distribution Account").

         The Pre-Funding Account will be maintained with the Indenture Trustee and is intended solely to hold funds to be applied by the Indenture Trustee during the Funding Period to pay to the Seller the purchase price for Subsequent Receivables. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the Receivables. On the Closing Date, the Pre-Funding Account will be funded with the initial Pre-Funded Amount from the sale proceeds of the Notes. The Pre-Funded Amount will initially equal $[ ] and, during the Funding Period, will be reduced by the Principal Balances of all Subsequent Receivables purchased by the Trust from time to time in accordance with the provisions of the Sale and Servicing Agreement.

         The Seller expects that the Pre-Funded Amount will be reduced to less than $100,000 by the [ ] Payment Date, although no assurances can be given that this will happen. If any Pre-Funded Amount remains at the end of the Funding Period, such amount will be distributed as a partial prepayment to the Noteholders as described above under "--Mandatory Prepayment" and "--Mandatory Redemption".

         The Indenture Trustee will also establish and maintain an account (the "Interest Reserve Account") in the name of the Indenture Trustee on behalf of the Noteholders and Certificateholders. On the Closing Date, the Seller will deposit an amount equal to the Requisite Reserve Amount (as described below) in the Interest Reserve Account. On each of the [October and November] Payment Dates, funds on deposit in the Interest Reserve Account which are in excess of the Requisite Reserve Amount for such Payment Date will be withdrawn from the Interest Reserve Account and deposited in the Distribution Account for distribution in accordance with the priorities set forth under the heading "Description of the Trust Documents--Distributions--Priority of Distribution Amounts".

         The Collateral Agent will establish the Spread Account as a segregated trust account at its office or at another depository institution or trust company.

Distributions

         Priority of Distribution Amounts. On the earlier of (i) the seventh Business Day of each calendar month and (ii) the fifth Business Day preceding the Payment Date occurring in such calendar (each such date, a "Determination Date") the Servicer will instruct the Indenture Trustee to make the following distributions from the Total Distribution Amount in the following order of priority:

                  (1) to the Standby Servicer, so long as CPS is the Servicer and Norwest Bank Minnesota, National Association is the Standby Servicer, the Standby Fee and all unpaid Standby Fees from prior Collection Periods;

                  (2) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

                  (3) if the Standby Servicer becomes the successor Servicer, to the Standby Servicer, from the Total Distribution Amount, to the extent not previously paid by the predecessor Servicer under the Sale and Servicing Agreement, reasonable transition expenses (up to a maximum of $50,000) incurred in becoming the successor Servicer;

                  (4) to the Indenture Trustee and the Owner Trustee, pro rata, the fees payable thereto for services under the Indenture and the Trust Agreement (the "Trustee Fees") and reasonable out-of-pocket expenses thereof (including counsel fees and expenses), and all unpaid Trustee Fees and unpaid reasonable out-of-pocket expenses (including counsel fees and expenses) from prior Collection Periods;

                  (5) to the Collateral Agent, all fees and expenses payable to the Collateral Agent with respect to such Payment Date;

                  (6)   to   the   Noteholders,    the   Noteholders'   Interest
         Distributable Amount;

                  (7)   to   the   Noteholders,   the   Noteholders'   Principal
         Distributable   Amount,  plus  the  Noteholders'   Principal  Carryover
         Shortfall, if any;

                  (8) to the Insurer, any amounts due to the Insurer under the terms of the Insurance Agreement;

                  (9) if any Person other than the Standby Servicer becomes the successor Servicer, to such successor Servicer, to the extent not previously paid by the predecessor Servicer under the Sale and Servicing Agreement, reasonable transition expenses (up to a maximum of $50,000 for all such expenses) incurred in becoming the successor Servicer; and

                  (10) to the Collateral Agent, for deposit into the Spread Account, the remaining Total Distribution Amount, if any.

         Amounts distributed on account of the Noteholders' Principal Distributable Amount under priority (7) above will be applied, sequentially, to pay principal of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, then to the holders of the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero.

         Determination of Total Distribution Amount. The "Total Distribution Amount" for a Payment Date will be the sum of the following amounts with respect to the preceding Collection Period:

         (i)      all collections on Receivables;

         (ii) all proceeds received during the related Collection Period with respect to Receivables that became Liquidated Receivables during such related Collection Period, net of the reasonable expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable ("Liquidation Proceeds");

         (iii)    proceeds   from   Recoveries   with   respect  to   Liquidated
                  Receivables;

         (iv) earnings on investments of funds in the Collection Account during the related Collection Period;

         (v) on the [ ] and [ ] Payment Dates any amounts in excess of the Requisite Reserve Amount withdrawn from the Interest Reserve Account; and

         (vi) the Purchase Amount of each Receivable that was repurchased by CPS or purchased by the Servicer as of the last day of the related Collection Period.

         The Insurer shall at any time, and as often as it chooses, with respect to a Payment Date, have the option (but shall not be required, except as required under the Policy) to deliver amounts to the Indenture Trustee for deposit into the Collection Account for any of the following purposes:

o to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Payment Date;

o to distribute as a component of the Noteholders' Principal Distributable Amount to the extent that the principal balance of the Notes as of the Determination Date preceding such Payment Date exceeds the Pool Balance as of such Determination Date; or

o to include such amount as part of the Total Distribution Amount for such Payment Date to the extent that without such amount a draw would be required to be made on the Policy.

         "Liquidated Receivable" means a Receivable (i) which has been liquidated by the Servicer through the sale of the Financed Vehicle, or (ii) for which the related Financed Vehicle has been repossessed and 90 days have elapsed since the date of such repossession, or (iii) as to which an Obligor has failed to make more than 90% of a Scheduled Receivable Payment of more than ten dollars for 120 (or, if the related Financed Vehicle has been repossessed, 210) or more days as of the end of a Collection Period, or (iv) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable.

         "Purchase Amount" means, with respect to a Receivable, the amount, as of the close of business on the last day of a Collection Period, required to prepay in full such Receivable under the terms thereof including all accrued and unpaid interest and interest to the end of the month of purchase.

         "Recoveries" means, with respect to a Liquidated Receivable, the monies collected from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the reasonable costs of liquidation plus any amounts required by law to be remitted to the Obligor.

         Calculation  of  Distributable  Amounts.  On  each  Payment  Date,  the
Noteholders   will   receive  the   Noteholders'   Distributable   Amount.   The
"Noteholders' Distributable Amount" for a Payment Date will equal the sum of:

         (1) the "Noteholders' Principal Distributable Amount," consisting of the Class A Noteholders' Percentage of the Principal Distributable Amount; plus

         (2)  the Noteholders' Principal Carryover Shortfall; and

         (3) the Noteholders' Interest Distributable Amount.

         On the Class A-1 Final Scheduled Payment Date, the Noteholders' Principal Distributable Amount will at least equal an amount sufficient to pay in full the then outstanding principal amount of the Class A-1 Notes. On the Class A-2 Final Scheduled Payment Date, the Noteholders' Principal Distributable Amount will at least equal an amount sufficient to pay in full the then outstanding principal amount of the Class A-2 Notes.

         "Class A Noteholders' Percentage" will be 100% until the Notes have been paid in full.

         "Class A-1 Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Class A-1 Noteholders' Interest Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account on such preceding Payment Date on account of the Class A-1 Noteholders' Interest Distributable Amount.

         "Class A-1 Noteholders' Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class A-1 Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Class A-1 Noteholders' Interest Carryover Shortfall for such Payment Date, plus interest on such Class A-1 Noteholder's Interest Carryover Shortfall, to the extent permitted by law, at the Class A-1 Interest Rate through the current Payment Date.

         "Class A-1 Noteholders' Monthly Interest Distributable Amount" means

                  (a) for the first Payment Date, an amount equal to the product of (i) the Class A-1 Interest Rate, (ii) the initial outstanding principal amount of the Class A-1 Notes and (iii) a fraction, the numerator of which is the number of days from and including the Closing Date to and including November 14, 1998 and (ii) the denominator of which is 360; and

                  (b) for any Payment Date after the first Payment Date, an amount equal to the product of (i) one-twelfth of the Class A-1 Interest Rate and (ii) the outstanding principal amount of the Class A-1 Notes as of the close of the preceding Payment Date (after giving effect to all distributions on account of principal on such preceding Payment Date).

         "Class A-2 Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Class A-2 Noteholders' Interest Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account on such preceding Payment Date on account of the Class A-2 Noteholders' Interest Distributable Amount.

         "Class A-2 Noteholders' Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class A-2 Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Class A-2 Noteholders' Interest Carryover Shortfall for such Payment Date, plus interest on such Class A-2 Noteholder's Interest Carryover Shortfall, to the extent permitted by law, at the Class A-2 Interest Rate through the current Payment Date.

         "Class A-2 Noteholders' Monthly Interest Distributable Amount" means

                  (a) for the first Payment Date, an amount equal to the product of (i) the Class A-2 Interest Rate, (ii) the initial outstanding principal amount of the Class A-2 Notes and (iii) a fraction, the numerator of which is the number of days from and including the Closing Date to and including November 14, 1998 and (ii) the denominator of which is 360; and

                   (b) for any Payment Date after the first Payment Date, an amount equal to the product of (i) one-twelfth of the Class A-2 Interest Rate and (ii) the outstanding principal amount of the Class A-2 Notes as of the close of the preceding Payment Date (after giving effect to all distributions on account of principal on such preceding Payment Date).

         "Cram Down Loss" means, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring Scheduled Payments to be made on a Receivable, an amount equal to such reduction in Principal Balance of such Receivable or the reduction in the net present value (using as the discount rate the lower of the contract rate or the rate of interest specified by the court in such order) of the Scheduled Payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the date such order is entered.

         "Noteholders' Interest Distributable Amount" means, with respect to any Payment Date, the sum of (a) the Noteholders' Monthly Interest Distributable Amount for such Payment Date, (b) the Class A-1 Noteholders' Interest Carryover Shortfall for such Payment Date, plus interest on such Class A-1 Noteholder's Interest Carryover Shortfall, to the extent permitted by law, at the Class A-1 Interest Rate through the current Payment Date, plus (c) the Class A-2 Noteholders' Interest Carryover Shortfall for such Payment Date, plus interest on such Class A-2 Noteholders' Interest Carryover Shortfall, to the extent permitted by law, at the Class A-2 Interest Rate through the current Payment Date.

         "Noteholders'  Monthly  Interest   Distributable  Amount"  means,  with
respect to any Payment Date, the sum of (i) the Class A-1 Noteholders' Monthly Interest Distributable Amount for such

Payment Date and (ii) the Class A-2 Noteholders' Monthly Interest Distributable Amount for such Payment Date.

         "Principal Balance" of a Receivable, as of the close of business on the last day of a Collection Period, means the amount financed minus the sum of the following amounts without duplication: (i) in the case of a Rule of 78's Receivable, that portion of all Scheduled Receivable Payments received on or before such day allocable to principal of such Receivable using the actuarial or constant yield method; (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Receivable Payments received on or before such day allocable to principal of such Receivable using the simple interest method;
(iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal; (iv) any Cram Down Loss in respect of such Receivable; and (v) any prepayment in full or any partial prepayment applied to reduce the Principal Balance of such Receivable.

         "Scheduled Receivable Payment" means, for any Collection Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period (without giving effect to deferments of payments granted to Obligors by the Servicer under the Sale and Servicing Agreement or any rescheduling of payments in any insolvency or similar proceedings).

The Spread Account

         As part of the consideration for the issuance of the Policy, the Seller has agreed to establish with Norwest Bank Minnesota, National Association (in such capacity, the "Collateral Agent") an account (the "Spread Account") for the benefit of the Insurer and the Indenture Trustee on behalf of the Noteholders. Any portion of the Total Distribution Amount remaining on any Payment Date after payment of all fees and expenses due on such date to the Servicer, the Standby Servicer, the Indenture Trustee, the Owner Trustee, any successor Servicer and the Collateral Agent and all amounts owing to the Insurer on such date and all principal and interest payments due to the Noteholders on such Payment Date, will be deposited in the Spread Account and held by the Collateral Agent for the benefit of the Insurer and the Indenture Trustee on behalf of the Noteholders. If on any Payment Date, the Total Distribution Amount is insufficient to pay all distributions required to be made on such day under priorities (1) through (8) under "Priority of Distribution Amounts", then amounts on deposit in the Spread Account will be applied to pay the amounts due on such Payment Date under such priorities (1) through (8).

         Amounts on deposit in the Spread Account on any Payment Date which (after all payments required to be made on such Payment Date and distributions to be made in accordance with the Master Spread Account Agreement have been made) are in excess of the Requisite Amount will be released to or at the direction of the Seller on such Payment Date.

         So long as no Insurer Default shall have occurred and be continuing, the Insurer will be entitled to exercise in its sole discretion all rights under the master spread account agreement among the Seller, the Insurer, the Indenture Trustee and the Collateral Agent (the "Master Spread Account Agreement") with respect to the Spread Account and any amounts on deposit therein and will have no liability to the Indenture Trustee or the Noteholders for the exercise of such rights. The Insurer

(so long as an Insurer Default shall not have occurred and be continuing) may, with the written consent of CPS, the Seller and the Collateral Agent but without the consent of the Indenture Trustee or any Noteholder, reduce the Requisite Amount or modify any term of the Master Spread Account Agreement (including terminating the Master Spread Account Agreement and releasing all funds on deposit in the Spread Account). Because the Requisite Amount or the existence of the Spread Account may be modified or terminated by the Insurer as described above, you should not rely on amounts in the Spread Account for payments of principal or interest on the Notes.

Events of Default

         Unless an Insurer Default shall have occurred and be continuing, "Events of Default" under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Indenture Cross Defaults, and will constitute an Event of Default under the Indenture only if the Insurer shall have delivered to the Indenture Trustee a written notice specifying that any such Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture. An "Insurance Agreement Indenture Cross Default" may result from:

o        a demand for payment under the Policy;

o        an Insolvency Event;

o the Trust becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes;

o the sum of the Total Distribution Amount with respect to any Payment Date plus the amount (if any) available from certain collateral accounts maintained for the benefit of the Insurer is less than the sum of the amounts described in clauses (1) through (7) under "Description of the Trust Documents--Distributions--Priority of Distribution Amounts" herein; and

o any failure to observe or perform in any material respect any other covenants, representation, warranty or agreements of the Trust in the Indenture, any certificate or other writing delivered in connection therewith, which failure continues for 30 days after written notice of such failure or incorrect representation or warranty has been given to the Trust and the Indenture Trustee by the Insurer.

         Upon the occurrence of an Event of Default, and so long as an Insurer Default shall not have occurred and be continuing, the Notes shall become due and payable at par with accrued interest thereon. The Insurer will have the right, but not the obligation, to instruct the Indenture Trustee to liquidate the Trust Assets, in whole or in part, on any date or dates following the acceleration of the Notes due to such Event of Default, and to distribute the proceeds of such liquidation in accordance with the terms of the Indenture. Following the occurrence of any Event of Default, the Indenture Trustee will continue to submit claims as necessary under the Policy for any shortfalls in the Scheduled Payments on the Notes, except that the Insurer, in its sole discretion, may elect to pay all or any portion of the outstanding amount of the Notes in excess thereof, plus accrued interest thereon. See "The Policy" and "Description of the Securities--Mandatory Prepayment" herein.

         If an Insurer Default has occurred and is continuing, "Events of Default" will consist of the following events set forth in the Indenture:

o a default for five days or more in the payment of any interest on the Notes;

o a default for five days or more in the payment of the principal of the Notes [when the same becomes due and payable];

o        a default in

         - the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture

         - any representation or warranty made by the Trust in the Indenture

         - any certificate delivered in connection with the Indenture, or such certificate having been incorrect as of the time made and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days (or such longer period not in excess of 90 days as is reasonably necessary to cure such default) after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or

o certain events of bankruptcy, insolvency, receivership or liquidation of the Trust.

         Upon the occurrence of an Event of Default, and so long as an Insurer Default has occurred and is continuing the Indenture Trustee or the holders of Notes representing at least a majority of the principal amount of the Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of Notes representing at least a majority of the principal amount of the Notes then outstanding. The Indenture Trustee may also institute proceedings to collect amounts due or foreclose on the Trust Assets, exercise remedies as a secured party, sell the related Receivables or elect to have the Trust maintain possession of such Receivables. If the Indenture Trustee has the right to liquidate the Trust Estate, because an Insurer Default has occurred and is continuing, nevertheless, the Indenture Trustee will be prohibited from selling the related Receivables following an Event of Default unless (i) the holders of all the outstanding Notes consent to the sale or (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of the sale.

Statements to Noteholders

         On each Payment Date, the Indenture Trustee will include with each distribution to each Noteholder of record as of the close of business on the applicable Record Date and each Rating Agency that is currently rating the Notes a statement (prepared by the Servicer) setting forth the following information with respect to the preceding Collection Period, to the extent applicable:

(1) the amount of the distribution allocable to principal of each class of Notes;

(2) the amount of the distribution allocable to interest on each class of Notes;

(3) the Pool Balance and the Pool Factor for each class of Notes as of the close of business on the last day of the preceding Collection Period;

(4) the aggregate principal balance of each class of Notes and the Certificates as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under (1) above;

(5) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period (inclusive of the Standby Fee), the amount of any unpaid Servicing Fees and the change in such amount from that of the prior Payment Date;

(6) the amount of the Class A-1 Noteholders' Interest Carryover Shortfall, Class A-2 Noteholders' Interest Carryover Shortfall and Noteholders' Principal Carryover Shortfall on such Payment Date and the change in such amounts from those on the prior Payment Date;

(7) the amount paid to the Noteholders under the Policy or from the Spread Account for such Payment Date;

(8)      the amount distributable to the Insurer on such Payment Date;

(9) the aggregate amount in the Spread Account and the change in such amount from the previous Payment Date;

(10) the number of Receivables and the aggregate gross amount scheduled to be paid thereon, including unearned finance and other charges, for which the related Obligors are delinquent in making Scheduled Receivable Payments for (a) 31 to 59 days, (b) 60 to 89 days, (c) 90 to 119 days, (d) 120 to 149 days, (e) 150 to 179 days, (f) 180 to 209 days and (g) 210 days or more;

(11) the number and the aggregate Purchase Amount of Receivables repurchased by CPS or purchased by the Servicer; and

(12) the cumulative Principal Balance of all Receivables that have become Liquidated Receivables, net of Recoveries, during the period from the Cutoff Date to the last day of the related Collection Period.

         Each amount set forth under subclauses (1), (2), (5), (6), (7) and (11) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Note.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee will mail to each person who at any time during such calendar year shall have been a Noteholder and received any payment on such holder's Notes, a statement (prepared by the Servicer) containing the sum of the amounts described in (1), (2) and (5) above for the purposes of such Noteholder's preparation of federal income tax returns. See "Description of the Trust Documents--Statements to Noteholders" and "Federal Income Tax Consequences" in this Prospectus Supplement.

Evidence as to Compliance

         The Sale and Servicing Agreement will provide that a firm of independent certified public accountants will furnish to the Indenture Trustee and the Insurer on or before July 31 of each year, beginning July 31, 1999, a report as to compliance by the Servicer during the preceding twelve months ended March 31 with certain standards relating to the servicing of the Receivables (or in the case of the first such certificate, the period from the Cutoff Date to March 31, 1999.

         The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee and the Insurer, on or before July 31 of each year, commencing July 31, 1999 of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months ended March 31 or, if there has been a default in the fulfillment of any such obligation, describing each such default (or in the case of the first such certificate, the period from the Cutoff Date to March 31, 1999). The Servicer has agreed to give the Indenture Trustee and the Insurer notice of any Events of Default under the Sale and Servicing Agreement.

         Copies  of  such  statements  and   certificates  may  be  obtained  by
Noteholders by a request in writing addressed to the Indenture Trustee.

Certain Matters Regarding the Servicer

         The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer except upon determination that its performance of such duties is no longer permissible under applicable law and with the consent of the Insurer. No such resignation will become effective until a successor servicer has assumed the servicing obligations and duties under the Sale and Servicing Agreement. If CPS resigns as Servicer or is terminated as Servicer, the Standby Servicer has agreed under the Servicing Assumption Agreement to assume the servicing obligations and duties under the Sale and Servicing Agreement. However, so long as no Insurer Default shall have occurred and be continuing, the Insurer in its sole and absolute discretion may appoint a successor Servicer other than the Standby Servicer.

         The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents will be under any liability to the Trust or the Noteholders for taking any action or for refraining from taking any action under the Sale and Servicing Agreement, or for errors in judgment. However, neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in the Sale and Servicing Agreement any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Sale and Servicing Agreement.

         The Sale and Servicing Agreement provides that the rights and obligations of the Servicer terminate each March 31, June 30, September 30 and December 31 unless renewed by the Insurer for successive quarterly periods. The Insurer will agree to grant continuous renewals so long as (i) no Servicer Termination Event under the Sale and Servicing Agreement has occurred and (ii) no event of default under the Insurance Agreement has occurred. See "Description of the Securities--Certain Matters Regarding the Servicer" in the Prospectus.

Servicing Compensation

         The Servicer will be entitled to receive the Servicing Fee on each Payment Date, equal to the result of one twelfth times 2.00% of the Pool Balance as of the close of business on the last day of the second preceding Collection Period. However, with respect to the first Payment Date the Servicer will be entitled to receive a Servicing Fee equal to the result of one twelfth times 2.00% of the Original Pool Balance. As additional servicing compensation, the Servicer will also be entitled to receive certain late fees, prepayment charges and other administrative fees or similar charges. If the Standby Servicer, or any other entity serving at the time as Standby Servicer, becomes the successor Servicer, it will receive compensation at a Servicing Fee Rate which shall (1) reflect current market practice with respect to compensation of servicers of receivables comparable to the Receivables and (2) not exceed 3.00% per annum. See "The Standby Servicer" in this Prospectus Supplement. The Servicer will also collect and retain, as additional servicing compensation, any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and amounts received upon payment in full of Rule of 78's Receivables in excess of the then outstanding principal balance of such Receivables and accrued interest (calculated under the actuarial method). The Servicer will also be entitled to reimbursement from the Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to Scheduled Receivable Payments, late fees and other charges and principal and interest in accordance with the Servicer's normal practices and procedures. The Servicing Fee will be paid out of collections from the Receivables, before distributions to Noteholders.

         The Servicing Fee and additional servicing compensation will compensate the Servicer for performing the functions of a third party servicer of automotive receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements to the Indenture Trustee and the Insurer with respect to distributions and generating federal income tax information. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

Servicer Termination Events

         Any of the following events will constitute a "Servicer Termination Event" under the Sale and Servicing Agreement:

o any failure by the Servicer to deliver to the Indenture Trustee for distribution to the Securityholders any required payment, which failure continues unremedied for two Business Days (or, in the case of a payment or deposit to be made no later than a Payment Date, the failure to make such payment or deposit by such Payment Date), or any failure to deliver to the Indenture Trustee the annual accountants' report, the annual statement as to compliance or the statement to the Noteholders, in each case, within five days of the date it is due;

o any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement which continues unremedied for 30 days after the giving of written notice of such failure (1) to the Servicer or the Seller, as the case may be, by the Insurer or by the Indenture Trustee, or (2) to the Servicer or the Seller, as the case may be, and to the Indenture Trustee and the Insurer by the holders of Notes evidencing not less than 25% of the outstanding principal balance of the Notes;

o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Servicer or, so long as CPS is Servicer, of any of its affiliates, and certain actions by the Servicer, the Seller or, so long as CPS is Servicer, of any of its affiliates, indicating its insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations;

o        a claim is made under the Policy; or

o        the occurrence of an Insurance Agreement Event of Default.

         An "Insurance Agreement Event of Default" means an event of default under the Insurance Agreement or under any other "insurance agreement" under which Financial Security has issued (or issues in the future) a financial guaranty insurance policy in respect of securities issued by a trust for which CPS is the Servicer. The events constituting an Insurance Agreement Event of Default (including the events of default under any such other insurance agreements) may be modified, amended or waived by Financial Security without notice to or consent of the Indenture Trustee or any Noteholder. Remedies available to Financial Security upon the occurrence of an Insurance Agreement Event of Default include increasing the amount required to be on deposit in the Spread Account and terminating CPS's appointment as Servicer. See "Risk Factors--Sub-Prime Obligors; Servicing".

Rights Upon Servicer Termination Event

         Following the occurrence of a Servicer Termination Event that remains unremedied, either (1) the Insurer (provided no Insurer Default shall have occurred and be continuing) in its sole and absolute discretion or (2) if an Insurer Default shall have occurred and be continuing, the Indenture Trustee or the holders of Notes evidencing not less than 25% of the outstanding principal balance of the Notes, may terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement, whereupon the Standby Servicer, or such other successor Servicer as shall be or have been appointed by the Insurer (or, if an Insurer Default shall have occurred and be continuing, by the Indenture Trustee or the Noteholders, as described above) will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement. However, a successor Servicer shall have no liability with respect to any obligation which was required to be performed by the predecessor Servicer before the date the successor Servicer becomes the Servicer or the claim of a third party (including a Noteholder) based on any alleged action or inaction of the predecessor Servicer as Servicer.

         "Insurer Default" shall mean any one of the following events shall have occurred and be continuing:

o the Insurer fails to make a payment required under the Policy in accordance with its terms;

o        the Insurer

         - files any petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization

         - makes a general assignment for the benefit of its creditors, or

         - has an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

o        a court of competent jurisdiction, the New York Department of Insurance
         or  other   competent   regulatory   authority   enters  a  final   and
         nonappealable order, judgment or decree

         - appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or

         - authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

Waiver of Past Defaults

         With respect to the Trust, subject to the approval of the Insurer, the holders of Notes evidencing more than 50% of the outstanding principal balance of the Notes (the "Class A Note

Majority") may, on behalf of all Securityholders waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. However, a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the Sale and Servicing Agreement may not be waived. No waiver of a default by the Servicer shall impair the Noteholders' rights with respect to subsequent defaults.


The Standby Servicer

         If a Servicer Termination Event occurs and remains unremedied, (1) provided no Insurer Default has occurred and is continuing, then the Insurer in its sole and absolute discretion, or (2) if an Insurer Default shall have occurred and be continuing, then the Indenture Trustee may, with the consent of the Class A Note Majority, terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement. See "Risk Factors--Termination of CPS as Servicer" and "Description of the Trust Documents--Servicer Termination Events" in this Prospectus Supplement. If such event occurs when CPS is the Servicer, or if CPS resigns as Servicer or is terminated as Servicer by the Insurer, Norwest Bank Minnesota, National Association (in such capacity, the "Standby Servicer") has agreed to serve as successor Servicer under the Sale and Servicing Agreement pursuant to a Servicing and Lockbox Processing Assumption Agreement, dated as of October [ ], 1998, among CPS, the Standby Servicer and the Indenture Trustee (the "Servicing Assumption Agreement"). The Standby Servicer will receive a fee (the "Standby Fee") for agreeing to stand by as successor Servicer and for performing other functions. If the Standby Servicer or any other entity serving at the time as Standby Servicer becomes the successor Servicer, it will receive compensation in an amount equal to one twelfth of the Servicing Fee Rate times the Pool Balance as of the close of business on the last day of the second preceding Collection Period. The "Servicing Fee Rate" will be a rate that will
(i) reflect current market practice with respect to compensation of servicers of receivables comparable to the Receivables and (ii) not exceed 3.00% per annum. See "The Standby Servicer" in this Prospectus Supplement.


                                   THE POLICY

         Because this is a summary, it does not contain all the information that may be important to you. You should read the entire Policy, including any accompanying endorsements or exhibits before you make an investment decision.

         Simultaneously with the issuance of the Notes, the Insurer will deliver the Policy to the Indenture Trustee for the benefit of each Class A Noteholder. Under the Policy, the Insurer unconditionally and irrevocably guarantees to the Indenture Trustee for the benefit of each Class A Noteholder the full and complete payment of (i) Scheduled Payments (as defined below) on the Notes and
(ii) any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

         "Scheduled Payments" means payments that are scheduled to be made on the Notes during the term of the Policy in an amount equal to the sum of (1) the Noteholders' Interest Distributable Amount and (2) the Noteholders' Principal Distributable Amount on a Payment Date, in each case, in accordance with the original terms of the Notes when issued and without regard to any amendment or modification of the Notes or the Indenture which has not been consented to by the Insurer.

         Scheduled Payments do not include payments which become due on an accelerated basis as a result of:

o        a default by the Issuer;

o        an election by the Issuer to pay principal on an accelerated basis

o        the occurrence of an Event of Default under the Indenture or

o any other cause, unless the Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. If the Insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the Notes in accordance with their original terms.

Scheduled Payments shall also not include, nor shall coverage be provided under the Policy in respect of:

o any portion of the Noteholders' Interest Distributable Amount due to Noteholders because a notice and certificate in proper form was not timely Received by the Insurer, or

o any portion of the Noteholders' Interest Distributable Amount due to Noteholders representing interest on any Noteholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Noteholders' Interest Carryover Shortfall under the Policy.

         Scheduled Payments shall not include any amounts due in respect of the Notes attributable to any increase in interest rates, penalties or other sums payable by the Trust by reason of a default or Event of Default in respect of the Notes, or by reason of a deterioration of the creditworthiness of the Trust, nor shall Scheduled Payments include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charges with respect to any Noteholder imposed by any governmental authority due in connection with the payment of any Scheduled Payments to a Class A Noteholder.

         Payment of claims on the Policy made in respect of Scheduled Payments will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (1) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (2) 12:00 noon, New York City time, on the Payment Date on which such payment was due on the Notes.

         If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Insurer shall cause such payment to be made on the later of the date when due to be paid under the Order referred to below or the first to occur of (a) the fourth Business Day following Receipt by the Insurer from the Indenture Trustee of

         (1) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Class A Noteholder is required to return the amount of any Scheduled Payment distributed with respect to the Notes during the term of the Policy because such distributions were avoidable as preference payments under applicable bankruptcy law,

         (2) a certificate of the Noteholder that the Order has been entered and is not subject to any stay, and

         (3) an assignment duly executed and delivered by the Class A Noteholder, in such form as is reasonably required by the Insurer and provided to the Class A Noteholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Class A Noteholder relating to or arising under the Notes against the debtor which made such preference payment or otherwise with respect to such preference payment, or (b) the date of Receipt by the Insurer from the Indenture Trustee of the items referred to in clauses (1), (2) and (3) above if, at least four Business Days before such date of Receipt, the Insurer shall have received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Class A Noteholder directly (unless a Class A Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which event, such payment shall be disbursed to the Indenture Trustee for distribution to such Class A Noteholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided under the Indenture.

         The terms "Receipt" and "Received" with respect to the Policy, shall mean actual delivery to the Insurer and to its fiscal agent, if any, before 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

         Under the Policy, "Business Day" means any day other than (1) a Saturday or Sunday or (2) a day on which banking institutions in the City of New York, New York, Minneapolis, Minnesota, the State in which the principal corporate trust office of the Indenture Trustee is located, or any other location of any successor indenture trustee or successor Collateral Agent are authorized or obligated by law or executive order to be closed.

         The Insurer's obligations under the Policy in respect of the Scheduled Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Policy whether or not such funds are properly applied by the Indenture Trustee.

         The Insurer shall be subrogated to the rights of each Class A Noteholder to receive payments of principal and interest to the extent of any payment by the Insurer under the Policy.

         Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under the Policy and claims against the Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Policy may not be canceled or revoked before distribution in full of all Scheduled Payments with respect to the Notes. The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.

                                  THE INSURER 1/

General

         Financial Security Assurance Inc. (the "Insurer" and, for purposes of this Section, "Financial Security") is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

         Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities thereby enhancing the credit rating of those securities in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

         Financial Security is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprise Holdings, Inc., U S WEST Capital Corporation and The Tokio

--------
1/ FSA to update.

Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

         The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

Reinsurance

         Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

Rating of Claims-Paying Ability

         Financial Security's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, Fitch IBCA, Inc., Japan Rating and Investment Information, Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Risk Factors--Ratings of the Notes" in this Prospectus Supplement.

Capitalization

         The following table sets forth the capitalization of Financial Security and its wholly-owned subsidiaries on the basis of generally accepted accounting principles as of March 31, 1998 (in thousands):


                                                              March 31, 1998
                                                              --------------
                                                                (Unaudited)
Deferred premium revenue
  (net of prepaid reinsurance premiums)..........               $ 428,157
Shareholder's equity:
   Common stock..................................                  15,000
   Additional paid-in capital....................                 618,317
   Unrealized gain on investments
     (net of deferred income taxes)..............                  24,700
   Accumulated earnings..........................                 265,030
                                                                -----------
        Total shareholder's equity...............                 923,047
                                                                -----------
        Total deferred premium revenue and
          shareholder's equity...................              $1,351,204
                                                                ===========

         For  further  information   concerning  Financial  Security,   see  the
Consolidated Financial Statements of Financial Security Assurance Inc., and Subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

Insurance Regulation

         Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

         Financial Security does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding Financial Security set forth under the heading "The Insurer".

                         FEDERAL INCOME TAX CONSEQUENCES

         Federal Tax Counsel will deliver its opinion that for Federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for Federal income tax purposes. See "Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of Federal income tax laws to the Trust and the Notes.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan within the meaning of Section 3(3) of ERISA, as well as an individual retirement account, a Keogh plan and any other plan within the meaning of Section 4975 of the Code (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

         Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Seller believes that, at the time of their issuance, the Notes should be treated as indebtedness of the Trust without substantial equity features for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Trust incurred losses.

         [However, without regard to whether the Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Seller, the Servicer, the Insurer, the Owner Trustee or the Indenture Trustee is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." By acquiring a Class A Note, each initial purchaser, transferee and owner of a beneficial interest will be deemed to represent that either (1) it is not acquiring the Notes with the assets of a Benefit Plan; or (2) the acquisition and holding of the Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.]

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.

         A plan fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

         Under the terms and subject to the conditions contained in an underwriting agreement dated October [ ], 1998 (the "Underwriting Agreement") among CPS, the Seller, Samco, Linc and the Underwriter, the Seller has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, Notes in the following amounts:

             Principal Amount            Principal Amount
            of Class A-1 Notes          of Class A-2 Notes
            ------------------          ------------------
              [$           ]              [$            ]

         The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent and that the Underwriter will purchase all the Notes offered hereby if any of such Notes are purchased.

         CPS and the Seller have been advised by the Underwriter that the Underwriter proposes to offer the Notes from time to time for sale in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Notes to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Notes for whom they may act as agent. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Notes by them may be deemed to be underwriting discounts or commissions, under the Securities Act. In addition, certain fees and expenses of the Underwriter, including fees and expenses of its counsel, will be paid by CPS and the Seller.

         The Notes are a new issue of securities with no established trading market. CPS and the Seller do not intend to apply for listing of the Notes on a national securities exchange. The Underwriter has advised CPS and the Seller that it intends to act as a market maker for the Notes. However, the Underwriter is not obligated to do so and may discontinue any market making at any time without notice. Accordingly, no assurance can be given as to the liquidity of any trading market for the Notes.

         In connection with the offering of the Notes, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the market price of the Notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Notes for the purpose of stabilizing its market price. In addition, the Underwriter may impose "penalty bids" whereby it may reclaim from a dealer participating in the offering the selling concession with respect to the Notes that such dealer distributed in the offering but subsequently purchased for the account of the Underwriter in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.

         CPS and the Seller have agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriter may be required to make in respect thereof.

         In the ordinary course of their respective businesses, the Underwriter and its affiliates have engaged and may engage in investment banking and/or commercial banking transactions with CPS and the Seller and their affiliates. See "Use of Proceeds" herein [and "Plan of Distribution" in the accompanying Prospectus]. [In connection with the offering contemplated by this Prospectus Supplement, First Union Corporation, the parent company of the Underwriter, has received a fee from the Seller in respect of certain advisory services relating to the structuring of the transaction.] In addition, on November 24, 1997, CPS entered into a $150 million credit agreement with First Union National Bank, an affiliate of the Underwriter, to fund the warehousing of retail installment sale contracts relating to automobiles, light trucks, vans and minivans.

         This Prospectus Supplement and the accompanying Prospectus may be used by the Underwriter, affiliates of which have an ownership interest in, or participate in banking transactions with, CPS and the Seller, in connection with offers and sales related to market making transactions in the Notes. The Underwriter may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of the sale or otherwise.

                                 LEGAL OPINIONS

         Certain legal matters relating to the Securities will be passed upon for the Seller and the Servicer by Mayer, Brown & Platt, New York, New York. Certain legal matters relating to the Notes will be passed upon for the Underwriter by Dewey Ballantine, New York, New York. Certain legal matters related to the Policy will be passed upon for the Insurer by Bruce E. Stern, Esq., General Counsel of the Insurer or an Associate General Counsel of the Insurer.

                                     EXPERTS

         The consolidated balance sheets of Financial Security Assurance Inc. and its subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         CPS, as originator of the Trust, filed a registration statement relating to the securities with the United States Securities and Exchange Commission, (the "SEC"). This Prospectus Supplement is part of the registration statement, but the registration statement includes additional information.

         CPS will file with the SEC all required annual, monthly and special SEC reports and other information about any Trust it originates.

         You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC internet site (http://www.sec.gov.).

         The SEC allows us to "incorporate by reference" information that CPS files with it, which means that CPS can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that CPS files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. CPS incorporates by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of any Trust until we terminate offering the Notes.

         CPS's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. [ ]) was filed with the SEC under the Securities Exchange Act of 1934 and is incorporated into this prospectus supplement by reference. Since that time, CPS has not been, and is not currently, required to file reports under Section 13(a) or 15(d) of the Exchange Act, except for the filing of Current Reports on Form 8-K in connection with the trusts it originates. [The Seller's Current Reports on Form 8-K dated [ ], [ ], [ ], and [ ] are incorporated into this prospectus supplement by reference.]

         In addition to the documents described above and in the accompanying Prospectus under "Incorporation of Certain Documents by Reference", the consolidated financial statements of Financial Security Assurance Inc. ("Financial Security") and its subsidiaries included in, or as exhibits to, the following documents, which have been filed with the Commission by Financial Security Assurance Holdings Ltd. ("Holdings"), are hereby incorporated by reference in this Prospectus Supplement:

         (a)  Annual Report on Form 10-K for the year ended December 31, 1997,

         (b) Quarterly Report on Form 10-Q for the period ended March 31, 1998, and

         (c)  Quarterly Report on Form 10-Q for the period ended June 30, 1998.

         All financial statements of Financial Security and its subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

         The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial conditions and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.

         As a recipient of this prospectus, you may request a copy of any document CPS incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by contacting: Consumer Portfolio Services, Inc., 2 Ada, Irvine, California 92718, Attention, Jeffrey P. Fritz. Telephone requests for such copies should be directed to Consumer Portfolio Services, Inc. at (714) 753-6800.

                                 INDEX OF TERMS

         Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found herein.

Actuarial Receivables......................................................S-41
Aggregate risks............................................................S-67
Alpha Program..............................................................S-24
APR........................................................................S-32
Benefit Plan.........................................................S-12, S-67
Business Day...............................................................S-64
Cede.......................................................................S-45
Class A Note Majority......................................................S-62
Class A Noteholders' Percentage............................................S-52
Class A-1 Noteholders' Interest Carryover Shortfall........................S-52
Class A-1 Noteholders' Interest Distributable Amount.......................S-52
Class A-1 Noteholders' Monthly Interest Distributable Amount...............S-52
Class A-2 Noteholders.......................................................S-5
Class A-2 Noteholders' Interest Carryover Shortfall........................S-53
Class A-2 Noteholders' Interest Distributable Amount.......................S-53
Class A-2 Noteholders' Monthly Interest Distributable Amount...............S-53
Class A-2 Notes.............................................................S-4
Class A-2 Pool Factor......................................................S-42
Closing Date................................................................S-5
Collection Account.........................................................S-49
Contracts..................................................................S-21
CPS.........................................................................S-7
Cram Down Loss.............................................................S-53
Cutoff Date.................................................................S-8
Dealers....................................................................S-20
Delta Program..............................................................S-24
Deposit Institutions..................................................S-7, S-23
Determination Date.........................................................S-49
DTC........................................................................S-43
ERISA......................................................................S-67
Events of Default....................................................S-55, S-56
Federal Tax Counsel........................................................S-12
Financial Intermediary.....................................................S-45
Financial Security...................................................S-65, S-71
First Time Buyer Program...................................................S-24
Holders....................................................................S-43
Holdings.............................................................S-65, S-71
IFCs........................................................................S-7
Indenture...................................................................S-4
Insurance Agreement Event of Default.......................................S-60
Insurance Agreement Indenture Cross Default................................S-55
Insurance Agreement............................................S-13, S-15, S-60
Insurer Default............................................................S-61
Insurer..............................................................S-11, S-65
Linc........................................................................S-7
Linc Program...............................................................S-24

Liquidated Receivable......................................................S-51
Liquidation Proceeds.......................................................S-51
Lock-Box Account...........................................................S-49
Lock-Box Bank..............................................................S-48
Lock-Box Processor.........................................................S-48
Master Spread Account Agreement............................................S-54
Moody's....................................................................S-12
Note Distribution Account..................................................S-49
Note Owners................................................................S-43
Note Prepayment Amount.....................................................S-44
Noteholders................................................................S-43
Noteholders' Distributable Amount..........................................S-52
Noteholders' Interest Distributable Amount.................................S-53
Noteholders' Monthly Interest Distributable Amount.........................S-53
Noteholders' Principal Distributable Amount................................S-44
Notes.......................................................................S-4
Obligors...................................................................S-20
Order......................................................................S-64
Original Pool Balance......................................................S-42
Participants...............................................................S-45
Payment Date................................................................S-5
Policy................................................................S-1, S-11
Pool Balance...............................................................S-42
Post Office Box............................................................S-48
prepayments................................................................S-42
Principal Balance..........................................................S-54
Principal Distributable Amount..............................................S-6
PTCE.......................................................................S-68
Purchase Amount............................................................S-51
Rating Agencies............................................................S-12
Receipt....................................................................S-64
Received...................................................................S-64
Recoveries.................................................................S-52
Regulation.................................................................S-68
Rule of 78's Receivables...................................................S-41
Samco.......................................................................S-7
Scheduled Payments...................................................S-11, S-62
Scheduled Receivable Payment...............................................S-54
Seller......................................................................S-4
Servicer Termination Event.................................................S-60
Servicing Assumption Agreement.............................................S-62
Servicing Fee Rate.........................................................S-62
Simple Interest Receivables................................................S-41
single risks...............................................................S-67
Spread Account.............................................................S-54
Standard & Poor's..........................................................S-12
Standard Program...........................................................S-24
Standby Fee................................................................S-62
Standby Servicer...........................................................S-62
Sub-Prime Borrowers..................................................S-14, S-21
Subsequent Cutoff Date.....................................................S-47

Subsequent Receivables................................................S-8, S-47
Super Alpha Program........................................................S-24
Total Distribution Amount..................................................S-51
Trust.......................................................................S-4
Trust Documents............................................................S-46
Trustee Fees...............................................................S-50
UCC........................................................................S-48
Underwriting Agreement.....................................................S-69

                        CPS Auto Receivables Trust 1998-4

                              CPS Receivables Corp.
                                     Seller

                        CONSUMER PORTFOLIO SERVICES, INC.
                                    Servicer

                     $[ ] [ %] Asset-Backed Notes, Class A-1
                     $[ ] [ %] Asset-Backed Notes, Class A-2

                      ------------------------------------
                              PROSPECTUS SUPPLEMENT
                      ------------------------------------

                           FIRST UNION CAPITAL MARKETS

         You should rely only on the information contained in these documents or that we have referred you to. We have not authorized anyone to provide you with information that is different.

         We are not offering the Notes in any state where the offer is not permitted.

         Until [ ], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.